EXHIBIT 2.1


                                                        CONFORMED EXECUTION COPY

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                       STOCK AND ASSET PURCHASE AGREEMENT

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                                      AMONG

                        TRANSAMERICA FINANCE CORPORATION,
                             A DELAWARE CORPORATION,

                 TRANSAMERICA COMMERCIAL FINANCE CORPORATION, I,
                             A DELAWARE CORPORATION,

                    TRANSAMERICA COMMERCIAL HOLDINGS LIMITED,
                 A COMPANY ORGANIZED UNDER THE LAWS OF ENGLAND,

                           TRANSAMERICA LEASING INC.,
                             A DELAWARE CORPORATION,

                            TRANSAMERICA GMBH, INC.,
                             A DELAWARE CORPORATION,

                             BWAC TWENTY-ONE, INC.,
                             A DELAWARE CORPORATION,

                             AEGON U.S. CORPORATION,
                              AN IOWA CORPORATION,

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             A DELAWARE CORPORATION

                           DATED AS OF AUGUST 4, 2003

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                                TABLE OF EXHIBITS

Exhibit 1.01(a)         Accounting Principles
Exhibit 1.01(b)         Special Adjustments
Exhibit 1.01(e)         Other Excluded Assets
Exhibit 1.01(g)         Other Excluded Liabilities
Exhibit 1.01(h)         Excluded Subsidiaries
Exhibit 1.01(i)         Included Liabilities
Exhibit 1.01(l)         Seller's Knowledge
Exhibit 1.01(m)         Purchased Entities
Exhibit 1.01(n)         Form of Indemnity Agreement
Exhibit 1.01(o)         Form of Loss Protection Agreement
Exhibit 1.01(p)         Sample Calculation of Adjusted Shareholders' Equity;
                        Sample Calculation of Adjusted Acquired ISF Asset Amount
Exhibit 1.01(q)         Form of Transition Services Agreement
Exhibit 1.01(r)         Other Acquired Business Assets
Exhibit 1.01(s)         Portfolio Information
Exhibit 2.01(f)(i)      Acquired ISF Assets
Exhibit 2.01(f)(ii)     Assumed ISF Liabilities
Exhibit 2.04(a)(vi)     Form of Bill of Sale
Exhibit 5.03(e)         Election Under Section 338(h)(10)
Exhibit 5.03(e)(ii)     Other 338 Entities
Exhibit 5.04(d)(iv)     Certain Instruments
Exhibit 5.10(a)         Letters of Credit
Exhibit 5.10(b)         Guarantees
Exhibit 7.05(b)         U.K. Pension Scheme


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                               DISCLOSURE SCHEDULE

Section 3.02(b)         Qualifications of the Purchased Entities
Section 3.04(a)         Ownership and Organization of the Purchased Entities
Section 3.04(b)         Equity Interests of the Purchased Entities
Section 3.06            Authorizations of the Selling Entities
Section 3.08            Certain Liabilities of the Purchased Entities
Section 3.09(a)         Changes in Conduct of the Acquired Businesses
Section 3.09(b)         Conduct of the Acquired Businesses
Section 3.09(c)         Changes in Credit Approval Processes
Section 3.11(b)         Compliance with Law
Section 3.12(a)         Material Contracts
Section 3.12(b)         Material Contracts not in Full Force and Effect;
                        Defaults under Material Contracts
Section 3.13(a)         Owned Property; Leased Property
Section 3.13(c)         Lease Consents
Section 3.14(a)         Assets
Section 3.15(a)         Company Benefit Plans; Company Benefit Arrangements
Section 3.15(b)         Employee Benefit Plans
Section 3.15(c)         Foreign Benefit Plans
Section 3.15(d)         Foreign Employee Labor Organizations
Section 3.15(e)         Labor Issues
Section 3.16            Taxes
Section 3.16(e)         Canadian Purchased Entities
Section 3.17            Derivative Instruments
Section 3.18            Insurance
Section 3.19(a)         Owned Intellectual Property
Section 3.19(b)         Licensed Intellectual Property
Section 3.19(c)         Infringement of Intellectual Property
Section 3.20(a)         Actions under any Environmental Law
Section 3.20(c)         Environmental Assessment Reports
Section 3.21(a)         Validity of Financing Contracts, Credit Enhancements
                        and Loan Documents
Section 3.21(b)         Status of Financing Contracts, Credit Enhancements
                        and Loan Documents
Section 3.21(c)         Subordination of Rights in Financing Contracts
Section 3.21(d)         Credit Enhancements
Section 3.21(f)(ii)     U.S. Government Obligors
Section 3.22(a)         Portfolio Property
Section 3.22(b)         Portfolio Property not in Compliance with Law;
                        Insurance of Portfolio Property
Section 3.23            Mortgage Loan Schedule
Section 3.23(a)         Cross Collateralized Mortgage Loans
Section 3.23(a)(ii)     Mortgages Due on Sale
Section 3.23(c)(iii)    Encumbrances on Mortgaged Property


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Section 3.23(g)(i)      Condition of Mortgaged Property
Section 3.23(g)(ii)     Certain Mortgage Loans
Section 3.23(h)         Claims and Impairment of Title Policies
Section 3.23(l)         Participations
Section 3.23(m)         Ground Leases
Section 3.23(q)         Other Mortgage Loans
Section 5.01            Restrictions on Purchased Entities
Section 5.01(b)         Certain Relationships of the Purchased Entities
Section 5.01(d)(ix)     Indebtedness of the Purchased Entities
Section 5.07(d)         Intercompany Obligations
Section 5.08            Securitizations
Section 7.05(a)         Assumed Benefit Plans and Assumed Benefit Arrangements
Section 7.06            Assumed Benefit Arrangements


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         STOCK AND ASSET PURCHASE AGREEMENT, dated as of August 4, 2003, by and among TRANSAMERICA FINANCE CORPORATION, a Delaware corporation (the "Parent"), TRANSAMERICA COMMERCIAL FINANCE CORPORATION, I, a Delaware corporation (the "Seller"), TRANSAMERICA COMMERCIAL HOLDINGS LIMITED, a company organized under the Laws of England ("TCHL"), TRANSAMERICA GmbH INC., a Delaware corporation ("TGI"), BWAC TWENTY-ONE, INC., a Delaware corporation ("BWAC 21"), TRANSAMERICA LEASING INC., a Delaware corporation ("TLI"), the Affiliates of Parent owning Acquired ISF Assets which are named on the signature pages hereof or become parties hereto in accordance with this Agreement (such Affiliates together with TLI, the "Asset Sellers"), AEGON U.S. CORPORATION, an Iowa corporation ("Aegon"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the "Purchaser").

         WHEREAS, the Seller owns all the issued and outstanding shares (the "Shares") of common stock, par value $1.00 per share, of Transamerica Commercial Finance Corporation, II, a Delaware corporation (the "Company");

         WHEREAS, on the terms and subject to the conditions set forth herein, at Closing, the Seller shall sell to the Purchaser (or the applicable Acquiring Subsidiary) and the Purchaser (or the applicable Acquiring Subsidiary) shall purchase from Seller, the Shares;

         WHEREAS, prior to the consummation of the purchase and sale of the Shares contemplated hereby, on the terms and subject to the conditions set forth herein, (i) each of the Parent and the Seller shall and shall cause each of their respective Subsidiaries and Affiliates (other than any Purchased Entity) to transfer all assets and properties owned by it or such Subsidiaries and Affiliates and used in connection with the conduct or operation of the Acquired Businesses (other than ISF Excluded Assets), consistent with their respective past practices, to be transferred to one or more Purchased Entities; and (ii) the Seller shall cause the Purchased Entities to transfer the Excluded Assets, Excluded Liabilities and Excluded Employees to the Seller or its designee (which shall not be a Purchased Entity);

         WHEREAS, simultaneous with the consummation of the purchase and sale of the Shares and the other transactions contemplated hereby, on the terms and subject to the conditions set forth herein, at Closing, TLI and the Parent shall, and shall cause any other of their applicable Subsidiaries or Affiliates to, sell, transfer, assign and delegate to the Purchaser (or one or more Acquiring Subsidiaries), and the Purchaser (or the applicable Acquiring Subsidiaries) shall purchase, accept and assume from TLI, the Parent and their applicable Subsidiaries and Affiliates, the Acquired ISF Assets and the Assumed ISF Liabilities;

         WHEREAS, the Parent and the Seller together own 71% of the issued and outstanding Capital Stock of Transamerica Public Finance LLC, a Delaware limited liability company ("Public Finance");


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         WHEREAS, simultaneous with the consummation of the purchase and sale of the Shares and the other transactions contemplated hereby, on the terms and subject to the conditions set forth herein, at Closing, the Parent and the Seller shall sell to the Purchaser (or one or more Acquiring Subsidiaries) and the Purchaser (or the applicable Acquiring Subsidiaries) shall purchase from the Parent and the Seller, all of the Public Finance Interests owned by them;

         WHEREAS, TCHL owns all of the issued and outstanding Capital Stock ("TCFL Shares") of Transamerica Commercial Finance Limited, a corporation existing under the Laws of England ("TCFL");

         WHEREAS, simultaneous with the consummation of the purchase and sale of the Shares and the other transactions contemplated hereby, on the terms and subject to the conditions set forth herein, at Closing, TCHL shall sell to the U.K. Purchaser and the U.K. Purchaser shall purchase from TCHL, all of the TCFL Shares;

         WHEREAS, TGI owns all of the issued and outstanding Capital Stock ("TFBV Shares") of Transamerica Financieringsmaatschappij B.V., a private company with limited liability existing under the Laws of the Netherlands, with its registered office in Amsterdam ("TFBV");

         WHEREAS, simultaneous with the consummation of the purchase and sale of the Shares and the other transactions contemplated hereby, on the terms and subject to the conditions set forth herein, at Closing, TGI shall sell to the Purchaser (or one or more Acquiring Subsidiaries) and the Purchaser (or the applicable Acquiring Subsidiaries) shall purchase from TGI, all of the TFBV Shares;

         WHEREAS, TGI and BWAC 21 own all of the issued and outstanding Capital Stock ("TGMBH Shares") of Transamerica GmbH, a company existing under the Laws of Germany, with its registered office in Frankfurt ("TGMBH");

         WHEREAS, simultaneous with the consummation of the purchase and sale of the Shares and the other transactions contemplated hereby, on the terms and subject to the conditions set forth herein, at Closing, TGI and BWAC 21 shall sell to the Purchaser (or one or more Acquiring Subsidiaries) and the Purchaser (or the applicable Acquiring Subsidiaries) shall purchase from TGI and BWAC 21, all of the TGMBH Shares; and

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and intending to be legally bound hereby, the Purchaser, each of the Selling Entities and Aegon hereby agree as follows:


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                                   ARTICLE I

                                   DEFINITIONS

         .1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Accounting Principles" means the accounting principles (including accounting methods, practices and procedures) set forth on Exhibit 1.01(a). When the accounting principles (including accounting methods, practices and procedures) set forth on Exhibit 1.01(a) do not specifically address a particular matter necessary to prepare the Cut-Off Date Balance Sheet of the Company, Public Finance, TCFL, TFBV or TGMBH or the Cut-Off Date Statement of Acquired ISF Assets and Liabilities, then the accounting principles (including accounting methods, practices and procedures) set forth on Exhibit 1.01(a) shall be supplemented in accordance with Applicable GAAP applied consistently with the past practices and procedures of the Company, Public Finance, TCFL, TFBV or TGMBH or the Asset Sellers (as applicable) but only to the extent necessary to address such matter. To the extent that an accounting principle, method, practice or procedure set forth on Exhibit 1.01(a) is not in accordance with Applicable GAAP as consistently applied by the Company, Public Finance, TCFL or the Asset Sellers, as applicable, such accounting principle, method, practice or procedure set forth on Exhibit 1.01(a) shall be disregarded for purposes of preparing the applicable Cut-Off Date Balance Sheet or the Cut-Off Date Statement of Acquired ISF Assets and Liabilities but shall be treated as a Special Adjustment and shall be set forth on Exhibit 1.01(b).

         "Acquired Business Asset Transferor" has the meaning set forth in
Section 5.12(a).

         "Acquired Businesses" means (a) all of the businesses, operations and activities conducted by the Purchased Entities, (b) the Other Acquired Business Assets and (c) the Acquired International Structured Finance Business, but shall not mean, in any case, any Excluded Assets or any Excluded Liabilities.

         "Acquired International Structured Finance Business" means all of the business, assets, operations and activities conducted by the International Structured Finance division of TLI, other than the business, assets, operations and activities related to the ISF Excluded Assets.

         "Acquired ISF Assets" means each of the assets described on Exhibit 2.01(f)(i).

         "Acquiring Subsidiary" means any Affiliate of the Purchaser designated by the Purchaser to acquire any of the Shares, the Public Finance Interests, the TCFL Shares, the TFBV Shares, the TGMBH Shares or the Acquired ISF Assets.


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         "Acquisition" means the sale of (a) the Shares by the Seller to the
Purchaser or the relevant Acquiring Subsidiary, (b) the Public Finance Interests by the Parent and the Seller to the Purchaser or the relevant Acquiring Subsidiary, (c) the TCFL Shares by TCHL to the Purchaser or the relevant Acquiring Subsidiary, (d) the TFBV Shares by TGI to Purchaser or the relevant Acquiring Subsidiary, (e) the TGMBH Shares by TGI and BWAC 21 to Purchaser or the relevant Acquiring Subsidiary, (f) the Acquired ISF Assets by the Asset Sellers to Purchaser or the relevant Acquiring Subsidiary and (g) the consummation of the other transactions contemplated by this Agreement and the Related Agreements.

         "Action" means any civil, criminal or administrative claim, action, suit, arbitration, hearing, investigation, inquiry or proceeding by or before any Governmental Authority.

         "Additional Duty" has the meaning set forth in Section 5.03(a)(xi).

         "Adjusted Acquired ISF Assets Amount" means the excess of the aggregate amount of the Acquired ISF Assets over the aggregate amount of the Assumed ISF Liabilities, in each case, as reflected on the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule. Solely for purposes of providing an example, an illustration of the calculation of the Adjusted Acquired ISF Assets Amount, based upon a hypothetical Cut-Off Date and hypothetical component values thereof is attached hereto as Exhibit 1.01(p).

         "Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule" means the schedule of Acquired ISF Assets and Assumed ISF Liabilities prepared by adjusting the Cut-Off Date Statement of Acquired ISF Assets and Liabilities in accordance with the provisions of Section 5.05(b)(vi) and Section 5.05(b)(vii), including those pertaining to the resolutions of disputes with respect thereto. Solely for illustrative purposes, a form of the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule is attached as
Exhibit 1.01(p).

         "Adjusted Cut-Off Date Pricing Schedule" means a schedule prepared by consolidating each of the Cut-Off Date Balance Sheets of the Company, Public Finance, TCFL, TFBV and TGMBH into a consolidated balance sheet of the Company in accordance with the Accounting Principles and the provisions of Section 5.05(a)(vi) and Section 5.05 (a)(vii), including those pertaining to the resolutions of disputes with respect thereto. Solely for illustrative purposes, a form of the Adjusted Cut-Off Date Pricing Schedule is attached as Exhibit 1.01(p).

         "Adjusted Pro-Forma Shareholders' Equity of the Company" means the amount reflected on the Adjusted Cut-Off Date Pricing Schedule as the adjusted consolidated shareholders' equity of the Company. Solely for the purposes of providing an example, an illustration of the calculation of the Adjusted Pro Forma Shareholders' Equity of the Company, based upon a hypothetical Cut-Off Date and hypothetical values


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of the components of such adjusted shareholders' equity is attached hereto as
Exhibit 1.01(p).

         "Adverse Environmental Condition" means the following: (a) the existence, or the continuation of the existence, of a Release or threatened Release (including sudden or non-sudden, accidental or non-accidental Releases) into or onto the indoor or outdoor environment (including the air, ground or subsurface water) at, in, by, from or related to the assets, properties, business or operations of any Purchased Entity, any Asset Seller or any of their respective current or former Affiliates, including any damage of or injury to any Person or to the environment in connection with the generation, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any of the Acquired Businesses, the business of any Purchased Entity, any Asset Seller or any of their respective current or former Affiliates, or (b) any violation under any Environmental Law, or any violation of permits or licenses of or from any Governmental Authority relating to environmental matters (including any penalties associated with any such violations), by, at or attributed to any assets, properties, business or operations of any of the Acquired Businesses, any Purchased Entity, any Asset Seller or any of their respective current or former Affiliates.

         "Aegon" has the meaning set forth in the Preamble.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement" means this Stock and Asset Purchase Agreement, dated as of August 4, 2003 (as may be amended, modified or supplemented from time to time in accordance with the terms and provisions hereof), by and among the Selling Entities, Aegon and the Purchaser (including all Exhibits and the Disclosure Schedule).

         "Aircraft Finance Business" means all of the business, assets and operations and activities conducted by any of the Excluded Subsidiaries related to the provision of leasing of, and financing for, commercial aircraft, aircraft engines and related equipment.

         "Applicable GAAP" means (a) with respect to the Company and Public Finance, GAAP, (b) with respect to TCFL, United Kingdom generally accepted accounting principles and practices, (c) with respect to TFBV, Netherlands generally accepted accounting principles and practices and (d) with respect to TGMBH, Germany generally accepted accounting principles, in each case, as in effect from time to time.

         "Asset Sellers" has the meaning set forth in the Preamble.

         "Assets" has the meaning set forth in Section 3.14.

         "Assumed Benefit Arrangements" means those Company Benefit Arrangements which are identified in Section 7.05(a) of the Disclosure Schedule and will


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be continued by a Purchased Entity and/or assumed by the Purchaser or its
Affiliates on the Closing Date.

         "Assumed Benefit Plan" means those Company Benefit Plans which are identified in Section 7.05 of the Disclosure Schedule and will be continued by a Purchased Entity and/or assumed by the Purchaser or its Affiliates on the Closing Date.

         "Assumed ISF Liabilities" means each of the liabilities and obligations set forth on Exhibit 2.01(f)(ii).

         "Authorization" means any consent, license, permit, grant, authorization or approval of any Governmental Authority.

         "Backlog" means any commitment made or extended by any Asset Seller (in respect of the Acquired International Structured Finance Business) or any Purchased Entity, or by the Seller or any of its other Subsidiaries or Affiliates on behalf of any Purchased Entity or in respect of the Acquired International Structured Finance Business to enter into a financing, leasing or other transaction, which transaction (a) has not been entered into on or prior to the Closing Date and (b) would, had it been entered into on or prior to the Closing Date, have constituted a Financing Contract.

         "Bankruptcy Exception" means in respect of any agreement, contract or commitment, any limitation thereon imposed by any bankruptcy, insolvency, CONCURSO MERCANTIL, fraudulent conveyance, reorganization, moratorium or similar Law affecting creditors' rights and remedies generally and, with respect to the enforceability of any agreement, contract or commitment, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         "Bill of Sale" has the meaning set forth in Section 2.04(a)(vi).

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York.

         "Business Line" means each of the distribution finance, technology finance, business capital, commercial real estate finance and equipment finance business lines of the Seller and its Subsidiaries and the International Structured Finance division of TLI.

         "BWAC 21" has the meaning set forth in the Preamble.

         "CAA" means the United Kingdom Capital Allowances Act 2001, as amended, modified or supplemented through the Closing Date.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent


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ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Category A Representations" means those representations and warranties of the Selling Entities that are (a) set forth in Section 3.19(a), (b) set forth in Section 3.21(b)(ii), 3.21(b)(vii), 3.21(e) or 3.21(f) or (c) set forth in
Section 3.22(a)(iii), 3.22(b) or 3.22(c) or (d) not Category B Representations or any of the representations and warranties referred to in clauses (a) through
(c) above; provided, however, that the representations and warranties set forth in Section 3.16 shall not be either Category A Representations or Category B Representations.

         "Category B Representations" means those representations and warranties of the Selling Entities set forth in (a) Section 3.03, 3.04, 3.14(b) or 3.25 (b)
Section 3.10, 3.11, 3.15; provided, however, that for purposes of Section 5.04(b), Section 3.15 shall not be deemed to be a Category B Representation) or 3.24, (c) Section 3.21(a), 3.21(b)(i), 3.21(b)(iii), 3.21(b)(v), 3.21(b)(vi),
3.21(b)(viii), 3.21(b)(ix), 3.21(c), 3.21(d) or 3.21(g), (d) Section 3.22(a)(i),
3.22(a)(ii), 3.22(a)(iv), or 3.23 or (e) Section 3.19(b).

         "Closing" means the effective time of consummation of the Acquisition pursuant to the terms and conditions of this Agreement, which, as to any jurisdiction in which a Purchased Entity has its principal place of business, shall be 11:59 P.M. local time in the capital city of such jurisdiction or in the case of the Acquired ISF Assets, 11:59 P.M. New York City time, on the calendar day which is the Closing Date.

         "Closing Date" has the meaning set forth in Section 2.03.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, modified or supplemented through the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended, modified or supplemented through the Closing Date.

         "Collateral File" means the files maintained by any Purchased Entity relating to any Mortgaged Property or to any other Portfolio Property.

         "Company" has the meaning set forth in the Recitals.

         "Company Benefit Arrangement" means any benefit arrangement, obligation, custom or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees, or agents, including employment agreements, severance agreements, compensation arrangements, (including stock options or other equity-based compensation, incentive programs or arrangements, sick leave, vacation pay, salary continuation for disability, severance pay policies or other compensation arrangements) workers compensation, retirement, deferred compensation, bonus, hospitalization, medical insurance, life insurance, tuition reimbursement, employee discounts, any plans subject to
Section 125 of the Code and any plans providing benefits or payments in the


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event of a change of control, change in ownership or sale of a substantial portion (including all or substantially all) of the assets of any business or part thereof, in each case provided or maintained by the Seller, the Purchased Entities or any of their Affiliates for the benefit of Company Employees or former employees, directors or agents of the Purchased Entities; provided, however, that (a) any Company Benefit Plan, and (b) any employment agreements that would, by their terms, terminate at or prior to the Closing shall not be considered to be a "Company Benefit Arrangement" for these purposes.

         "Company Benefit Plan" means an "employee benefit plan" within the meaning of Section 3(3) of ERISA, including any pension, welfare or savings plan or arrangement, or any employee stock purchase, severance, long-term disability or insurance plan provided or maintained by the Seller, the Purchased Entities or any of their Affiliates to Company Employees or former employees of the Purchased Entities; provided, however, that any plan or program requiring the mandatory payment of social insurance taxes or similar contributions to a fund established, sponsored or administered by a Governmental Authority with respect to the wages of any employee shall not be considered to be a "Company Benefit Plan" for these purposes.

         "Company Claims" has the meaning set forth in Section 5.07(b).

         "Company Employees" has the meaning set forth in Section 7.02(a).

         "Company Intellectual Property" means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property.

         "Company Liabilities" has the meaning set forth in Section 5.07(b).

         "Confidentiality Agreement" means the letter agreement, dated as of December 12, 2002, between Transamerica Corporation and the Purchaser.

         "Consent Solicitation" has the meaning set forth in Section 5.13.

         "Consents" has the meaning set forth in Section 5.13.

         "Consolidated Tax Return" has the meaning set forth in Section 3.16(a)(iii).

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor or by agreement, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Credit Enhancement" means any Property, including any account, Capital Stock, deposit, certificate of deposit, instrument, letter of credit, credit agreement,


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security agreement, repurchase agreement, agreement of indemnity, guarantee (or similar agreement) or bond or debenture, in each case with respect to items listed above, pledged, assigned, mortgaged, made, delivered or transferred as security for the performance of any obligation under or with respect to any Financing Contract, Vendor Program Agreement, Factoring Account or Receivable.

         "Credit Tenant Leases" means leases of Mortgaged Property under which an Obligor under the related Mortgage Loan is the lessor or landlord and another Person is the lessee or tenant, and the lease or other payments to be made by such lessee or tenant pursuant to such lease is viewed by a Purchased Entity (as reflected in the applicable investment or credit approval) as the primary source of repayment for such Mortgage Loan.

         "Cut-Off Date" means (a) if the Closing occurs on any day other than the last day of a calendar month, the last day of the month immediately preceding the month in which the Closing occurs and (b) otherwise, the Closing Date.

         "Cut-Off Date Acquired ISF Assets Portfolio Tape" means the computer disk, computer tape or other computer format delivered to the Purchaser pursuant to Section 5.17(b) setting forth, as of the Cut-Off Time, the Portfolio Information for each Acquired ISF Asset that is a Financing Contract.

         "Cut-Off Date Adjustment Amount" means $12,500,000.

         "Cut-Off Date Balance Sheet" means, with respect to the Company, Public Finance, TCFL, TFBV or TGMBH, the consolidated balance sheet of the Company, the balance sheet of Public Finance, the balance sheet of TCFL, the balance sheet of TFBV or the balance sheet of TGMBH (as applicable) as of the time immediately prior to the Closing and the notes and schedules, if any, thereto prepared in accordance with the provisions of Section 5.05(a), including those pertaining to the resolutions of disputes with respect thereto and certified by the Seller's Accountants.

         "Cut-Off Date Portfolio Tape" means the computer disk, computer tape or other computer format delivered to the Purchaser pursuant to Section 5.17(b) setting forth, as of the Cut-Off Time, the Portfolio Information for each Financing Contract owned or held by any Purchased Entity.

         "Cut-Off Date Statement of Acquired ISF Assets and Liabilities" means the schedule of assets acquired and liabilities assumed by the Purchaser or the applicable Acquiring Subsidiaries from the Asset Sellers reflecting the Acquired ISF Assets and Assumed ISF Liabilities and the respective amounts thereof, in each case determined as the time immediately prior to the Cut-Off Time and the notes and schedules, if any, thereto prepared in accordance with the provisions of Section 5.05(b), including those pertaining to the resolution of the disputes with respect thereto, and certified by the Seller's Accountants.

         "Cut-Off Date Tax Return" shall have the meaning set forth in Section 5.03(b)(v).

         "Cut-Off Time" means, as to any jurisdiction in which a Purchased Entity has its principal place of business, 11:59 PM local time in the capital city of such jurisdiction or, in the case of the Acquired ISF Assets, 11:59 P.M. New York City time, on the calendar day which is the Cut-Off Date.

         "Dealer" means an Obligor under a Financing Contract held by the distribution finance Business Line.

         "Dealer Policies" mean those insurance policies maintained by the Purchased Entities which cover inventory being financed by the distribution finance Business Line.

         "Derivative Instruments" has the meaning set forth in Section 3.17.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement, as may be supplemented pursuant to the terms of Section 5.17(a).

         "Document" means any book, record, file, paper, computer tape, computer disk, microfilm or any information storage device of any type.

         "Documentation" means forms of financing agreements, dealer agreements, vendor agreements, merchant agreements, program agreements, factoring agreements, repurchase agreements, remarketing agreements, subordination agreements, intercreditor agreements, certificates of deposit, deeds of trust, mortgages, lock box agreements, leases, conditional sales contracts, notes, security agreements, guarantees, financing statements and other documents or instruments necessary for, or used in connection with, the conduct of any of the Acquired Businesses.

         "Dollars" and the sign "$" each mean the lawful money of the United States of America.

         "Employee Benefit Plan" has the meaning ascribed to such term by
Section 3(3) of ERISA.

         "Employee Pension Benefit Plan" shall have the meaning ascribed to such term by Section 3(2) of ERISA.

         "Encumbrance" means (a) with respect to any Property (other than any Mortgage Loan, Mortgaged Property or other Portfolio Property subject to a Mortgage) any title defect, conflicting or adverse claim of ownership, mortgage, security interest, lien, pledge, claim, charge, lease, order, judgment, stipulation, settlement, attachment, or any other encumbrance, in each case, whether or not perfected, and (b) with respect to any Mortgage Loan or Mortgaged Property or Portfolio Property subject to a Mortgage, any title defect, conflicting or adverse claim of ownership, mortgage, security interest, lien, pledge, claim, right of first refusal, option, charge, deed restriction, reservation, lease, order, judgment, stipulation, settlement, attachment or any other encumbrance, in each case, whether or not perfected.

         "Environmental Law" means any domestic or foreign, federal, state, provincial or local Law (including common law rights of action, including those under theories of nuisance, trespass, strict liability, personal injury or property damage ) pertaining to the protection of human health and safety or of the environment or natural resources (including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) (to the extent it regulates occupational exposure to Hazardous Materials)) and the regulations promulgated pursuant thereto, and judicial interpretations thereof, in each case, as amended, modified or supplemented from time to time, including by succession of comparable successor Laws.

         "Environmental Loss" means any (a) loss, cost, damage, liability, deficiency, fine, penalty or expense (including reasonable attorneys' fees, engineering, and other professional or expert fees), (b) cost of any Remedial Action (voluntarily or involuntarily incurred) and (c) damage to Property, cost associated with obtaining substantially similar replacement Property or decrease in value of any Property of any of the Purchased Entities or of any Acquired ISF Asset (other than any Excluded Asset), in each case, arising out of, resulting from, based on or related to any Adverse Environmental Condition and which occurred, or was determined to have occurred, on or prior to the Closing. "Environmental Loss" shall not include Special Losses (other than any Special Losses required to be paid by a Purchaser Indemnitee or a Seller Indemnitee to any Person (other than to a party to this Agreement or any of their respective Affiliates) arising out of, based upon, relating to or resulting from an Action by such Person, which Special Losses shall be deemed to be direct losses of the Person required to pay such Special Losses).

         "Environmental Loss (Portfolio Property)" means with respect to any Financing Contract in respect of which (a) an Adverse Environmental Condition occurred or was determined to have occurred on or prior to the Closing with respect to the Portfolio Property subject to such Financing Contract, and (b) there shall have occurred an actual monetary or material non-monetary default thereunder, the sum of (i) the lesser of (A) the estimates (or if performed, actual) cost and expense of any Remedial Action (voluntary or involuntary) in respect of such Portfolio Property and (B) the Net Finance Receivables Balance of such Financing Contract plus (ii) all Losses required to be paid to any Person (other than a party to this Agreement or any of their respective Affiliates) arising out of, based upon, relating to or resulting from, such Adverse Environmental Condition. "Environmental Loss (Portfolio Property)" shall not include Special Losses

(other than any Special Losses required to be paid by a Purchaser Indemnitee or a Seller Indemnitee to any Person (other than to a party to this Agreement or any of their respective Affiliates) arising out of, based upon, relating to or resulting from an Action by such Person, which Special Losses shall be deemed to be direct losses of the Person required to pay such Special Losses).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, modified or supplemented through the Closing Date.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or treated as a single employer, with any Purchased Entity or Asset Seller under Section 414(b), (c), (m) or (o) of the Code.

         "Excluded Asset" means each of (a) the Aircraft Finance Business, (b) the SBA Business, (c) the ISF Excluded Assets, (d) [intentionally omitted], (e) the Excluded Subsidiaries, (f) all Owned Property and (g) all of the business, assets and operations and activities conducted by the Excluded Subsidiaries (except, in the case of any Asset Seller, the Acquired ISF Assets or, in the case of any Acquired Business Asset Transferor, the Other Acquired Business Assets).

         "Excluded Employees" means (a) employees of the Excluded Subsidiaries,
(b) those employees of the Purchased Entities listed in Section 7.01 of the Disclosure Schedule who are primarily employed within the Seller's Aircraft Finance Business, the Intermodal Leasing Business, the SBA Business, the Real Estate Services Business, shared services or headquarters and (c) the Inactive Employees; provided no such employee employed outside of the United States shall be deemed an Excluded Employee unless permitted by applicable Law.

         "Excluded Liabilities" means (a) any Liability arising before, on or after the Closing Date to the extent arising out of, resulting from, based on or relating to any Excluded Asset or Excluded Employee; provided that such Liability is not an Assumed ISF Liability, (b) the liabilities of the Purchased Entities set forth on Exhibit 1.01(g), and (c) all Indebtedness of the Purchased Entities, other than (x) intercompany Indebtedness between or among the Purchased Entities, the Selling Entities or any of their respective Affiliates and (y) the Indebtedness set forth in Section 5.01(d)(ix) of the Disclosure Schedule.

         "Excluded Subsidiaries" means (a) any Subsidiary of the Parent that is not a Purchased Entity, (b) each of the Persons set forth on Exhibit 1.01(h) and
(c) subject to Section 2.09(b), TCFC Canada, its Subsidiaries and all other business, assets, operations and activities conducted by any Purchased Entity in Canada.

         "Exemption Certificate" means a form or statement from a customer of any Acquired Business indicating that the transaction covered by a Financing Contract is exempt from any sales, use or similar Tax.

         "Existing Stock" has the meaning set forth in Section 5.18.

         "Factoring Account" means any contract or agreement (including any schedule, addendum or amendment thereto or assignment, assumption, renewal or novation thereof) and any ancillary agreements, documents or instruments relating thereto, pursuant to which a Person (i) agrees to acquire (whether initially or as an assignee) or assume a risk of nonpayment for Receivables, whether or not relating to the purchase of Receivables or the advancing of funds in anticipation of payment of Receivables, or (ii) agrees to grant credit in respect of Receivables which the Person has the right or obligation to acquire.

         "Financial Statements" means, collectively, the Historical Financial Statements, the Historical Management Statements, the Reconciliation Statements and the Management Statements, each as defined in Section 3.07.

         "Financing Contract" means any contract or agreement (including any schedule, addendum or amendment thereto or any assignment, assumption, renewal or novation thereof in existence on or prior to the Closing and any ancillary agreements, documents or instruments relating thereto) in the form of (a) an inventory, floorplan or distribution finance or similar agreement, an agreement for wholesale financing, or a repurchase, remarketing or resale agreement, (b) a sale contract (including an installment sale contract or conditional sale agreement) arising out of the sale of Property, (c) a secured or unsecured financing of Property, (d) a secured or unsecured loan (including any participation therein), (e) a Factoring Account or (f) a lease of, or, hire-purchase or rental agreement with respect to, Property, and in each case, which with respect to the items described in clauses (a) through (f): (x) any Purchased Entity or any Asset Seller (with respect to the Acquired International Structured Finance Business) is the seller, lender, secured party, obligee, owner (whether legal or beneficial), lessor or beneficiary, or participates in any of the foregoing (whether initially or as an assignee), or (y) is between an Obligor, on the one hand, and a seller, obligee, owner (whether legal or beneficial), secured party, assignee, lessor or beneficiary of, or participant in, any of the foregoing, on the other hand, and (1) which would be a Financing Contract if any Purchased Entity or any Asset Seller (with respect to the Acquired International Structured Finance Business) were the seller, obligee, owner (whether legal or beneficial), secured party, assignee, lessor or beneficiary of any of the foregoing, or participated in any of the foregoing and
(2) with respect to which any Purchased Entity or any Asset Seller (with respect to the Acquired International Structured Finance Business) is or, after giving effect to the provisions of Section 5.12, at Closing will be an assignee of, or participant in, the revenues or claims with respect thereto.

         "Foreign Plans" has the meaning set forth in Section 3.15(c).

         "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time.

         "GE Indemnity" has the meaning set forth in Section 5.10(b).

         "Governmental Authority" means any domestic or foreign federal, state, provincial or local government or any governmental, regulatory or administrative authority, agency, department, bureau, instrumentality, commission or other subdivision of any of the foregoing or any court, tribunal, judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Ground Lease" has the meaning set forth in Section 3.23(m).

         "Hazardous Materials" means any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "solid waste," "restricted hazardous waste," "industrial waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" or words of similar meaning or effect under any provision of any Environmental Law.

         "Historical Financial Statements" has the meaning set forth in Section 3.07(a).

         "Historical Management Statements" has the meaning set forth in Section 3.07(b).

         "Hoffman Estates Derivative" means the interest rate swap for the synthetic lease on the real Property located at 5595 Trillium Boulevard, Hoffman Estates, Illinois, documented in a Confirmation between Goldman Sachs Mitsui Marine Derivative Products, L.P. and the Parent, with a trade date of September 15, 1998 (the "Underlying Swap") and the corresponding Confirmation with a trade date of September 15, 1998 entered into between the Parent and Transamerica Distribution Finance Corporation incorporating the same terms and conditions as the Underlying Swap.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as amended, modified or supplemented through the Closing Date.

         "Hyundai" means Hyundai Merchant Marine Co. Ltd. and Hyundai Merchant Marine (America) Inc.

         "ICTA" means the United Kingdom Income and Corporation Taxes Act 1988.

         "Inactive Employees" means, to the extent allowed by Law, those employees of any Purchased Entity who are not Excluded Employees and who are inactive as of the Closing Date due to short or long term disability leave or on an approved leave of absence and who are not reasonably expected to return to active employment with a Purchased Entity within ten (10) days following the Closing Date; provided, however, that (i) no such employee who returns to active employment with

Purchaser or its Affiliates within six months (or such later date as required by Law (including the Uniformed Services and Reemployment Rights Act)) following the Closing Date shall be considered an Inactive Employee following such return to employment and (ii) no Company Employee employed outside the United States shall be deemed an Inactive Employee unless permitted by applicable Law.

         "Included Liabilities" means each of the liabilities and obligations set forth on Exhibit 1.01(i).

         "Indebtedness" means (a) indebtedness for borrowed money, (b) obligations evidenced by notes, bonds, debentures or other similar instruments or by letter of credit agreements, including purchase money obligations or other obligations relating to the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (c) obligations under direct or indirect guaranties in respect of indebtedness or obligations of others of the kind referred to in clauses (a) and (b) above, (d) obligations under deposit and collection and similar accounts and (e) accrued and unpaid interest or fees, if any, on any of the foregoing.

         "Indemnification Event" means any event, circumstance or Action for which a Person is entitled to indemnification under this Agreement.

         "Indemnitor" means a Person required to provide indemnification pursuant to the provisions of Section 5.04 hereof. If TLI is no longer a Subsidiary or Affiliate of Parent or Aegon, then TLI shall no longer be an Indemnitor.

         "Initial Acquired ISF Assets Payment" means $707,862,000.

         "Initial Acquired ISF Assets Portfolio Tape" means, with respect to the International Structured Finance Business Line, the following electronic files:
(a) "TEFS - ISF March 2003 reconciliation.xls ("Flexx_output" worksheet)", (b) "Q) 134. ISF Tax Leases.xls", (c) "Q) 111. ISF Contracts with WHTax.xls" and (d) "ISF.xls" as delivered by the Selling Entities on April 28, 2003.

         "Initial Company Payment" means $577,227,000 unless TCFC Canada, its Subsidiaries and the other business, assets, operations and activities of the Purchased Entities located in Canada become Excluded Subsidiaries pursuant to 2.09(b), in which case it means $572,291,000.

         "Initial Intercompany Debt Payment" means the Seller's reasonable, good faith estimate of the amount of the Intercompany Debt as of the close of the third Business Day prior to the Closing Date as certified in a written notice delivered to the Purchaser not less than two (2) Business Days prior to the Closing Date adjusted to give effect to whether TCFC Canada, its Subsidiaries and the other business, assets, operations and activities of the Purchased Entities located in Canada become Excluded Subsidiaries pursuant to 2.09(b).

         "Initial Payment" means each of the Initial Acquired ISF Assets Payment, the Initial Company Payment, the Initial Public Finance Payment, the Initial TCFL Payment, the Initial TFBV Payment and the Initial TGMBH Payment.

         "Initial Portfolio Tape" means (a) with respect to the equipment finance Business Line, the following electronic files: (i) "tefs_asset_extract_mar2003.xls", (ii) "Q) 119. decoder", (iii) "Q) 87.C.iii. TEFS CASHFLOW Cash flow", (iv) "TEFS_March 2003_datafeed-1 (sheet 1)" and (v) "TEFS_March 2003_cust_list-2", (b) with respect to the commercial real estate finance Business Line, the following electronic files: (i) "Q)_19.xls and TCREF Report For Acctg - 12-31-02.xls" and (ii) "Customer Listing 2003-03-31 v.0507.xls" and (c) with respect to the technology finance Business Line, the following electronic file: "TTF Customer List as of Feb 2003.xls" as delivered by the Selling Entities on April 16, 2003.

         "Initial Public Finance Payment" means $26,454,000.

         "Initial TCFL Payment" means (pound)18,214,000.

         "Initial TFBV Payment" means $4,280,000.

         "Initial TGMBH Payment" means $1,149,000.

         "Intellectual Property" means any domestic or foreign: (a) patents, patent applications and letter patents; (b) common law or other trademarks, service marks, trade dress, internet domain names, logos and trade names, the registrations and applications for registration thereof, and the goodwill of the business symbolized thereby; (c) copyrights (including copyrights in computer software and related manuals and documentation), the registrations and applications for registration thereof and (d) confidential and proprietary information, including trade secrets and know-how.

         "Intercompany Debt" means, as of any particular date, an amount equal to (a) the Indebtedness of each of the Purchased Entities to the Selling Entities or any of their respective Affiliates (other than any other Purchased Entity) outstanding as of such date plus (b) costs or premiums required to be paid in connection with the repayment or prepayment of such Indebtedness, minus
(c) the Indebtedness owed to each of the Purchased Entities by any of their respective Affiliates (other than any other Purchased Entity) outstanding as of such date.

         "Intermodal Leasing Business" means all of the business, assets and operations and activities conducted by any of the Excluded Subsidiaries related to the provision of leasing of, buying or selling of, or financing for, rail, truck, trailer or marine container equipment (including cartage and dry storage vans, trailers, containers, tank trailers, tank trucks and tank containers), but shall not mean the business conducted under the "equipment finance" Business Line or the Acquired International Structured Finance Business.

         "IRS" means the Internal Revenue Service of the United States.

         "ISF Excluded Assets" means each Financing Contract of the Asset Sellers (in respect of the Acquired International Structured Finance Business) in respect of which Hyundai is the Obligor.

         "Knowledge" or any similar expression, as it applies to the Seller, means the knowledge that any of the individuals listed on Exhibit 1.01(l) (or their respective successors) has acquired in the prudent exercise of that individual's duties.

         "Law" means any domestic or foreign federal, state, provincial or local statute, law, ordinance, regulation, rule, code or order, or any other requirement or rule of law.

         "Lease" means any lease, sublease or license for the possession of, or any occupancy agreement affecting, all or any portion of any Mortgaged Property.

         "Leased Property" has the meaning set forth in Section 3.13(a).

         "Legal/Credit Files" means (a) with respect to any Financing Contract that is an Acquired ISF Asset, collectively, the credit files and the legal files of the Asset Sellers related to such Financing Contract and (b) with respect to any Financing Contract owned or held by the Purchased Entities, collectively, the credit files and the legal files of the Purchased Entities related to such Financing Contract, and the information with respect to such Financing Contract contained in the portfolio management system of the Purchased Entities, in each case, together with any safes or secure cabinets located at the Leased Properties used to store certain documents relating to such Financing Contracts.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Licensed Intellectual Property" means the computer software licensed to any Purchased Entity, other than commercial computer software licensed to any Purchased Entity or any Asset Seller pursuant to shrink-wrap or click-through licenses.

         "Loan Documents" means with respect to each Mortgage Loan, all material documents, agreements or instruments evidencing, securing or otherwise setting forth the terms and conditions of such Mortgage Loan, including the related Note, loan agreement, Mortgage, Ground Lease, Credit Tenant Lease and assignment of leases and rents, or any assignment, restatement, extension, endorsement or modification of any of the foregoing.

         "Loss" means any loss, liability, judgment, settlement, award (including back-pay awards), claim, cost, damage, deficiency, tax (other than Taxes that are addressed by Section 5.03 hereof, whether or not indemnifiable thereunder), penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys' fees and expenses, court costs and all reasonable out-of-pocket amounts paid in investigation, defense or settlement of any of the foregoing and enforcement of any rights of indemnification against any Indemnitor or with respect to any appeal). "Losses" shall not include Special Losses (other than any Special Losses required to be paid by a Purchaser Indemnitee or a Seller Indemnitee to any Person (other than to a party to this Agreement or any of their respective Affiliates) arising out of, based upon, relating to or resulting from an indemnifiable Action by such Person, which Special Losses shall be deemed to be direct losses of the Person required to pay such Special Losses).

         "Loss Protection Agreement" means the Loss Protection Agreement, substantially in form attached hereto as Exhibit 1.01(o), to be entered into between Aegon and the Purchaser at the Closing.

         "Material Adverse Effect" means any circumstance, change in or effect that is or would reasonably be expected to be materially adverse to the business, results of operations or the financial condition of (a) the Purchased Entities (after giving effect to the exclusion of the Excluded Assets and the Excluded Liabilities and the inclusion of the Other Acquired Business Assets) and (b) the Acquired ISF Assets, taken as a whole; provided, however, that "Material Adverse Effect" shall not include any circumstance, change in or effect to the extent caused by or resulting from (i) circumstances, changes or effects that generally affect the industries in which the Acquired International Structured Finance Business or any Purchased Entity operates or lends to, (ii) any actions specifically permitted or required to be taken or omitted to be taken pursuant to the terms of this Agreement or (iii) any effects arising out of, relating to or resulting from the announcement of the transactions contemplated by this Agreement.

         "Material Contract" has the meaning set forth in Section 3.12(a).

         "Mortgage" means a mortgage, deed of trust or other security instrument that creates an Encumbrance upon Mortgaged Property (including fixtures) described therein.

         "Mortgage Loan" means a Financing Contract that is secured primarily or solely by a mortgage, deed of trust or other security instrument that creates an Encumbrance upon real Property.

         "Mortgage Loan Holdbacks" has the meaning set forth in Section 3.23(k).

         "Mortgage Loan Schedule" means (a) on the date hereof, Section 3.23 of the Disclosure Schedule and (b) on the Closing Date, the Cut-Off Date Portfolio Tape, to the extent relating to Financing Contracts which are Mortgage Loans.

         "Mortgaged Property" means the real Property, including all buildings and other improvements, fixtures, easements and other appurtenances located thereon, securing a Mortgage Loan, including any Ground Leases or subleases, set forth on the Mortgage Loan Schedule.

         "Net Finance Receivables Balance" means with respect to any Financing Contract (a) that is classified as a loan or a finance lease, the amount of the net finance receivables balance of such Financing Contract and (b) with respect to which the Portfolio Property subject thereto that is classified as "equipment held for lease", the book value of such Portfolio Property, in each case, calculated in accordance with the Accounting Principles.

         "Non-Assumable Claim" means any Action (a) in which one or more of the following legal theories have been asserted: (a) violations of (1) any criminal Law, (2) RICO or any state or federal Laws relating to securities, antitrust or competition (or any comparable foreign Laws), or (3) any Environmental Law or
(b) fraud by any Purchaser Indemnitee, Purchased Entity or any Asset Seller (with respect to the Acquired International Structured Finance Business) other than allegations of fraud by an Obligor pursuant to a counterclaim against a Purchased Entity or a Purchaser Indemnitee in litigation arising out of the ordinary course of such Purchased Entity's or Purchaser Indemnitee's business,
(b) in which any Governmental Authority has instituted or asserted a claim against a Purchaser Indemnitee, whether directly or indirectly (including by counterclaim, cross-claim, interpleader or otherwise) (other than Tax claims) and such Action could reasonably be expected to (i) interfere in any material respect with the operation of any Purchaser Indemnitee's business in the ordinary course, consistent with its past practices, (ii) result in any Loss, forfeiture, fine, penalty or fee in excess of $200,000 or (iii) damage, in any material respect, the reputation or public image of any Purchaser Indemnitee, or
(c) in connection with which injunctive relief is sought.

         "Non-Surviving Tax Item" means any Tax Item of a Purchased Entity that is attributable to any taxable period or portion thereof ending on or before the Closing Date which, after the Acquisition, such Purchased Entity is not treated as succeeding to, being liable for, bound by or being required to take into account as a result of (i) an election under Section 338(g) or 338(h)(10) of the Code (or any other comparable provision of state, local or other Law) with respect to such Purchased Entity, (ii) in the case of a Purchased Entity that is a partnership, an actual or constructive termination of such partnership resulting from the Acquisition or (iii) any transaction, transfer or exchange being treated for Tax purposes as an asset sale.

         "Note" means, with respect to a Mortgage Loan, the originally executed promissory note or notes or other evidence of Indebtedness with respect to such Mortgage Loan.

         "Obligor" means any Person that is an obligor, borrower or lessee under any Financing Contract.

         "Ordinary Course Asset Transaction" means, with respect to any Purchased Entity or Asset Seller, any (a) acquisition of assets or other Property pursuant to a foreclosure Action (or similar proceeding) or pursuant to a restructuring, (b) acquisition of Receivables portfolios from manufacturers or distributors in connection with entering into Vendor Program Agreements with such Persons, (c) acquisition or disposition of Financing Contracts (including participations and securitizations), (d) acquisition of Receivables in connection with factoring arrangements, (e) lease or conditional sale of Portfolio Property pursuant to Financing Contracts, or (f) disposition of surplus, obsolete or foreclosed Property, in each case, in the ordinary course of business of such Purchased Entity or Asset Seller (as applicable), consistent with its past practices.

         "Original Equipment Cost" means, with respect to any item of Portfolio Property, the original cost of such Portfolio Property as recorded in the books and records of the applicable Purchased Entity or Asset Seller (with respect to any Acquired ISF Assets) at the inception of the Financing Contract relating thereto, in accordance with GAAP as in effect on such date and consistently applied in accordance with their respective past practices.

         "Other Acquired Business Assets" means each of the assets set forth on
Exhibit 1.01(r).

         "Owned Intellectual Property" means the Intellectual Property (other than Transamerica Marks) used in the conduct or operation of any of the Acquired Businesses (other than the Acquired International Structured Finance Business), other than the Licensed Intellectual Property.

         "Owned Property" means all real Property and interests in real Property owned in fee by any Purchased Entity, including all buildings, structures or other improvements located thereon.

         "Parent" has the meaning set forth in the Preamble.

         "Participation" has the meaning set forth in Section 3.23(1).

         "Participation Agreement" has the meaning set forth in Section 3.23(l)(ii).

         "Permitted Encumbrance" means (a) with respect to any Mortgaged Property, (i) any Encumbrance for Taxes not yet due and payable or that are being contested in good faith by a Purchased Entity in proper proceedings and then only to the extent such Taxes have been reserved against on the Adjusted Cut-Off Date Pricing Schedule, (ii) any other Encumbrance on the related Obligor's interest in such Mortgaged Property which is specifically permitted in accordance with the terms of the related Mortgage Loan and which does not materially and adversely affect the value of such Mortgaged Property, (iii) any Encumbrance created by any Law applicable to Properties including rights of way, easements, sewer rights, zoning ordinances and other similar restrictions, (iv) any mechanic's or materialmen's lien, which the Obligor under a Mortgage Loan is required to remove and which are subordinate to the Encumbrance created by the related Mortgage and (v) any Purchaser Encumbrances, and (b) in all other cases,
(i) any Encumbrance for Taxes not yet due and payable or that are being contested in good faith by a Purchased Entity in proper proceedings and then only to the extent such

Taxes have been reserved against on the Adjusted Cut-Off Date Pricing Schedule,
(ii) any mechanic's or materialmen's lien, which an Obligor under a Financing Contract is required to remove, (iii) any Encumbrance created by any Law applicable to Properties including rights of way, easements, sewer rights, zoning ordinances and other similar restrictions, (iv) any other Encumbrance on any Portfolio Property which is specifically permitted in accordance with the terms of the related Financing Contract, (v) any Encumbrance on Portfolio Property created by the related Financing Contract, (vi) any Encumbrance perfected by a lessor filing a precautionary Uniform Commercial Code financing statement in respect of property subject to a lease and (vii) any Purchaser Encumbrances.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Portfolio Information" has the meaning set forth on Exhibit 1.01(s).

         "Portfolio Property" means (a) Property (including Mortgaged Property) with respect to which an Asset Seller or any Purchased Entity is (or, after giving effect to the transfer of the Other Acquired Business Assets pursuant to
Section 5.12 will be) the seller, owner (whether legal or beneficial), secured party, beneficiary, mortgagee or lessor, as the case may be, pursuant to the terms of a Financing Contract (whether initially or as an assignee) or is a participant in any of the foregoing interests, or (b) Property which is held by an Asset Seller (to the extent such Property is an Acquired ISF Asset) or a Purchased Entity for sale. "Premium" means Three Hundred Thirty-Seven Million Five Hundred Thousand Dollars ($337,500,000).

         "Property" means all property and assets of whatever nature, whether real, personal, tangible or intangible and including all claims, rights and choses in action.

         "Provisional Duty" has the meaning ascribed to it in Section
5.03(a)(xi).

         "Public Debt" has the meaning set forth in Section 5.13.

         "Public Finance" has the meaning set forth in the Recitals.

         "Public Finance Interests" means the issued and outstanding Capital Stock of Public Finance.

         "Purchase Price" has the meaning set forth in Section 2.02.

         "Purchased Entities" means the Company and each of the other Persons set forth on Exhibit 1.01(m).

         "Purchaser" has the meaning set forth in the Preamble.

         "Purchaser Encumbrances" means any Encumbrances created by the Purchaser or any of its Affiliates and arising at or after Closing, other than any Encumbrances created or granted by the Selling Entities, the Purchased Entities or any of their Affiliates prior to the Closing in favor or for the benefit of, the Purchaser or any of its Affiliates.

         "Purchaser Indemnitees" has the meaning set forth in Section 5.04(a).

         "Purchaser Related Documents" has the meaning set forth in Section 5.04(g).

         "Purchaser Benefit Plans" has the meaning set forth in Section 7.03.

         "Purchaser's Accountants" means KPMG LLP or any public accounting firm with nationally recognized auditing expertise (other than the Seller's Accountants), as selected by the Purchaser.

         "Real Estate Services Business" means all of the business, assets and operations and activities conducted by the Parent or any of its Subsidiaries (including any of the Excluded Subsidiaries) related to the provision of property tax payment and reporting, flood certification and other real estate information services.

         "Real Property" has the meaning set forth in Section 3.13(a).

         "Real Property Lease" has the meaning set forth in Section 3.13(a).

         "Receivable" means each and every benefit or purported benefit that is reflected on the books and records of any Purchased Entity in the nature of the benefit of any obligation to pay money or money's worth, and which any Purchased Entity acquired or purported to acquire pursuant to, or which arose out of, a Factoring Account.

         "Regulatory Approvals" means (a) the notification requirements, if any, under the HSR Act, and (b) approvals or notification requirements of Governmental Authorities under the Laws of any of Germany, Mexico, Canada or France or any other Law that is applicable to the Acquisition, if the failure to comply with such Law or obtain any applicable consent, approval or other authorization would constitute a violation of such Law.

         "Related Agreements" means (a) the Transition Services Agreement, (b) the Bill of Sale, (c) the Loss Protection Agreement and (d) the GE Indemnity.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment of Hazardous Materials.

         "Remedial Action" means any action required by any Governmental Authority or applicable Environmental Law, or necessary to obtain compliance with any applicable Environmental Law, to (a) clean up, remove, treat or otherwise address any Hazardous Material; (b) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations or post-remedial monitoring and care.

         "Residual" means, with respect to any item of Portfolio Property, its estimated value upon the expiration of the Financing Contract to which it is subject (in accordance with its terms, including any early termination contemplated by the terms of such Financing Contract) as determined by the applicable Purchased Entity or Asset Seller (with respect to any Acquired ISF Assets) and established on its respective books and records at the inception of such Financing Contract.

         "Retained Claim" has the meaning set forth in Section 5.04(i).

         "SBA Business" means all of the business, assets and operations and activities conducted by Transamerica Small Business Capital, Inc. and its Subsidiaries related to the provision of financing within the Small Business Association Section 7(a) guaranteed lending program and the Small Business Administration Section 504 Community Development Corporation program.

         "Securitization Facility" means each of (i) the U.S. RPA, (ii) the Canadian RPA and (iii) the TEFS RPA.

         "Selected Accounting Firm" means PriceWaterhouseCoopers, or if such accounting firm refuses or is unable to act, another public accounting firm with nationally recognized auditing expertise, which shall be selected by the Purchaser's Accountants and the Seller's Accountants to resolve a dispute arising pursuant to Section 5.05 hereof.

         "Seller" has the meaning set forth in the Preamble.

         "Seller Bank Account(s)" means a bank account or bank accounts to be designated by the Seller in a written notice delivered to the Purchaser at least five (5) Business Days before the Closing.

         "Seller Indemnitees" has the meaning set forth in Section 5.04(g).

         "Seller Indemnitors" means the Parent, the Seller, Aegon, TCHL, TGI, BWAC 21 and, until such time as TLI is sold to an unaffiliated third party in connection with the divestiture of its business by the Parent and Aegon, TLI.

         "Seller Related Documents" has the meaning set forth in Section
5.04(a).

         "Seller's Accountants" means Ernst & Young LLP or any public accounting firm with nationally recognized auditing expertise (other than the Purchaser's Accountants), as selected by the Seller.

         "Seller's Insurance Policies" has the meaning set forth in Section 5.07(b).

         "Selling Entities" means the Parent, the Seller, TCHL, BWAC 21 and TGI and the Asset Sellers.

         "Settlement Date" means the fifth (5th) Business Day following the date after which each of the final Adjusted Cut-Off Date Pricing Schedule, the final audited calculation of the Intercompany Debt Amount and the final Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule have been delivered as provided in Section 5.05(a)(vii) and Section 5.05(b)(vii).

         "Settlement Rate" means, on any date, the "target" federal funds rate reported in the "Money Rates" section of the Eastern Edition of The Wall Street Journal published for such date (or, if the "target" federal funds rate is not so reported on such date, on the immediately preceding date for which such "target" federal funds rate was so reported). In the event the Eastern Edition of The Wall Street Journal ceases publication of the "target" federal funds rate or fails on any particular date to publish the "target" federal funds rate, the "target" federal funds rate shall refer to the rate for the last transaction in overnight federal funds arranged prior to such date by The Chase Manhattan Bank.

         "Shares" has the meaning set forth in the Recitals.

         "Special Adjustments" has the meaning set forth on Exhibit 1.01(b).

         "Special Losses" means special, exemplary, consequential or punitive losses or damages; provided, however, that "Special Losses" shall not include any Losses relating to the failure of any Purchaser Indemnitee to receive the amounts payable in accordance with the terms of any Financing Contract to the extent such Losses relate to any breach of representation, warranty or covenant in this Agreement or in any Seller Related Document.

         "Specified Intellectual Property" means all Intellectual Property rights in and to (i) the "MAX" and "IMAX" proprietary software, (ii) the "BIAS" credit scoring software and other related proprietary underwriting software, and
(iii) the "Portfolio Control System" proprietary credit monitoring software, in each case, licensed or owned by one or more Selling Entities, and all manuals and documentation related thereto, all improvements and accessions thereto.

         "Straddle Period" means any taxable period that begins before the Cut-Off Date and that ends after the Cut-Off Date.

         "Straddle Tax Return" shall have the meaning set forth in Section 5.03(b)(vi).

         "Subsidiary" means, as to any Person, any other Person whose shares of Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or similar governing body of such other Person are owned, or the management of which are otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such first Person.

         "Syndicated Facility" means a Financing Contract (a) (i) that has been syndicated to a group of Persons that each hold an interest therein as a seller, obligee, owner (whether legal or beneficial), secured party, assignee, lessor or beneficiary or participant in any of the foregoing and (ii) in respect of which a Purchased Entity or an Asset Seller (with respect to the International Structured Finance Business) does not have the duties or responsibilities of administrative or collateral agent or trustee (or similar function), (b) in which a Purchased Entity or an Asset Seller (with respect to the International Structured Finance Business) holds only a participation interest or (c) in the form of a bond, note or certificate held by Public Finance in the ordinary course of its business, consistent with past practices, and in respect of which a Person other than a Purchased Entity acts as the trustee or collateral agent with duties or responsibilities relating to documentation and/or collateral protection with respect to such Financing Contract.

         "2002 Tax Return" shall have the meaning set forth in Section
5.03(b)(v).

         "Tax" means any domestic or foreign, federal, state, local or provincial taxes, charges, fees, levies, imposts, duties and governmental fees (including penalties or other fees imposed for failure to file any Tax Return) or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed thereon, whether payable by reason of contract, assumption, transferee liability, operation of law or otherwise (including any income, net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, registration, franchise, employment, payroll, customs, equalization, French social security (i.e., any social security contributions and any other charges and liabilities relating to employment including contributions relating to unemployment, medical costs, disability, death and retirement), withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, stamp duty reserve, VAT, insurance premium, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value added, recording, real property, personal property, federal highway use, commercial rent or environmental tax).

         "Tax Item" means any Tax item or matter, including but not limited to any item, items or matters concerning income, deductions, earnings, profits, credits, elections, basis, carryovers, or exemptions.

         "Tax Return" means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined or consolidated returns for any group of entities that includes any Purchased Entity or any Asset Seller.

         "Tax Sharing Agreement" means any Tax allocation, indemnity, sharing or similar contract or arrangement (whether or not written).

         "TCFC Canada" means Transamerica Commercial Finance Corporation, Canada, a Canada Corporation.

         "TCFL" has the meaning set forth in the Recitals.

         "TCFL Shares" has the meaning set forth in the Recitals.

         "TCFL Transfer" has the meaning ascribed to it in Section 5.03(a)(xi).

         "TCGA" means the United Kingdom Taxation of Chargeable Gains Act 1992.

         "TCHL" has the meaning set forth in the Preamble.

         "Termination Date" means the date that is six (6) months after the date of this Agreement, unless the Seller exercises its option under Section 9.01 hereof to extend such deadline for an additional 30 days.

         "TFBV" has the meaning set forth in the Preamble.

         "TFBV Shares" has the meaning set forth in the Recitals.

         "TGI" has the meaning set forth in the Preamble.

         "TGMBH" has the meaning set forth in the Preamble.

         "TGMBH Shares" has the meaning set forth in the Recitals.

         "Third Party Beneficiary" has the meaning set forth in Section 10.09.

         "Title IV Plan" means any Employee Pension Benefit Plan, which is subject to Title IV of ERISA or Section 412 of the Code, maintained by any Selling Entity, the Company or any of their Subsidiaries or ERISA Affiliates or to which any Selling Entity, the Company or any of their Subsidiaries or ERISA Affiliates contributed or is or may be obligated to contribute thereunder.

         "TLI" has the meaning set forth in the Preamble.

         "Transamerica Marks" means (a) the word "Transamerica" or "AEGON," (b) the stylized pyramid logo of Transamerica Corporation, (c) any representation or likeness of the Transamerica Building located at 600 Montgomery Street, San Francisco, California, (d) any trademark or service mark using or otherwise incorporating the prefix "Trans," and (e) any trademark, trade name or service mark using or otherwise incorporating the word "pyramid."

         "Transfer Taxes" means any sales, use, stamp, stamp duty reserve, documentary, filing, recording, transfer, real estate, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to Tax or additional amount imposed) as levied by any Governmental Authority in connection with the transactions contemplated by this Agreement, but, for the avoidance of doubt, shall not include any U.K. corporation tax on chargeable gains arising in respect of the disposal of the TCFL shares.

         "Transferee" has the meaning set forth in Section 5.11(a)(i).

         "Transferred Employees" has the meaning set forth in Section 7.02(a).

         "Transition Services Agreement" means the Transition Services Agreement, substantially in the form attached hereto as Exhibit 1.01(q), to be entered into among one or more Selling Entities or their respective Affiliates and the Purchaser at the Closing.

         "Treasury Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal Tax statutes.

         "U.K. Accounts" means the accounts of TCFL and any U.K. Subsidiary as at the U.K. Accounts Date.

         "U.K. Accounts Date" means, in respect of TCFL and any U.K. Subsidiary December 31, 2002.

         "U.K. GAAP" means United Kingdom generally accepted accounting principles and practice as in effect from time to time.

         "U.K. Purchaser" means, where applicable, the Purchaser, the Acquiring Subsidiary purchasing the TCFL Shares under this Agreement, or any Affiliate of the Purchaser to which the TCFL Shares are transferred after Closing.

         "U.K. Subsidiary" means any Subsidiary of TCFL.

         "VAT" means value added tax or other equivalent tax paid under EEC Directive 77/388 or any procedure laid down by any member state pursuant thereto.

         "VATA" means the United Kingdom Value Added Tax Act 1994, as amended, modified or supplemented through the Closing Date.

         "VAT Legislation" means all enactments relating to VAT in any jurisdiction and all regulations, orders, notices, provisions and conditions made under those enactments.

         "Vendor Program Agreement" means any agreement, contract or commitment between an Asset Seller in respect of any Acquired ISF Assets or a Purchased Entity, on the one hand, and any lessor, seller, supplier, vendor, franchisor, manufacturer, distributor, dealer or contractor, on the other hand, pursuant to which such lessor, seller, supplier, vendor, franchisor, manufacturer, distributor, dealer or contractor agrees to provide services and support in connection with any Financing Contracts or any Portfolio Property.

         "WARN" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.2101 et seq., and any comparable Law, as amended, modified or supplemented through the Closing Date.

         .2 Interpretation and Rules of Construction. In this Agreement, except to the extent that the context otherwise requires:

         (a) when a reference is made in this Agreement to an article, section, exhibit or schedule, such reference is to an Article or Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated;

         (b) whenever the words "include", "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

         (c) the words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (d) any matter disclosed by the Selling Entities in any section of the Disclosure Schedule or pursuant to that certain letter agreement dated the date hereof from the Parent to the Purchaser attaching certain financial, employee and litigation information shall be deemed disclosed for purposes of the other sections of the Disclosure Schedule and such letter, so long as it is readily apparent that such matter is applicable and responsive to any such other section; and the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; and

         (e) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                                   ARTICLE II

                                PURCHASE AND SALE

         .1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date and effective as of the Cut-Off Time:

         (a) The Seller shall transfer, assign and deliver to the Purchaser or the applicable Acquiring Subsidiary, and the Purchaser shall purchase, acquire and accept (or shall cause an Acquiring Subsidiary to purchase, acquire and accept) from the Seller, the Shares, free and clear of all Encumbrances;

         (b) TCHL shall sell to the U.K. Purchaser, and the U.K. Purchaser shall purchase from TCHL the TCFL Shares, with full title guarantee, free and clear of all Encumbrances;

         (c) The Parent and the Seller shall transfer, assign and deliver to the Purchaser or the applicable Acquiring Subsidiary, and the Purchaser shall purchase, acquire and accept (or shall cause an Acquiring Subsidiary to purchase, acquire and accept) from the Parent and the Seller, the Public Finance Interests owned by each of them, free and clear of all Encumbrances;

         (d) TGI shall transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from TGI, the TFBV Shares, free and clear of all Encumbrances;

         (e) TGI and BWAC 21 shall transfer, assign and deliver to the Purchaser or the applicable Acquiring Subsidiary, and the Purchaser shall purchase, acquire and accept (or shall cause an Acquiring Subsidiary to purchase, acquire and accept) from TGI and BWAC 21, the TGMBH Shares, free and clear of all Encumbrances;

         (f)

      (i) The Asset Sellers shall transfer, assign and deliver to the Purchaser or the applicable Acquiring Subsidiary, and the Purchaser shall purchase, acquire and accept (or shall cause an Acquiring Subsidiary to purchase, acquire and accept) from Seller the Acquired ISF Assets, free and clear of all Encumbrances, other than Permitted Encumbrances; provided, however, that in no event shall the Acquired ISF Assets be deemed to include, and in no event shall the Asset Sellers, the Parent or any of their Affiliates sell, assign, transfer or convey to the Purchaser, and in no event shall the Purchaser or any Acquiring Subsidiary purchase, acquire or accept any right, title or interest in and to, any ISF Excluded Assets;

      (ii) The Purchaser shall (or shall cause an Acquiring Subsidiary to) assume and be obligated to pay, and perform and discharge, all of the Assumed ISF Liabilities; provided, however, that in no event shall the Assumed ISF Liabilities be deemed to include, and in no event shall the Purchaser or any Acquiring Subsidiary assume or otherwise become liable for, any Excluded Liabilities; and

      (iii) On or prior to the Closing Date and effective as of the time immediately prior to the Cut-Off Time, the Parent shall, with respect to all Acquired ISF Assets that are owned of record by any Person other than TLI, exercise all rights, and take all such other actions, as may be necessary to effect the conveyance of the Acquired ISF Assets, free and clear of all Encumbrances other than Permitted Encumbrances, to the Purchaser or the applicable Acquiring Subsidiaries on the Closing Date and as of the Cut-Off Time. If any Acquired ISF Assets are owned of record by any Affiliate of the Parent (other than TLI or any Purchased Entity), then the Parent shall cause such Person to become a party to this Agreement and execute a counterpart signature page to this Agreement as an Asset Seller hereunder.

         .2 Purchase Price. The aggregate purchase price for the Shares, the Public Finance Interests, the TCFL Shares, the TFBV Shares, the TGMBH Shares and the Acquired ISF Assets shall be an amount equal to the Adjusted Pro Forma Shareholders' Equity of the Company, (b) the Adjusted Acquired ISF Assets Amount plus (c) the Premium plus (d) the Cut-Off Date Adjustment Amount, if applicable (collectively, the "Purchase Price"). The Purchaser agrees to pay or cause to be paid immediately following the Closing, in accordance with the terms of this Agreement, the Initial Intercompany Debt Payment and shall make any payment required to be made by it pursuant to the provisions of Section 2.06(f) in accordance with that Section.

         .3 Closing. Upon the terms and subject to the conditions of this Agreement, the Closing of the Acquisition shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York at 10:00 A.M. New York City time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VIII or such other date as to which the parties hereto shall agree (the day on which the Closing takes place being the "Closing Date").

         .4 Deliveries by the Parent and the Seller. (a) At the Closing, the Parent and the Seller shall deliver or cause to be delivered to the Purchaser or its designee:

      (i) stock certificates evidencing the Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank (with any necessary stock transfer tax stamps attached or provided for) so as to transfer and assign to the Purchaser or the applicable Acquiring Subsidiaries at the Closing, good and valid title to the Shares, free and clear of all Encumbrances, other than any Purchaser Encumbrances, and to constitute the Purchaser and/or each applicable Acquiring Subsidiary the sole beneficial and record owner thereof;

      (ii) a true copy of the deed of transfer of the TFBV Shares by TGI to the Purchaser, executed before a civil notary officiating in Amsterdam, the

   Netherlands on the Closing Date, together with a copy of the shareholders' register of TFBV in which the transfer of the TFBV shares is registered, so as to transfer and assign to the Purchaser at the Closing good and valid title to the TFBV Shares, free and clear of all Encumbrances, other than Purchaser Encumbrances, and to constitute the Purchaser the sole beneficial and record owner thereof.

      (iii) certificates evidencing all of the Public Finance Interests owned by the Parent and the Seller, duly endorsed in blank, or accompanied by stock powers duly executed in blank (with any necessary transfer tax stamps attached or provided for) so as to transfer and assign to the Purchaser or the applicable Acquiring Subsidiaries at the Closing good and valid title to all of the issued and outstanding Public Finance Interests owned by the Parent and the Seller (which shall not be less than 71% of all of the issued and outstanding Public Finance Interests), free and clear of all Encumbrances, other than any Purchaser Encumbrances, and to constitute the Purchaser and/or each applicable Acquiring Subsidiary the sole beneficial and record owner thereof;

      (iv) share certificates evidencing all of the issued TCFL Shares, duly executed stock transfer form(s) for the TCFL Shares in favor of the U.K. Purchaser, any power of attorney or other authority under which any transfer is executed on behalf of TCFL and an executed irrevocable power of attorney in favor of the U.K. Purchaser empowering the U.K. Purchaser to exercise TCHL's rights as a shareholder of TCFL pending stamping and registration of the transfer of the TCFL Shares, so as to transfer to the U.K. Purchaser at the Closing good and valid title to all of the allotted and issued TCFL Shares as of the date hereof, with full title guarantee and free and clear of all Encumbrances, other than any Purchaser Encumbrances and to constitute the U.K. Purchaser the sole legal and beneficial owner thereof;

      (v) a true copy of the deed of transfer of the TGMBH Shares by BWAC 21 and TGI to the Purchaser or the relevant Acquiring Subsidiary, executed before a civil law notary in accordance with German Law, so as to transfer and assign to the Purchaser or the applicable Acquiring Subsidiary at the Closing, good and valid title to the TGMBH Shares, free and clear of all Encumbrances other than Purchaser Encumbrances, and to constitute the Purchaser or the applicable Acquiring Subsidiary the sole beneficial and record owner thereof;

      (vi) a bill of sale, assignment and assumption, substantially in the form attached hereto as Exhibit 2.04(a)(vi) (the "Bill of Sale"), duly executed by each of the Asset Sellers, transferring to the Purchaser and/or each applicable Acquiring Subsidiary, free and clear of all Encumbrances other than Permitted Encumbrances, the Acquired ISF Assets;

      (vii) deeds of sale evidencing the transfer of all Owned Property from each Purchased Entity that owns Owned Property, to one or more Persons (other than another Purchased Entity);

      (viii) a receipt or receipts for each Initial Payment, the Initial Intercompany Debt Payment and the Premium; and

      (ix) the certificates and other documents required to be delivered pursuant to Section 8.02.

         (b) On the Closing Date and immediately following the Closing the Selling Entities shall deliver or cause to be delivered to the Purchaser or its designee all promissory notes issued or executed by any Purchased Entity evidencing Indebtedness of the Purchased Entities to the Selling Entities or any of their Affiliates (other than any Purchased Entity) as of the time immediately prior to the Closing marked "PAID IN FULL."

         .5 Deliveries by the Purchaser.

         (a) At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller or its designee:

      (i) each Initial Payment and the Premium plus, (A) if the Closing occurs
   (1) on any day other than the Cut-Off Date and (2) on or before the 15th day of any month, interest on such amounts from (but not including) the Cut-Off Date to and including the Closing Date at the Settlement Rate, as in effect from time to time, calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, or (B) if the Closing occurs (1) on any day other than the Cut-Off Date and (2) on or after the 16th day of any month, the Cut-Off Date Adjustment Amount, in each case, by wire transfer or transfers in immediately available funds to the Seller Bank Account(s). In the event that the Purchaser is unable on the Closing Date to make one or more wire transfers of any amounts comprising the Initial TCFL Payment as a result of banking institutions in the United Kingdom at the time such payments are to be made being closed, then the Purchaser shall make each such payment on the next day that banking institutions are open for business in the United Kingdom, and such payment shall be deemed, for purposes of this Agreement, to have occurred on the Closing Date;

      (ii) a Bill of Sale, duly executed by the Purchaser or the applicable Acquiring Subsidiary; and

      (iii) the certificates and other documents required to be delivered pursuant to Section 8.01.

         (b) On the Closing Date and immediately following the Closing, the Purchaser shall deliver or cause to be delivered to the Seller Bank Account(s) by wire transfer or transfers in immediately available funds, the Initial Intercompany Debt

Payment. In the event that the Purchaser is unable on the Closing Date to make one or more wire transfers of any amounts comprising the Initial Intercompany Debt Payment in any currency other than United States dollars as a result of banking institutions in jurisdictions outside the United States being closed at the time such payments are to be made, then the Purchaser shall make each such payment on the next day that banking institutions are open for business in the jurisdiction in which the underlying obligation arose, and all such payments shall be deemed, for purposes of this Agreement, to have occurred on the Closing Date and immediately following the Closing. The payment of the Initial Intercompany Debt Payment to the Seller or its designee pursuant to this Section 2.05(b), shall be treated, with respect to all Purchased Entities other than TCFL, as a cancellation, release, discharge and satisfaction in full, and with respect to TCFL, as discharge and satisfaction in full, of all Indebtedness of any of the Purchased Entities to any of their Affiliates (other than another Purchased Entity), but shall in no event be deemed to limit any rights or obligations of any party hereto under Section 2.06.

         .6 Purchase Price Adjustment.

         On the Settlement Date, the following amounts shall be paid:

         (a) In the event that the sum of (i) the Initial Company Payment plus
(ii) the Initial Public Finance Payment plus (iii) the Initial TCFL Payment (expressed in dollars, converting the Initial TCFL Payment amount from pounds sterling to U.S. dollars at Barclays Bank plc's spot rate for the purchase of U.S. dollars as of 11:00 am (local time) in New York, New York on the Cut-Off
Date) plus (iv) the Initial TGMBH Payment plus (v) the Initial TFBV Payment exceeds the Adjusted Pro Forma Shareholders' Equity of the Company, the Parent shall cause the Seller to pay the amount of such excess to the Purchaser or the applicable Acquiring Subsidiaries by wire transfer in immediately available funds to an account designated in writing by the recipient thereof;

         (b) In the event that the Adjusted Pro Forma Shareholders' Equity of the Company exceeds the sum of (i) the Initial Company Payment plus (ii) the Initial Public Finance Payment plus (iii) the Initial TCFL Payment (expressed in dollars, converting the Initial TCFL Payment amount from pounds sterling to U.S. dollars at Barclays Bank plc's spot rate for the purchase of U.S. dollars as of 11:00 am (local time) in New York, New York or the Cut-Off Date) plus (iv) the Initial TGMBH Payment plus (v) the Initial TFBV Payment, the Purchaser shall pay, or shall cause the applicable Acquiring Subsidiary to pay, the amount of such excess to the Seller by wire transfer in immediately available funds to an account designated in writing by the Seller;

         (c) In the event that the amount of the Initial Acquired ISF Assets Payment exceeds the Adjusted Acquired ISF Assets Amount, the Parent shall pay (or shall cause TLI to pay) the amount of such excess to the Purchaser or the applicable Acquiring Subsidiaries by wire transfer in immediately available funds to an account designated in writing by the recipient thereof;

         (d) In the event that the Adjusted Acquired ISF Assets Amount exceeds the Initial Acquired ISF Assets Payment, the Purchaser shall pay, or shall cause the applicable Acquiring Subsidiaries to pay, the amount of such excess to TLI by wire transfer in immediately available funds to an account designated in writing by TLI;

         (e) In the event that the Initial Intercompany Debt Payment exceeds the aggregate amount of the Intercompany Debt, determined in accordance with the provisions of Section 5.05(a)(vii), the Seller shall pay the amount of such excess to the Purchaser by wire transfer in immediately available funds to an account designated in writing by the Purchaser (and to the extent that such excess reflects an overpayment made in respect of Intercompany Debt owed by TCFL or any U.K. Subsidiary, the Purchaser will receive such repayment as agent for TCFL or any U.K. Subsidiary, as appropriate); and

         (f) In the event that the aggregate amount of the Intercompany Debt, as determined in accordance with the provisions of Section 5.05(a)(vii) exceeds the Initial Intercompany Debt Payment, the Purchaser shall pay the amount of such excess to Seller by wire transfer in immediately available funds to an account designated in writing by the Seller (and to the extent that such excess reflects an underpayment in respect of Intercompany Debt owed by TCFL or any U.K. Subsidiary, the Purchaser will pay such amount as agent for TCFL or any U.K. Subsidiary, as appropriate, and such payment will discharge and satisfy such company's indebtedness to its Affiliates (other than another Purchased Entity)).

         .7 Interest and Payments. Any payments required to be made pursuant to
Section 2.06(a) through (d) shall bear interest from the Cut-Off Date through the date of payment at the Settlement Rate, as in effect from time to time, calculated on a basis of the actual number of days elapsed in a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be. Any payments required to be made pursuant to Section 2.06(e) through (f) shall bear interest from the Closing Date through the date of payment at the Settlement Rate, as in effect from time to time, calculated on a basis of the actual number of days elapsed in a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be. Payments required to be made pursuant to Section 2.05(a)(i) and Section 2.06(a) through Section 2.06(d) shall be denominated in Dollars except that, unless otherwise specified by a Selling Entity in a written notice delivered at least three (3) Business Days prior to the Closing Date, payments in respect of the TCFL Shares shall be denominated in pound sterling. Payments required to be made pursuant to Section 2.05(b) and Section 2.06(e) and Section 2.06(f) shall be determined and paid in the currency in which Intercompany Debt is denominated. The making of any payments in the manner and amounts set forth in this Article II shall constitute a full discharge of the payment obligations of any such payor pursuant to this
Article II, and such Person shall not be obligated to inquire into the distribution of any sums so paid.

         .8 Post-Closing Amounts Received and Paid. (a) All amounts which are received by the Selling Entities or any of their Affiliates (other than the Purchased

Entities) in respect of the Acquired ISF Assets which are allocable to periods after the Cut-Off Date, shall be received by such Person as agent, in trust for and on behalf of the Purchaser, and following the Closing the Selling Entities shall, on a weekly basis, pay, or cause to be paid, by wire transfer of immediately available funds to the Purchaser all such amounts received by or paid to any Selling Entity or any of its Affiliates and shall provide the Purchaser information as to the nature and source of such payments, including any invoice related thereto. All amounts included in the ISF Excluded Assets (or which are paid in respect of the ISF Excluded Assets) and received by the Purchaser or any Acquiring Entity following the Closing shall be received by the Purchaser as agent, in trust for and on behalf of the applicable Asset Seller, and the Purchaser shall, on a weekly basis, pay or cause to be paid all such amounts over to the applicable Asset Seller by wire transfer of immediately available funds and shall provide the applicable Asset Seller information as to the nature and source of such payments, including any invoice relating thereto.

         (b) At the Closing, the Asset Sellers shall transfer and assign to the Purchaser good and marketable title, free and clear of all Encumbrances other than Permitted Encumbrances, to all Property acquired, originated or entered into by any Asset Seller in accordance with this Agreement during the period commencing on the Cut-Off Date and ending on the Closing Date that would have been Acquired ISF Assets if acquired, originated or entered into prior to the Cut-Off Date.

         .9 Deferred Closing. (a) If all of the conditions precedent to the consummation of the Acquisition have been satisfied or waived other than one or more Regulatory Approvals affecting one or more of the Purchased Entities or the Acquired ISF Assets, then the parties agree that they will negotiate diligently and in good faith the terms and conditions on which they would defer the closing of the acquisition of such affected Persons or Property, including using their respective commercially reasonable efforts to enter into appropriate amendments to this Agreement.

         (b) Without limiting the foregoing, if on any date (i) all of the conditions precedent to the consummation of the Acquisition have been satisfied or waived other than those Regulatory Approvals relating to the acquisition of TCFC Canada and its Subsidiaries and any other business, assets, operations and activities of the Purchased Entities that are located in Canada or (ii) any Governmental Authority shall have issued an order, decree or ruling or shall have taken any Action restraining, enjoining or otherwise prohibiting the Acquisition, and such order, decree ruling or Action relates solely to the acquisition of TCFC Canada, its Subsidiaries and any other business, assets, operations and activities that are located in Canada, then if such date is on or prior to the Termination Date, the Seller shall have the right to cause TCFC Canada, and its Subsidiaries and other business, assets, operations or activities in Canada to become Excluded Subsidiaries for the limited purpose of closing the remainder of the transactions contemplated by this Agreement and if such date is the Termination Date, Purchaser shall have the right to cause TCFC Canada, and its Subsidiaries and other business, assets, operations or activities in Canada to become Excluded Subsidiaries for the limited purpose of closing the remainder of the transactions contemplated by this Agreement.

Upon delivery of written notice to the other parties hereto that, either the Purchaser or the Seller has elected to proceed with the Closing of the other transactions contemplated by this Agreement, the parties shall immediately take all steps necessary or desirable to comply with clause (a) hereof including by using commercially reasonable efforts to enter into such amendments to the Transition Services Agreement as shall be necessary in order to provide to TCFC Canada and its Subsidiaries, on market terms and conditions, access to such systems, personnel and software as are owned by the Purchased Entities (other than TCFC Canada and its Subsidiaries) and currently utilized by TCFC Canada and its Subsidiaries in the conduct and operations of their respective businesses, and, in the event of a failure to close the acquisition of TCFC Canada and its Subsidiaries, a licensing of all applicable software, at reasonable, market rates, subject to mutually acceptable licensing agreements. Upon delivery of such notice, the Regulatory Approval relating to such acquisition shall no longer constitute a condition precedent to the Acquisition.

         .10 Consents; Administration Pending Consent. (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Acquired ISF Asset or right that is included in the Acquired ISF Assets but is not assignable or transferable without the consent of any Person, other than the Purchaser or any of its Affiliates, or the Seller or any of its Affiliates, or for which assignment without such consent would constitute a breach or in any way adversely affect the rights of the Purchaser thereunder to the extent that such consent shall not have been obtained prior to the Closing; provided, however, that the Seller shall have the continuing obligation after the Closing to use all reasonable efforts to endeavor to obtain all necessary consents to the assignment thereof and, upon obtaining the requisite third party consents thereto, such agreement, license or right, shall be transferred and assigned to the Purchaser or an Acquiring Subsidiary hereunder.

         (b) With respect to any Acquired ISF Asset or right included in the Acquired ISF Asset that is not assigned to the Purchaser at the Closing by reason of Section 2.10(a) but in respect of which payment is made under Section 2.05, after the Closing and until the applicable requisite consents are obtained and the foregoing sold and assigned to the Purchaser or the applicable Acquiring Subsidiary, the Seller, TLI or any other applicable Asset Seller shall provide to the Purchaser the benefits under each such Acquired ISF Asset or right (with the Purchaser responsible for all liabilities and obligations thereunder to the extent it would be liable under the applicable Acquired ISF Asset if the requisite consent had been obtained and such Acquired ISF Asset has been assigned to the Purchaser). In particular, in the event that any requisite consent is not obtained prior to Closing, then the Purchaser and Selling Entities shall enter into such arrangements (including sublicensing, subleasing or subcontracting if permitted) to provide to the Purchaser or the applicable Acquiring Subsidiary the economic and operational equivalent of obtaining such requisite consent and assigning such Acquired ISF Asset or right, including enforcement for the benefit of the Purchaser or the applicable Acquiring Subsidiary of all claims or rights arising thereunder, and the performance by the Purchaser or the applicable Acquiring Subsidiary of the obligations thereunder. The Selling Entities shall take all actions reasonably requested by the Purchased Entities or the Purchaser to enforce their rights under any such Acquired ISF

Assets including the assertion and enforcement of any right, claim, presentation, demand or draw under or with respect to any such Acquired ISF Assets.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         As an inducement to the Purchaser to enter into this Agreement, except as set forth in the Disclosure Schedule, the Selling Entities hereby jointly and severally represent and warrant to the Purchaser as of the date hereof and as of the Closing Date (or as of such other date as may be expressly provided in any representation and warranty in this Article III) as follows:

         .1 Organization, Authority and Qualification. Each Selling Entity is duly organized and validly existing under the Laws of the state of its incorporation or organization and has all necessary power and authority to enter into this Agreement, the Related Agreements and any other documents, agreements or instruments to be executed and delivered by it pursuant hereto and thereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Related Agreements and any other documents, agreements or instruments to be executed and delivered by any Selling Entity pursuant hereto and thereto, the performance by any Selling Entity of its obligations hereunder and thereunder and the consummation by each Selling Entity and its Affiliates of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Selling Entity and its Affiliates. This Agreement has been, and upon their execution, each of the Related Agreements and any other document, agreement or instrument to be executed and delivered by any Selling Entity pursuant hereto and thereto shall have been, duly executed and delivered by each such Selling Entity party thereto, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution, each of the Related Agreements and any other document, instrument or agreement to be executed and delivered by any Selling Entity pursuant hereto and thereto will constitute, a legal, valid and binding obligation of such Selling Entity, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exception.

         .2 Organization, Authority and Qualification of the Purchased Entities.

         (a) Each Purchased Entity (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, (ii) has all necessary power and authority to own, operate or lease its Property and to carry on its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is, and since January 1, 2000 has been, in good standing in each jurisdiction in which the Property owned or leased by it or the operation of its business makes such licensing or qualification necessary except, in the case of clause (ii) or (iii), where the failure to be so authorized, licensed, qualified or in good standing has not had and would not have a Material Adverse Effect.

         (b) Section 3.02(b) of the Disclosure Schedule accurately sets forth for each Purchased Entity, all of the jurisdictions in which such Purchased Entity is licensed or qualified to do business, each license held by such Purchased Entity and the jurisdiction in respect of which each such license is held.

         (c) True and correct copies of the articles of incorporation, by laws and all equivalent constituent documents of each of the Purchased Entities, including all amendments thereto through the date hereof, each as in effect on the date hereof, have been delivered by the Seller to the Purchaser.

         (d) The minute books of each of the Purchased Entities are held at one or more of the Leased Properties or, to the Seller's Knowledge, at the offices of legal counsel to the Purchased Entities, and are accurate and complete in all material respects and reflect all material actions taken by the incorporators, stock or other equity holders and board of directors or similar governing body (including any committees thereof) of such Persons since their respective dates of organization.

         .3 Capital Stock of the Company, Public Finance, TCFL, TFBV and TGMBH; Ownership of the Shares, the Public Finance Interests, the TCFL Shares, the TFBV Shares and the TGMBH Shares.

         (a) The authorized Capital Stock of the Company consists of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. All of the Shares are duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Capital Stock of the Company or obligating the Parent, the Seller or any of its Affiliates (including the Company) to issue or sell any shares of Capital Stock of, or any other interest in, the Company, except as specifically provided in
Section 2.01 of this Agreement. The Shares constitute all the issued and outstanding Capital Stock of the Company and are owned of record and beneficially solely by the Seller, free and clear of all Encumbrances. Upon consummation of the Acquisition and registration of the Shares in the name of the Purchaser or the relevant Acquiring Subsidiary in the stock records of the Company, the Purchaser or the relevant Acquiring Subsidiary will own all the issued and outstanding Capital Stock of the Company, free and clear of all Encumbrances, other than Purchaser Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings with respect to the voting or transfer of any of the Shares.

         (b) The total contributed capital of Public Finance consists of a capital contribution in an amount of $45,002,259 (not reflective of undistributed profits and losses), of which (42%) was contributed by Parent, (29%) was contributed by Seller and (29%) was contributed by the Company. The total contributed capital constitutes all of the outstanding Capital Stock of Public Finance. All of the Public Finance Interests are duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Capital Stock of Public Finance or obligating the Parent, the Seller, the Company or any of their respective Affiliates (including Public Finance) to issue or sell any shares of Capital Stock of, or any other interest in, Public Finance, except as specifically provided in Section 2.01 of this Agreement. The Public Finance Interests held by the Parent, the Seller and the Company constitute all of the issued and outstanding Capital Stock of Public Finance and are owned of record and beneficially solely by the Parent, the Seller and the Company, free and clear of all Encumbrances. Upon consummation of the Acquisition and registration of the Public Finance Interests in the name of the Purchaser or the applicable Acquiring Subsidiaries in the books and records of Public Finance, the Company and the Purchaser (or the applicable Acquiring Subsidiaries), together, will own all the issued and outstanding Capital Stock of Public Finance, free and clear of all Encumbrances, other than Purchaser Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings with respect to the voting or transfer of any of the Public Finance Interests.

         (c) The authorized Capital Stock of TCFL consists of 5,000,000 ordinary shares of (pound)1 each, of which 5,000,000 shares are validly allotted issued and fully paid and are freely transferable. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Capital Stock of TCFL or obligating the Parent, the Seller or any of its Affiliates (including TCFL) to issue or sell any shares of Capital Stock of, or any other interest in, TCFL and no person has claimed or has the right to claim, any such obligation, agreement, arrangement or commitment, except as specifically provided in Section 2.01 of this Agreement. The TCFL Shares held by TCHL constitute all of the issued and allotted Capital Stock of TCFL and are owned legally and beneficially solely by the TCHL, free and clear of all Encumbrances. Upon consummation of the Acquisition, stamping of the stock transfer forms and registration of the TCFL Shares in the name of the Purchaser or the relevant Acquiring Subsidiary in the company books of TCFL, the Purchaser or the relevant Acquiring Subsidiary will own all the allotted and issued Capital Stock of TCFL, and with full title guarantee free and clear of all Encumbrances, other than Purchaser Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings with respect to the voting or transfer of any of the TCFL Shares.

         (d) The total authorized Capital Stock of TFBV consists of 15,000 ordinary shares, par value 1,000 guilders per share, of which 400 shares are issued and outstanding. All of the TFBV Shares are duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Capital Stock of TFBV or obligating the Parent, the Seller or any of its Affiliates (including TFBV) to issue or sell any shares of Capital Stock of, or any other interest in, TFBV, except as specifically provided in Section 2.01 of this Agreement. The TFBV Shares held by TGI constitute all of the issued and outstanding Capital Stock of TFBV and are owned of record and beneficially solely by TGI, free and clear of all Encumbrances. Upon consummation of the

Acquisition by execution of a notarial deed of transfer before a civil law notary (or his deputy) in the Netherlands and registration of the TFBV Shares in the name of the Purchaser in the shareholders' register of TFBV, the Purchaser or the relevant Acquiring Subsidiary will own all the issued and outstanding Capital Stock of TFBV, free and clear of all Encumbrances, other than Purchaser Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings with respect to the voting or transfer of any of the TFBV Shares.

         (e) The total authorized Capital Stock of TGMBH consists of 50,000 ordinary shares with a total capital of DM 50,000, of which 90% is owned by TGI and 10% is owned by BWAC 21. All of the TGMBH Shares are duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Capital Stock of TGMBH or obligating the Parent, the Seller or any of its Affiliates (including TGMBH) to issue or sell any shares of Capital Stock of, or any other interest in, TGMBH, except as specifically provided in
Section 2.01 of this Agreement. The TGMBH Shares held by TGI and BWAC 21 constitute all of the issued and outstanding Capital Stock of TGMBH and are owned of record and beneficially solely by TGI and BWAC 21, free and clear of all Encumbrances. Upon consummation of the Acquisition and the recording of a deed of transfer and this Agreement by a civil law notary in accordance with applicable Law, the Purchaser or the relevant Acquiring Subsidiary will own all the issued and outstanding Capital Stock of TGMBH, free and clear of all Encumbrances, other than Purchaser Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings with respect to the voting or transfer of any of the TGMBH Shares.

         .4 Purchased Entities.

         (a) Section 3.04(a) of the Disclosure Schedule lists, for each Purchased Entity (other than the Company, TCFL, TFBV, TGMBH and Public Finance), its name, type of entity, jurisdiction and date of its incorporation or organization, its authorized Capital Stock, the number and type of its issued and outstanding shares of Capital Stock and the current ownership of such Capital Stock. Except as disclosed in Section 3.04(a) of the Disclosure Schedule, the Company owns (or, after giving effect to the provisions of Section 5.12, will own), directly or indirectly, all of the issued and outstanding Capital Stock of each of the other Purchased Entities, free and clear of all Encumbrances, and all such Capital Stock is (or will be at Closing) duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character (including stock appreciation rights, phantom stock or similar rights) relating to the Capital Stock of the Purchased Entities or obligating the Parent, the Seller or any of its Affiliates (including the Purchased Entities) to issue or sell any shares of Capital Stock of any of the Purchased Entities. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings with respect to the voting or transfer of any of the Capital Stock of any of the Purchased Entities.

         (b) Except as disclosed in Section 3.04(b) of the Disclosure Schedule and other than the Purchased Entities and the Excluded Subsidiaries, there are no other Persons in which any Purchased Entity owns, of record or beneficially, any direct or indirect equity or other ownership interest (including Capital Stock) or possesses any right (contingent or otherwise) to acquire the same. Except as set forth in Section 3.04(b) of the Disclosure Schedule, there are no obligations of any Purchased Entity to (i) repurchase, redeem or otherwise acquire any shares of Capital Stock of any other Person or (ii) make any equity investment in or capital contribution to, any other Person. Except as disclosed in Section 3.04(b) of the Disclosure Schedule and other than in respect of another Purchased Entity, no Purchased Entity is a member of (nor is any part of its business conducted through) any partnership, joint venture or similar entity.

         .5 No Conflict. Assuming that all consents, approvals, authorizations, filings, notifications and other actions described in Section 3.06 of the Disclosure Schedule and the Regulatory Approvals have been obtained, made or taken, as applicable, the execution, delivery and performance of this Agreement, the Related Agreements and any other document to be executed and delivered hereto or thereto by each Selling Entity, the compliance by each Selling Entity with the terms and provisions hereof or thereof and the consummation by each Selling Entity of the transactions contemplated hereby or thereby will not (a) violate, conflict with or result in the breach of any provision of the charter or by laws (or similar organizational documents) of such Selling Entity, or any Purchased Entity, (b) conflict with or violate any Law or Governmental Order applicable to such Selling Entity, any Purchased Entity or any of their respective assets, properties or businesses, (c) with respect to any material note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which a Selling Entity or a Purchased Entity is a party or by which any of the Shares, the Public Finance Interests, the TCFL Shares, the TFBV Shares, the TGMBH Shares or the Acquired ISF Assets or any Selling Entity's or any Purchased Entity's assets or properties is bound, (i) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under any of the foregoing, (ii) require any consent, notice, report or other filing under any of the foregoing, (iii) give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any of the foregoing which would reasonably be expected to interfere in any material respect with the operation of any Purchased Entity's business in the ordinary course, or (iv) result in injunctive or equitable relief being granted against any Purchased Entity that materially interferes with the operation of its business in the ordinary course or (v) result in any Loss, forfeiture, fine, penalty or fee in excess of $100,000, (d) result in the creation of any Encumbrance on any of the Shares, the Public Finance Interest, the TCFL Shares, the TFBV Shares, the TGMBH Shares, the Acquired ISF Assets or on any of the assets or properties of any of the Purchased Entities, other than any Purchaser Encumbrance, or (e) give rise to a right by a third party to terminate the rights of a Purchased Entity to continue to use all of the Assets (other than Financing Contracts) currently employed by such Purchased Entity (or, after giving effect to the provisions of Section 5.12, to be employed by such Purchased Entity) in the conduct of its business consistent with its past practices.

         .6 Authorizations. Except as set forth in Section 3.06 of the Disclosure Schedule and other than the Regulatory Approvals, no notices, reports or other filings are required to be made by any Selling Entity with, nor are any Authorizations required to be obtained from any Governmental Authority or any other Person in connection with (i) the execution and delivery by any Selling Entity of this Agreement, each of the Related Agreements or any other document, agreement or instrument to be executed and delivered by any of them pursuant hereto or thereto or (ii) the consummation by any Selling Entity of the transactions contemplated hereby or thereby (including the assignment of Excluded Assets and the assumption of Excluded Liabilities contemplated in
Section 5.11 and the assignment of the Other Acquired Business Assets contemplated by Section 5.12) other than, in each case, those Authorizations the failure to obtain which would not reasonably be expected to (i) materially interfere with the operation of any Purchased Entity's business in the ordinary course, (ii) result in any Loss, forfeiture, fine or penalty in excess of $100,000, or (iii) result in injunctive or equitable relief being granted against any Purchased Entity that interferes in any material respect with the operation of any Purchased Entity's business in the ordinary course.

         .7 Financial Information.

         (a) The Seller has previously provided to the Purchaser true, complete and correct copies of the audited consolidated balance sheet of the Parent and its subsidiaries for each of the years ended December 31, 2000, December 31, 2001 and December 31, 2002 and the related consolidated audited statements of income and cash flows, accompanied by the reports thereon of the Seller's Accountants, and in each case, the notes, schedules and exhibits thereto (the "Historical Financial Statements"). The Historical Financial Statements were prepared from the books and records of the Parent and its subsidiaries, and the balance sheets of the Parent and its subsidiaries included in the Historical Financial Statements present fairly in all material respects the consolidated financial condition and results of operations of the Parent and its subsidiaries as of such dates or for the periods covered thereby, and the statements of income and cash flows of the Parent and its subsidiaries included in the Historical Financial Statements present fairly in all material respects the results of income, and cash flows, as the case may be, of the Parent and its subsidiaries for the periods set forth therein, in each case in accordance with GAAP (as in effect on the dates of such statements) applied in a manner consistent with the Accounting Principles (as in effect on the dates of such statements).

         (b) The Seller has previously provided to the Purchaser true, complete and correct copies of the unaudited management statements for each of the Business Lines for the year ended December 31, 2002 (the "Historical Management Statement"). The Historical Management Statement was prepared from the books and records of the Purchased Entities, the International Structured Finance division, or the applicable Business Line and the information contained therein is true, complete and accurate in all material respects as of December 31, 2002. The Historical Management Statement was prepared in accordance with the Accounting Principles (as in effect on the date of such statement).

         (c) The Seller has previously provided to the Purchaser true, complete and correct copies of (i) Seller management reports which set forth for each Business Line, a reconciliation of net income from the Historical Financial Statement for the year ended December 31, 2002 to the Historical Management Statement of such Business Line for the corresponding period and (ii) Seller management reports which set forth for each Business Line, a reconciliation of total assets from the Historical Financial Statement for the year ended December 31, 2002 to the Historical Management Statement of such Business Line for the corresponding period (the management reports referred to in clauses (i) and (ii) collectively, the "Reconciliation Statements"). Each of the Reconciliation Statements was prepared from the books and records of the Parent and the Purchased Entities, the International Structured Finance division or the applicable Business Line.

         (d) The Seller has previously provided to the Purchaser true, complete and correct copies of the unaudited management financial statements for each Business Line for the six (6) month period ended June 30, 2003, and in each case, the notes, schedules and exhibits thereto, if any (collectively, the "Management Statements"). Each of the Management Statements was prepared from the books and records of the Purchased Entities, the International Structured Finance division or the Business Line, as applicable, and the information contained therein is true, complete and accurate in all material respects as of such dates or for the periods covered thereby, The Management Statements were prepared in accordance with the Accounting Principles (as in effect on the dates of such statements).

         (e) All of the Portfolio Information and other data set forth in the Initial Portfolio Tape and in the Initial Acquired ISF Assets Portfolio Tape is true, correct, complete and accurate in all material respects.

         (f) The letter agreement referred to in Section 1.02(d) has attached as
Schedule 3.07(f) thereto, true, complete and correct copies of various financial reports prepared from the books and records of the Purchased Entities, and the information contained therein is true, complete and accurate in all material respects as of the periods covered thereby. Such financial reports were prepared in accordance with the Accounting Principles (as in effect on the dates of such statements).

         (g) The letter agreement referred to in Section 1.02(d) has attached as
Schedule 3.07(g) thereto, true, complete and correct copies of management reports which set forth for each Business Line, a balance sheet of the Purchased Entities part of such Business Line at and for the six month period ended June 30, 2003 (collectively, the "Purchased Entity Statements"). Each Purchased Entity Statement was prepared from the books and records of the Purchased Entities and the information contained therein is true, complete and accurate in all material respects as of June 30, 2003. The Purchased Entity Statements were prepared in accordance with the Accounting Principles as in effect on June 30, 2003.

         .8 No Undisclosed Liabilities. There are no Liabilities of any Purchased Entity other than Liabilities (i) reflected or adequately reserved against on the Historical

Management Statements dated as of December 31, 2002, (ii) incurred by the Purchased Entities in the ordinary course of business of their business, consistent with their respective past practices, but only to the extent that such Liabilities either will be discharged or repaid on or prior to Cut-Off Date or reflected in the Adjusted Cut-Off Date Pricing Schedule, (iii) incurred in the ordinary course of business, consistent with its past practices, pursuant to contracts for the receipt by such Purchased Entity of goods or services used or useful in its business and operations, (iv) reflected on the Adjusted Cut-Off Date Pricing Schedule, or (v) disclosed in Section 3.08 of the Disclosure Schedule.

         .9 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions.

         (a) Since December 31, 2002, except as described in Section 3.09(a) of the Disclosure Schedule, the Acquired Businesses have been conducted in the ordinary course and consistent with their respective past practices and no Acquired Business has suffered any Material Adverse Effect. Without limiting the foregoing, except as specifically contemplated by this Agreement or disclosed in
Section 3.09(a) of the Disclosure Schedule, since December 31, 2002, no Purchased Entity and, with respect to clauses (iii), (vi) and (viii), no Asset Seller (with respect to the Acquired International Structured Finance Business) has:

      (i) (A) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the business of any Person or any division or line of business thereof, or (B) otherwise acquired any assets in excess of $10 Million individually or $50 Million in the aggregate, other than Ordinary Course Asset Transactions of such Purchased Entity or Asset Seller (as applicable);

      (ii) other than in the ordinary course of business, consistent with their respective past practices with respect to salary and benefits matters, entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (other than any other Purchased Entity) or, to Seller's Knowledge, with any spouse or Affiliate of such Person;

      (iii) made any change in any method of accounting or accounting practice or policy (including any changes to the equity accounts or intangible assets reflected on the Historical Management Statement dated December 31, 2002 included in the Financial Statements);

      (iv) except in the ordinary course of business consistent with its past practice, (A) incurred any Indebtedness, other than Indebtedness with the Seller or an Affiliate of the Seller or pursuant to one of the agreements set forth in Section 5.01(d)(ix) of the Disclosure Schedule or (B) failed promptly to pay and discharge current Liabilities, except in the case of such Liabilities which are disputed in good faith and for which adequate reserves are maintained by the applicable Purchased Entity;

      (v) (A) other than in the ordinary course of business, consistent with its past practices, granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable to any Company Employees, including any increase or change pursuant to any Company Benefit Plan or Company Benefit Arrangement, except as required to be made by Law or (B) established, increased, decreased, terminated or promised to increase, decrease or terminate any benefits under any Company Benefit Plan or Company Benefit Arrangement, in either case, except for changes as required to be made by Law or increases made in the ordinary course of business consistent with its past practices or (C) entered into any new, or modified any existing employment agreement, severance, change in control or similar agreement with any Company Employee or made any change in material employment terms for any Company Employee, in each case, where the amount with respect to any (x) Foreign Plan or non-U.S. Company Employee, exceeds $100,000 or (y) Company Benefit Plan, Company Benefit Arrangement or Company Employee (other than a Foreign Plan or non-U.S. Company Employee) is a material amount, and except for changes as required to be made by Law;

      (vi) directly or indirectly (A) in any way extended or otherwise restructured the payment schedule, payment terms or any other material term or condition of any Financing Contract or Vendor Program Agreement, other than in the ordinary course of its business, consistent with its past practices that, in each case, are accurately reflected, in all material respects, in the Legal/Credit Files for such Financing Contract (subject to, in the case of documentation in respect of Syndicated Facilities, the extent provided by the applicable administrative or collateral agent, and otherwise to ordinary course delays in receipt by the Purchased Entities of such documents), (B) made any extension, novation, modification or other accommodation to any Obligor or to any other Person under any Vendor Program Agreement, other than extensions of the time to pay an amount due under a Financing Contract or Vendor Program Agreement, novations, modifications or other accommodations that were granted in the ordinary course of business by a Purchased Entity or an Asset Seller consistent with its past practices and that, in each case, are accurately reflected, in all material respects, in the Legal/Credit Files for such Financing Contract (subject, in the case of documentation in respect of Syndicated Facilities, to the extent provided by the applicable administrative or collateral agent, and otherwise to ordinary course delays in receipt by the Purchased Entities of such documents) or (C) released any collateral or made any advance other than in the ordinary course of its business, consistent with its past practices;

      (vii) suffered any damage, destruction or casualty loss (other than with respect to Portfolio Property), whether or not covered by insurance, in excess of $250,000 in the case of any such individual Loss or $1 Million with respect to the aggregate of all such Losses;

      (viii) changed any of its existing credit, funding (including advance rates or availability criteria), collateral monitoring, underwriting or residual guidelines or policies, or changed, in any case, in any material respect its Documentation, except for changes made in the ordinary course of business consistent with its past practice;

      (ix) sold, or disposed of, any of the assets or properties having a value greater than $10 Million, other than (A) sales in the ordinary course of business consistent in amounts with its past practice, of (1) any assets or interests in any Property (including Financing Contracts) to securitization vehicles, (2) participations in Financing Contracts in accordance with the terms of the applicable credit underwriting, (3) surplus or obsolete Property and (4) assets or Property owned by any Purchased Entity as a result of judicial or non-judicial foreclosure or otherwise relating to the exercise of creditor's rights and (B) pursuant to the provisions of (and to the extent necessary to satisfy the obligations set forth in) Section 5.11; or

      (x) agreed to take any of the actions specified in this Section 3.09.

         (b) Except as set forth in Section 3.09(b) of the Disclosure Schedule, since December 31, 2002, none of the Seller or any Purchased Entities have discontinued any operation or line of business of the Acquired Businesses (other than in connection with the provisions of (and only to the extent necessary to satisfy the obligations set forth in) Section 5.08, Section 5.09 and Section 5.11). Except as set forth in Section 3.09(b) of the Disclosure Schedule, since March 31, 2003, each of the Seller, the Purchased Entities and the Asset Sellers have conducted their respective relationships with each Person having any material commercial relationship with any Purchased Entity or any Asset Seller (to the extent relating to any Acquired ISF Assets or Assumed ISF Liabilities) in the ordinary course of business consistent with their respective past practices. Except as set forth in Section 3.09(b) of the Disclosure Schedule, since December 31, 2002, the Seller and its Affiliates (other than the Purchased Entities) have conducted their respective business relationships with the Purchased Entities and the Asset Sellers (to the extent relating to any Acquired ISF Asset or any Assumed ISF Liability) only in the ordinary course of business consistent with their respective past practice and have not dealt with or entered into any contracts, commitments or arrangements with the Purchased Entities and the Asset Sellers (to the extent relating to any Acquired ISF Asset or any Assumed ISF Liability) on terms and conditions materially less favorable to any Purchased Entity or Asset Seller than would be available in a comparable transaction with a Person that is not an Affiliate of the Purchased Entities, the Asset Sellers or the Seller.

         (c) Except as set forth in Section 3.09(c) of the Disclosure Schedule, since December 31, 2002, to the extent that any Purchased Entity or Asset Seller has approved credit applications with respect to (i) financing transactions constituting Backlog, which, as of the date of this Agreement or Closing (as applicable), have not become Financing Contracts or (ii) Financing Contracts entered into after December 31, 2002, but prior to the Closing, such Purchased Entity or Asset Seller has complied with standards of evaluating, originating, underwriting and funding new business in the ordinary course of its business, which are consistent, in all material respects, with its past practices.

         .10 Litigation. Except as disclosed in the letter agreement described in Section 1.02(d) to Purchaser on the date hereof:

         (a) no Action by or against any of the Selling Entities or any Purchased Entity is pending or, to the Seller's Knowledge, threatened, that (i) contests the legality, validity or enforceability of this Agreement, the Related Agreements or any Seller Related Document or (ii) seeks to delay or prevent the consummation of, or that would be reasonably likely to materially and adversely affect any Selling Entity's ability to consummate the transactions contemplated by this Agreement, the Related Agreements and any other Seller Related Document;

         (b) there are no Actions (i) pending (including any counterclaims) or, to the Seller's Knowledge, threatened against any Purchased Entity or against any Asset Seller with respect to any Acquired ISF Asset or any Assumed ISF Liability (A) that seek damages, in the aggregate, in excess of $150,000 from one or more Purchased Entity or Asset Seller, (B) that seek equitable or injunctive relief against one or more Purchased Entity or Asset Seller (in respect of any Acquired ISF Asset or Assumed ISF Liability), (C) that seek Special Losses against one or more Purchased Entity or Asset Seller (in respect of any Acquired ISF Asset or Assumed ISF Liability) or (D) that allege fraud or bad faith by one or more Purchased Entity or Asset Seller (other than in connection with ordinary course enforcement, foreclosure or collection proceedings initiated by a Purchased Entity or an Asset Seller in the ordinary course of its business), or (ii) in respect of which a Purchased Entity is the plaintiff (other than ordinary course collection, foreclosure or enforcement actions in respect of Financing Contracts); and

         (c) no Purchased Entity and no Asset Seller (with respect to the Acquired ISF Assets or Assumed ISF Liabilities) is or has been the subject of any Action instituted or asserted by a Governmental Authority or any Governmental Order nor to Seller's Knowledge have there been (i) any investigations by or before any Governmental Authority, or (ii) to Seller's knowledge any Governmental Orders threatened to be imposed on any Purchased Entity or any Asset Seller (with respect to the Acquired International Structured Finance Business), in either case, relating to the business practices of such Purchased Entity or such Asset Seller from January 1, 2000 through the Closing Date which, in each case, (A) have materially interfered (or which would reasonably be expected to interfere, in the case of any such pending Action) with the operation of any Acquired Business in the ordinary course of its business, consistent with past practices, or (B) have required (or which would reasonably be expected to require, in the case of any such pending Action) material changes to the business practices of any Acquired Business, or (C) have resulted in (or which would reasonably be expected to result in, in the case of any such pending Action) any Loss, forfeiture, fine or penalty in excess of $100,000.

         .11 Compliance with Laws. Except as set forth in Section 3.11 of the Disclosure Schedule:

         (a) the Asset Sellers (with respect to the Acquired International Structured Finance Business) and the Purchased Entities hold, and since January 1, 2002 have held, all Authorizations that are used in or may be necessary for the ownership and leasing of their Properties and the conduct of their respective businesses except for such Authorizations, the absence of which does not or would not reasonably be expected to (i) interfere in any material respect with the operation of any Acquired Business in the ordinary course of its business, consistent with past practices or (ii) require material changes to the business practices of any Acquired Business or (iii) result in any Loss, forfeiture, fine or penalty in excess of $100,000. The Asset Sellers (with respect to the Acquired International Structured Finance Business) and the Purchased Entities currently comply, and at all times since January 1, 2002 have complied, in all material respects with, and are not in default in any material respect under, any Laws or Governmental Orders relating to any Asset Seller (with respect to the Acquired International Structured Finance Business), any Purchased Entity or any of their respective businesses (including any Law pertaining to loan origination, usury, installment or conditional sales, sale and/or marketing of insurance products, franchising, sales financing or the billing, collection and enforcement of any Financing Contract or Credit Enhancement); and

         (b) no Selling Entity and no Purchased Entity has received any written notice of a violation of any Law that is applicable to any Acquired Business from any Governmental Authority except to the extent such notice or the conditions, facts or circumstances described therein, would not reasonably be expected to (i) materially interfere with the operation of its business consistent with its past practices, (ii) require material changes to its business practices, or (iii) result in any Loss, forfeiture, fine or penalty in excess of $100,000.

         .12 Material Contracts.

         (a) Except as set forth in Section 3.12(a) of the Disclosure Schedule, no Purchased Entity and no Asset Seller (in respect of the Acquired International Structured Finance Business) is party to or bound by any agreement, contract or commitment (other than any agreement or contract with independent contractors which can be terminated with no more than 90 days' prior notice without the payment of any fee, penalty or charge in excess of $250,000, individually or $2.5 Million in the aggregate) of the following kinds: (i) any employment or consulting agreement or contract providing for aggregate annual payments or compensation (other than in respect of base salary and bonuses payable pursuant to a Company Benefit Plan set forth in Section 3.15(a) of the Disclosure Schedule) in excess of $250,000, (ii) any indebtedness (other than
(x) Intercompany Indebtedness and (y) the Indebtedness of the Purchased Entities set forth in Section 5.01(d)(ix) of the Disclosure Schedule, true, correct and complete copies of which have been delivered to the Purchaser), (iii) any executory contract or agreement relating to the disposition or acquisition of
(A) any of the Capital Stock of any Person, other than the warrants or other ownership interests set forth in Section 3.04(b) of the Disclosure

Schedule, (B) any assets or Property with an aggregate fair market value in excess of $10 Million other than sales of assets or Property in connection with Ordinary Course Asset Transactions which are accurately reflected on its financial reporting records, or (C) pursuant to the provisions of (and to the extent necessary to satisfy the obligations set forth in) Section 5.11, (iv) any agreement or contract relating to capital expenditures and involving future payments which, together with future payments under all other agreements or contracts relating to the same capital project, exceed $7.5 Million, (v) any guarantee or indemnification entered into by a Purchased Entity or an Asset Seller on or before June 30, 2003 running to any Person which involves, individually or in the aggregate, a contingent liability of $10 Million or more,
(vi) any agreement or contract providing for the collection, servicing or administration of Financing Contracts or financial instruments of a similar type or any Receivables related thereto by any Purchased Entity or Asset Seller (with respect to the Acquired International Structured Finance Business) on behalf of any other Person, other than any agreement or contract entered into by a Purchased Entity or Asset Seller (with respect to the Acquired International Structured Finance Business) in connection with (A) a securitization transaction set forth in Section 5.08 of the Disclosure Schedule or (B) in connection with any Syndicated Facility, or (C) any other such agreement or contract entered into by a Purchased Entity or an Asset Seller in the ordinary course of its business, in each case, consistent with such Purchased Entity's or Asset Seller's past practices, (vii) any agreement or contract providing for the administration by any Person of (A) any part of the Financing Contracts or financial instruments of a similar type of any Purchased Entity or an Asset Seller (with respect to the Acquired International Structured Finance Business) or (B) any Acquired ISF Assets, other than, in each case, any such agreement or contract entered into by a Purchased Entity or an Asset Seller (1) in the ordinary course of the distribution finance Business Line, consistent with such Purchased Entity's past practices or (2) in connection with any Syndicated Facility, (viii) any agreement or contract by any Person to purchase Financing Contracts, or any interests or participations therein, or any agreement or contract to sell Financing Contracts, or any interests or participations therein, other than purchases or sales by a Purchased Entity or an Asset Seller (with respect to the Acquired International Structured Finance Business) of interests or participations in Financing Contracts in the ordinary course of business of such Purchased Entity or Asset Seller, consistent with its past practices and which are accurately reflected on its financial reporting records, including in respect of Syndicated Facilities (ix) any agreement or contract containing any covenant or provision limiting the freedom of any Purchased Entity or any of their Affiliates to engage in any line of business, compete with any Person in any geographic area or solicit or hire employees of any other Person that would interfere with the operation of the Acquired Business (other than customary covenants contained in consulting agreements entered into by the Purchased Entities in the ordinary course, which restrict the Purchased Entities' ability to hire employees of such consultants), (x) any agreement or contract which would, if performed in accordance with its terms, have a Material Adverse Effect, (xi) any agreement or contract limiting the right of any Purchased Entity to pay dividends or distributions to its shareholders, (xii) except for those agreements described in Section 5.08 of the Disclosure Schedule, any agreement or contract, arrangement with respect to the securitization or other monetization of any assets of any Purchased Entity or any Acquired ISF Assets, (xiii) any agreement or contract (other than a Financing Contract) which calls for the payment, directly or indirectly, by any Purchased Entity, of $10 Million or more, or the delivery, directly or indirectly, by any Purchased Entity of goods or services with a fair market value of $10 Million or more, or (xiv) any legally binding commitment to do any of the foregoing (any such agreement, contract or commitment, a "Material Contract").

         (b) Each Material Contract constitutes the valid, legally binding obligation of a Purchased Entity or an Asset Seller enforceable in accordance with its terms, except to the extent the foregoing may be limited by the Bankruptcy Exception and, except as otherwise noted in Section 3.12(b) of the Disclosure Schedule, is in full force and effect without any default thereunder by any Purchased Entity or Asset Seller party thereto or, to the Seller's Knowledge, by any other party thereto which default could reasonably be expected to give rise to any (i) fee, fine or penalty in excess of $150,000, (ii) right by any party thereto to recover Losses from any Purchased Entity in excess of $150,000, or (iii) grant of injunctive or equitable relief against any Purchased Entity or with respect to any Acquired ISF Asset. No Purchased Entity and no Asset Seller has received any written notice from or given any written notice to any other party indicating that any Purchased Entity, any Asset Seller or such other party, as the case may be, is presently in default under or in breach or violation of any Material Contract which default, breach or violation could reasonably be expected to give rise to any (i) fee, fine or penalty in excess of $150,000, (ii) right by any party thereto to recover Losses in respect thereof in excess of $150,000 or (iii) grant of injunctive or equitable relief against any Purchased Entity.

         (c) Except (i) as specifically contemplated by this Agreement, (ii) as set forth in Section 3.12(c) of the Disclosure Schedule or (iii) as would not reasonably be expected to result in a Material Adverse Effect the consummation of the transactions contemplated hereby will not give rise to a right by a party thereto to terminate or cancel any material provision of any of the Material Contract, Vendor Program Agreements or Factoring Account.

         .13 Real Property.

         (a) Section 3.13(a) of the Disclosure Schedule sets forth a complete list of: (i) (A) all real property and interests in real property owned in fee by the Parent or the Seller and used in connection with the conduct or operations of any Acquired Business including all buildings, structures or other improvements located thereon and (B) all Owned Properties; and (ii) all real property and interests in real property leased, subleased, or otherwise occupied by the Parent, the Seller or any Purchased Entity and used in connection with the conduct or operation of any of the Acquired Businesses (other than the Acquired International Structured Finance Business), as lessee (individually, a "Leased Property", collectively, the "Leased Properties"), and with respect to the Leased Properties, lists all leases, contracts and agreements governing such leasehold interests (collectively, the "Real Property Leases") (the Leased Properties, together with the Owned Properties, shall be referred to herein collectively as the "Real

Property"). The Parent and the Seller have delivered or otherwise made available to the Purchaser true and correct copies of: (i) each Real Property Lease, together with all amendments, modifications, or supplements thereto, if any, and any other material documents relating to the Leased Properties; and (ii) all deeds and title policies and other evidence of ownership, if any, with respect to the Owned Properties, and any other material documents relating to the Owned Properties.

         (b) Each Purchased Entity has good, marketable and indefeasible fee simple title to the Owned Property owned by it, free and clear of all Encumbrances, subject only to Permitted Encumbrances. Each of the Parent and the Seller and each Purchased Entity has a valid, binding and enforceable leasehold interest in the Leased Property leased by it, except as enforcement may be limited by the Bankruptcy Exception, free and clear of all Encumbrances, subject only to Permitted Encumbrances. The Real Property Leases are in full force and effect, and none of the Parent, the Seller or any Purchased Entity has received any notice of default or of any event that with notice or lapse of time, or both, would constitute a default by the Parent, the Seller or any Purchased Entity under any Real Property Lease. To the Seller's Knowledge, there is no default or event that with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

         (c) Except as set forth on Section 3.13(c) of the Disclosure Schedule upon the consummation of the Acquisition, (i) the Purchased Entities will be entitled to the actual and exclusive use, occupancy and possession of the Real Property for the purposes for which such Real Property is now being used on the same terms and conditions as they use such properties as of the date hereof subject to the terms of the Real Property Leases and related documentation (copies of which have been made available to Purchaser) and (ii) each Purchased Entity will have the full right to exercise any renewal options running to it contained in the Real Property Leases on the terms and conditions contained therein and in related documentation (copies of which have been made available to Purchaser), and upon due exercise would be entitled to enjoy the use of Real Property subject thereto for the full term of such renewal options, subject to the terms and conditions pertaining thereto.

         .14 Assets.

         (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, the Purchased Entities and the Asset Sellers (with respect to the Acquired International Structured Finance Business) own or lease (or, after giving effect to transfer of the Other Acquired Business Assets pursuant to Section 5.12, will own or lease) all Property required to conduct each Acquired Business in the ordinary and usual course of businesses consistent with their respective past practices (collectively, the "Assets"). Except as set forth in Section 3.14(a) of the Disclosure Schedule, after giving effect to transfer of the Other Acquired Business Assets pursuant to Section 5.12, each Purchased Entity will have good and valid title to all Property used or held for use by it, free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth in Section 3.14(a) of the Disclosure Schedule, no Purchased Entity and no Asset Seller (with respect to the Acquired International Structured Finance Business) is a lessee under any lease of tangible personal Property involving annual aggregate payments in respect thereof in excess of $600,000 other than those which may be canceled by such Purchased Entity or Asset Seller without any payment or penalty upon no more than 30 days' prior notice. Except as set forth in Section 3.14(a) of the Disclosure Schedule, the consummation of the Acquisition will not give rise to any right of any Person to (x) terminate any Purchased Entity's right or entitlement to use any Property currently used or employed by it in the conduct of the Acquired Businesses as presently conducted by it or (y) require that any Purchased Entity obtain a consent or pay a fee in order to continue to use any Property currently used or employed by it in the conduct of the Acquired Businesses as presently conducted by it. To Seller's Knowledge, all Property of which a Purchased Entity is (or, after giving effect to transfer of the Other Acquired Business Assets pursuant to Section 5.12 hereof, will be) the lessee or obligor are in full force and effect according to their terms and there are no outstanding defaults thereunder, except for any defaults which could not reasonably be expected to give rise to any (i) right of termination thereunder,
(ii) right by any Person to recover Losses, charges, penalties or fees against any Purchased Entity in excess of $100,000, in the aggregate or (iii) grant of injunctive or equitable relief against any Purchased Entity.

         (b) The Asset Sellers own all right, title and interest in and to the Acquired ISF Assets, free and clear of all Encumbrances other than Permitted Encumbrances. None of the Other Acquired Business Assets are Financing Contracts, Portfolio Property or Credit Enhancements.

         .15 Employee Benefit Plans, etc.

         (a) Section 3.15(a) of the Disclosure Schedule contains an accurate and complete list of all Company Benefit Plans and Company Benefit Arrangements and separately identifies which plans and arrangements are Assumed Benefit Plans and Assumed Benefit Arrangements. To Seller's Knowledge, no Selling Entities, Purchased Entities or any of their respective ERISA Affiliates is or within the last six years has been obligated to make contributions or withdrawal liability payments to a "multiemployer plan" as defined in Section 3(37) of ERISA and no Company Benefit Plan is a "multiple employer plan" subject to Section 4063 and 4064 of ERISA. None of the Purchased Entities is the plan sponsor, or has within the previous six (6) years been the plan sponsor, of any Employee Benefit Plan subject to ERISA. There is no material amount or payment arising from or in connection with any Company Benefit Plan, Company Benefit Arrangement or Title IV Plan (other than an Assumed Benefit Plan or Assumed Benefit Arrangement) with respect to which the Purchaser is or will be liable to any Person, including any Governmental Authority, any employee of any Selling Entity, any Purchased Entity or any of their respective ERISA Affiliates.

         (b) True, correct and complete copies of the following documents, with respect to each Assumed Benefit Plan and Assumed Benefit Arrangement, have been made available or delivered to the Purchaser by the Seller: (A) any plans and amendments thereto, (B) the most recent Forms 5500, all schedules thereto and any financial statements and actuarial reports attached thereto, (C) the most recent IRS determination letter, (D) summary plan descriptions, and (E) written descriptions of all non-written agreements relating to such plans and arrangements. True, correct and complete copies of the following documents, with respect to each Company Benefit Plan and Company Benefit Arrangement, have been made available or delivered to the Purchaser by the Seller: (x) the most recent IRS determination letter and (y) summary plan descriptions. The AEGON USA, Inc. Profit Sharing Plan and the AEGON USA, Inc. Pension Plan are the only Company Benefit Plans intended to be qualified under Section 401 of the Code, each such plan has received a favorable determination letter from the Internal Revenue Service which is in full force and effect and which have not been revoked, and no material actions have occurred to cause the loss of such qualification or exemption of the trust maintained thereunder or the imposition of any liability, penalty or tax under ERISA or the Code. Except as set forth in Section 3.15(b) of the Disclosure Schedule, (i) all contributions or payments required to have been made under any Assumed Benefit Plan or Assumed Benefit Arrangement or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension); (ii) all Assumed Benefit Plans and Assumed Benefit Arrangements have been maintained, in all material respects, in accordance with their terms and with all provisions of the Code and ERISA (including rules and regulations thereunder) and other applicable Law; and (iii) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute or other payments) becoming due to any Company Employee under any Company Benefit Plan, Company Benefit Arrangement or otherwise, (B) increase any benefits otherwise payable under any Company Benefit Plan or Company Benefit Arrangement, or (C) result in the acceleration of the time of payment or vesting of any such benefits. None of the Selling Entities, the Purchased Entities or any of their respective Subsidiaries has any contract, plan or commitment, whether legally binding or not, to create any additional Assumed Benefit Plan or Assumed Benefit Arrangement, or to modify any existing Assumed Benefit Plan or Assumed Benefit Arrangement. The Adjusted Cut-Off Date Pricing Schedule shall properly reflect all liabilities and reserves for any Company Employees under any Assumed Benefit Plan and Assumed Benefit Arrangement, including any Foreign Plans which qualify as such, in accordance with GAAP as in effect on such date, consistently applied by the Selling Entities, and the terms of such plans (including any liabilities and reserves for retiree health and welfare obligations of the Selling Entities and Purchased Entities).

         (c) Section 3.15(c) of the Disclosure Schedule contains an accurate and complete list of each Company Benefit Plan or Company Benefit Arrangement that is maintained outside of the United States for employees who are employed primarily outside of the United States and that is sponsored by any Purchased Entity (the "Foreign Plans"). With respect to each Foreign Plan: (i) all employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with the Accounting Principles; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations determined in accordance with the Accounting Principles, as of the Cut-Off Time, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable Governmental Authorities.

         (d) None of the Company Employees in the United States is represented in his or her capacity as an employee of any Purchased Entity or of Asset Seller by any labor organization, nor have any of the Selling Entities or the Purchased Entities (i) recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of such employees or (ii) entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of such Company Employees. To the Seller's Knowledge, there is no union organization activity involving any of the Company Employees in the United States, pending or threatened, nor has there been union representation involving any of the Company Employees within the last five years. Except as set forth in Section 3.15(d) of the Disclosure Schedule, none of the Selling Entities or Purchased Entities has entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Company Employees outside the United States. To the Seller's Knowledge, there is no ongoing union organization activity or request for union certification involving any of the Company Employees outside the United States, pending or threatened.

         (e) Except as set forth in Section 3.15(e) of the Disclosure Schedule,
(i) there are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Purchased Entities or on behalf of any Transferred Employee which, if individually or collectively resolved against the Purchased Entities or Asset Seller, could result in a material liability, (ii) there is no picketing, pending or threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other material labor disputes involving any of the Company Employees, pending or threatened and (iii) there are no complaints, charges or claims against the Purchased Entities or Asset Seller pending or, to Seller's Knowledge, threatened which could be brought or filed, with any Governmental Authority, based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Purchased Entities or Asset Seller, of any individual which could result in a material liability. Since January 1, 2002, the Purchased Entities and the TLI are in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to the collection and payment of withholding and/or social security Taxes and any similar Tax.

There has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Purchased Entities or Asset Seller during the six months prior to the Closing.

         .16 Taxes.

         (a) Except as set forth in Section 3.16 of the Disclosure Schedule:

      (i) All material Tax Returns of or relating to the Purchased Entities or the Acquired ISF Assets required to be filed have been timely filed, and all such Tax Returns are true and correct in all material respects, and all material Taxes due and payable from or with respect to the Purchased Entities or the Acquired ISF Assets have been timely paid or have been provided for on the books and records of the relevant entity in accordance with the Accounting Principles, including in the Financial Statements;

      (ii) With respect to any taxable period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Purchased Entities have made due and sufficient current accruals for any such material Taxes in their books and records in accordance with the Accounting Principles, including in the Financial Statements;

      (iii) The Seller has previously delivered to the Purchaser true and complete copies of each of (A) any audit reports claiming a Tax deficiency in an amount exceeding $10,000 issued in the three years prior to the date of this Agreement relating to the United States federal, state, local or foreign Taxes due from or with respect to each Purchased Entity or the Acquired ISF Assets and (B) for all taxable periods ending on or after June 30, 2000, the United States federal income Tax Returns, those foreign Tax Returns showing taxable income in excess of $15,000, those state and local income Tax Returns for Illinois, and the next ten largest state income Tax Returns determined by reference to those Tax Returns with respect to which the Purchased Entities have the highest annual Tax liability shown thereon, and those five sales and property Tax Returns determined by reference to those Tax Returns with respect to which the Purchased Entities have the highest annual Tax liability shown thereon filed by or with respect to any Purchased Entity or the Acquired ISF Assets or in the case of such Tax Return filed on a consolidated, combined or unitary basis (each a "Consolidated Tax Return"), the pro forma Tax Return for the relevant Purchased Entity prepared on a separate company basis;

      (iv) There are no outstanding waivers in writing or comparable material binding consents regarding the application of any statute of limitations in respect of Taxes of or relating to any Purchased Entity or the Acquired ISF Assets;

      (v) None of the Seller, its Affiliates, any Purchased Entity or any other Person has (A) extended the time within which to file any income or other material Tax Return of or relating to any Purchased Entity or the Acquired ISF

   Assets, which Tax Return has since not been filed or (B) granted to any Person any power of attorney that is currently in force with respect to any Tax matter relating to any Purchased Entity or the Acquired ISF Assets;

      (vi) There are no actions, suits, investigations, audits or claims by any Governmental Authority with respect to material Taxes of or relating to any Purchased Entity or the Acquired ISF Assets, nor has any Purchased Entity or Asset Seller or any of their shareholders, directors or officers received any written notice from any Governmental Authority that it intends to conduct such an audit or investigation;

      (vii) Section 3.16 of the Disclosure Schedule lists, for each Purchased Entity, the common parent of every consolidated, combined or affiliated group of corporations of which each Purchased Entity was (but is not currently) a member for any taxable period for which the time for assessment has not expired;

      (viii) No Purchased Entity has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

      (ix) The U.K. Accounts make full provision or reserve in respect of any period ended on or before the U.K. Accounts Date for all Tax assessed or liable to be assessed on TCFL or any U.K. Subsidiary or for which any of them is accountable at the U.K. Accounts Date whether or not TCFL and any U.K. Subsidiary has or may have any right of reimbursement against any other person and proper provision has been made and shown in the U.K. Accounts for deferred taxation in accordance with U.K. GAAP;

      (x) Since the U.K. Accounts Date:

               (1) Neither TCFL nor any U.K. Subsidiary has been involved in any transaction which has given, may give or would, but for the availability of any relief, give rise to any Tax other than in respect of any Tax on actual income earned by TCFL or any U.K. Subsidiary in the course of its trade;

               (2) Neither TCFL nor any U.K. Subsidiary has made any payment (or incurred any liability to make any payment) which could be disallowed as a deduction in computing the taxable profits of TCFL or any U.K. Subsidiary or as a charge on the income of TCFL or any U.K. Subsidiary or which would not be eligible for capital allowances;

               (3) No disposal has taken place or other event occurred such that TCFL or any U.K. Subsidiary would be required to bring a disposal value into account for the purposes of the CAA or such that a chargeable gain could or would accrue to TCFL or any U.K. Subsidiary;

         (xi) All necessary conditions for all capital allowances claimed by TCFL or any U.K. Subsidiary were at all material times satisfied and remained satisfied;

         (xii) Neither TCFL nor any U.K. Subsidiary have been party to any transaction or transactions within section 765 or 765A ICTA save in circumstances where either the Treasury General Consents 1988 applied or where TCFL or any U.K. Subsidiary applied for and obtained the consent of the Treasury to the transaction or transactions;

         (xiii) Neither TCFL nor any U.K. Subsidiary has acquired any asset other than trading stock from any other company belonging at the time of acquisition to the same group of companies as TCFL within the meaning of section 170 TCGA and no member of any group of companies of which TCFL is or has at any material time been the principal company (as defined in section 170(2)(b) TCGA) has so acquired any asset;

         (xiv) Neither TCFL nor any U.K. Subsidiary is, nor has either ever been, a close company as defined by section 414 of the ICTA;

         (xv) No Tax liability of TCFL or of any U.K. Subsidiary will arise in connection with the disposal of the TCFL Shares;

         (xvi) Transamerica GmbH Germany has established adequate systems and procedures to meet VAT requirements of each relevant Governmental Authority in all material respects. The method applied by Transamerica GmbH Germany for the apportionment of supplies for VAT purposes has been and is correct in all material respects;

         (xvii) Transamerica GmbH Germany has not acquired assets which can be subjected to a revision of their VAT position, leading to a recapture of any material VAT deducted or refunded on or before the Closing Date;

         (xviii) Transamerica GmbH Germany has not taken any measures or entered into any transaction which is a constructive dividend; and

         (xix) No material payment made by TCFF can be qualified as a deemed dividend.

         (b) Except with respect to Non-Surviving Tax Items and except as set forth in Section 3.16 of the Disclosure Schedule:

      (i) None of the assets or liabilities of any of the Purchased Entities and none of the Acquired ISF Assets is a debt obligation that (A) was issued with "original issue discount" as that term is defined in Section 1273(a) of the Code in excess of $50,000; (B) is a "registration-required obligation" as defined in Section 163(f)(2) of the Code; (C) is an "applicable high yield discount obligation" as defined in Section 163(i)(1) of the Code; or (D) is a "disqualified debt instrument" as defined in section 163(b)(2) of the Code;

      (ii) To the Seller's Knowledge, no claim has been made in writing by a Governmental Authority in a jurisdiction in which any Purchased Entity or Asset Seller (with respect to the Acquired ISF Assets) does not file Tax Returns to the effect that any Purchased Entity or Asset Seller is or may be subject to taxation by that jurisdiction;

      (iii) None of the Purchased Entities has executed or entered into any written agreement with, or obtained any written consents or written clearances from, nor has there been any written agreement executed or entered into on behalf of any of them with any Governmental Authority, relating to material Taxes, including any IRS private letter rulings or comparable rulings of other taxing authorities and closing agreements pursuant to
   Section 7121 of the Code or any predecessor provision thereof or any similar provision of United States federal, foreign, state or local Law;

      (iv) None of the Purchased Entities or any other Person on behalf of any Purchased Entity has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision of state or local Law by reason of a change in accounting methods initiated by any such entity, or has any knowledge that any Governmental Authority has proposed any such adjustment or change in accounting methods, or (B) any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the business or operations of any Purchased Entity;

      (v) No Property owned by any Purchased Entity and none of the Acquired ISF Assets (A) is Property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (C) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (D) is subject to Section 168(g)(1)(A) of the Code, or (E) is "limited use property" (as the term is used in Rev. Proc. 76-30);

      (vi) There is no contract, plan or arrangement involving any Purchased Entity and covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Purchaser, any Purchased Entity or any of their post-Closing Affiliates by reason of Section 280G or Section 162(m) of the Code;

      (vii) No Purchased Entity has any elections in effect under Section 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the Code or under any similar provisions of state or local Law;

      (viii) None of the assets or liabilities of any Purchased Entity (other than Transamerica Public Finance LLC) nor any of the Acquired ISF Assets are debt instruments, and no Purchased Entity (other than Transamerica Public Finance LLC) is an obligor on any indebtedness, the interest on which is, or purports to be, excludable, in whole or in part, from gross income for federal income tax purposes;

      (ix) No Purchased Entity is a party to, bound by, or obligated under, any Tax Sharing Agreement;

      (x) No Purchased Entity has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement;

      (xi) No Purchased Entity constitutes or, directly or indirectly, owns an interest in, and none of the Acquired ISF Assets is, a taxable mortgage pool within the meaning of Section 7701(i) of the Code;

      (xii) The Seller and the Company are members of a "selling consolidated group" within the meaning of Treasury Regulation Section 1.338(h)(10)-1(c);

      (xiii) No partnership in which any Purchased Entity owns an interest and none of the Acquired ISF Assets which is a partnership interest has in effect a valid election pursuant to Section 754 of the Code, which election will remain in effect for the taxable year of such partnership in which the transactions contemplated by this Agreement occur;

      (xiv) For federal income tax purposes, none of the allocations of income, gain, loss or deductions in respect of any partnership interest held by any Purchased Entity for the respective partnership taxable years or portions thereof ending on or prior to the Closing Date were required to be determined under Section 704(c) of the Code or the principles thereof;

      (xv) No borrower on, co-lender under, or Person holding a participation in an asset of any of the U.S. Purchased Entities that is a debt obligation is other than a "United States person" as such term is defined in Section 7701(a)(30) of the Code;

      (xvi) No indebtedness of any of the Purchased Entities is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code;

      (xvii) None of the assets of any of the Purchased Entities (other than interests in Transamerica Public Finance LLC or assets owned by Transamerica Public

   Finance LLC) and none of the Acquired ISF Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code;

      (xviii) Except with respect to Financing Contracts entered into in the ordinary course of business consistent with past practice, there is no material amount of taxable income of any of the Purchased Entities received or accrued prior to the Closing that will be reportable in any taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing except to the extent the Taxes payable in connection therewith are reflected on the Adjusted Cut-Off Date Pricing Schedule;

      (xix) Except as required by applicable Law, since December 31, 2002, no Purchased Entity has made or changed any election concerning any material Taxes, changed an annual accounting period or adopted or changed any accounting method, in either case to the extent such change would materially affect the Taxes of any Purchased Entity, filed any material amended Tax Return, settled any material Tax Claim or assessment or surrendered any right to claim a refund of any material Taxes;

      (xx) None of the Seller, its Affiliates, any Purchased Entity or any other Person on behalf of any Purchased Entity has (A) engaged in any "intercompany transactions" in respect of which a material amount of gain was and continues to be deferred by a Purchased Entity pursuant to Treasury Regulation Section 1.1502-13 or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law or (B) has "excess loss accounts" in excess of $1 million in respect of the stock of any subsidiary pursuant to Treasury Regulation Section 1.1502-19, or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Law;

      (xxi) No Purchased Entity is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

      (xxii) There are no liens for Taxes upon the assets of any Purchased Entity or on any Acquired ISF Assets, except for liens arising as a matter of law relating to current Taxes not yet due;

      (xxiii) No action has been taken by either TCFL or any U.K. Subsidiary in respect of which any consent or clearance from any Governmental Authority was required save in circumstances where such consent or clearance was validly obtained, and where any conditions attaching thereto were and will, immediately, following completion, continue to be met;

      (xxiv) No transaction, act, omission or event has occurred (including without limitation the execution or implementation of this Agreement) in consequence of which TCFL or any U.K. Subsidiary is or may be held liable for any Tax or may otherwise be held liable for or to indemnify any Person in respect of Tax which is primarily or directly chargeable against or attributable to any Person other than TCFL or any U.K. Subsidiary in question;

      (xxv) There are no circumstances under which TCFL or any U.K. Subsidiary may be held liable to Tax in the United Kingdom on the income, profits or gains of any foreign company;

      (xxvi) Section 3.16 of the Disclosure Schedule contains particulars of all arrangements relating to the surrender under sections 402-413 ICTA and ("group relief") to which TCFL or any U.K. Subsidiary is or has been a party and:

               (1) all claims by TCFL or each U.K. Subsidiary for such relief were when made and are now valid and have been allowed by way of relief from corporation tax;

               (2) TCFL and each U.K. Subsidiary have received all payments due to them under any arrangements or agreement for surrender of group relief by it for periods prior to the U.K. Accounts Date;

               (3) no such payment exceeds or could exceed the amount permitted by section 402(6) ICTA as the case may be; and

               (4) there exists or existed for any period of account in respect of which a surrender has been made or purports to have been made no arrangements such as are specified in section 410(1)-(6) ICTA as the case may be;

      (xxvii) TCFL and each U.K. Subsidiary are registered taxable persons for the purpose of any applicable VAT Legislation and neither TCFL nor any U.K. Subsidiary have at any time been treated as a member of a group of companies for such purpose nor have TCFL or any U.K. Subsidiary made any application to be so treated and no circumstances exist whereby TCFL or any U.K. Subsidiary would or might become liable for VAT as an agent or otherwise by virtue of section 47 of VATA;

      (xxviii) TCFL and each U.K. Subsidiary have complied in all respects with the provisions of the VAT Legislation and have made and maintained accurate and up-to-date records, invoices, accounts and other documents required by or necessary for the purposes of the VAT Legislation and TCFL and each U.K. Subsidiary have at all times punctually paid and made all payments and returns required thereunder;

      (xxix) Section 3.16 of the Disclosure Schedule sets out full details of each of the assets of TCFL and any U.K. Subsidiary of a kind described in part XV of the Value Added Tax Regulations 1995 (SI No. 2518) (adjustments to the deduction of input tax on capital items) in relation to which that part could operate to adjust the amount of input tax deducted; and


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


      (xxx) To Seller's Knowledge, no Obligor under any Financing Contract is required under any applicable Law to withhold from payments on any such Financing Contract any interest or other withholdings for the payment of Taxes to any Governmental Authority;

         (c) Except with respect to Non-Surviving Tax Items and except as set forth in Section 3.16 of the Disclosure Schedule.

      (i) Any material interest expenses relating to long term debt in the sense of sect. 8 no. 1 German Trade Tax Act have been stated correctly and completely;

      (ii) Transamerica GmbH Germany has applied for, received and used all public grants, subsidies or other financial business development support only in accordance with applicable law, regulations and regulatory requirements. No such grants, subsidies or development support or any part thereof will have to be repaid as a result of the transaction reflected in this Agreement or of other circumstances which have already materialized;

      (iii) Transamerica GmbH Germany has not participated in any reorganizations or mergers during the current financial year or the previous seven financial years in connection with which material exemptions from Tax have been claimed or granted or which are to be regarded as a tax-neutral contribution in kind;

      (iv) Transamerica GmbH Germany does not have any Tax relevant obligation resulting from any past restructuring or from any application for material Tax benefits or similar claims which has not been satisfied and/or will continue to bind GmbH after the Closing Date; and

      (v) Transamerica GmbH Germany's material liabilities as set out in its Financial Statements are recognized as liabilities for Tax purposes and any material interest expense thereon is deductible for corporate tax purposes as recorded in the relevant tax returns.

         (d) Except with respect to Non-Surviving Tax Items and except as set forth in Section 3.16 of the Disclosure Schedule:

      (i) Neither TCFL nor any U.K. Subsidiary is party to any loan relationship as defined in chapter II of part IV of the U.K. Finance Act 1996 which may give rise to debits or credits (other than interest taxable or deductible on an accruals basis);

      (ii) All transactions entered into by TCFL or any U.K. Subsidiary have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by TCFL or any U.K. Subsidiary on all transactions entered into by them has been equal to the consideration which might have been expected to be charged, received or paid (as appropriate) between independent persons dealing


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


   at arm's length and no notice or enquiry by any Governmental Authority has been made in connection with any such transaction;

      (iii) Neither a balancing charge in respect of any capital allowances claimed or given nor any chargeable gain or profit (disregarding any indexation relief available) would arise if any of the assets of TCFL or any U.K. Subsidiary (other than trading stock) were to be realized for a consideration equal to the amount of the book value thereof as shown or included in the U.K. Accounts;

      (iv) Neither TCFL nor any U.K. Subsidiary made (and will not be deemed to have made) any distribution within the meaning of Sections 209 and 210 ICTA (bonus issue following repayment of capital) since 5 April 1965 except dividends properly authorised and shown in their accounts, nor is TCFL nor any U.K. Subsidiary bound to make any such distribution;

      (v) TCFL and each U.K. Subsidiary have always been resident in the United Kingdom and have never been resident in any other territory nor treated as so resident for the purposes of any double Tax agreement nor do either have a permanent establishment in any other territory;

      (vi) All documents containing rights on which TCFL or any U.K. Subsidiary may want to rely in the United Kingdom have been duly stamped (and where any such documents have been executed and retained outside the United Kingdom, such documents would not require stamping if brought into the United Kingdom) and all such duty, interest and penalties have been duly paid. Since the Accounts Date neither TCFL nor any U.K. Subsidiary have been a party to any transaction whereby either TCFL or any U.K. Subsidiary was or is or could become liable to stamp duty reserve tax; and

      (vii) During the period of three years ending on the Closing Date, neither TCFL nor any U.K. Subsidiary has been a party to a transfer or conveyance on which relief from U.K. stamp duty was claimed.

         (e) Except with respect to Non-Surviving Tax Items and except as set forth in Section 3.16 of the Disclosure Schedule:

      (i) Except as set forth in Section 3.16(e) of the Disclosure Schedule, none of the Canadian Purchased Entities are or have been party to any transaction that presents a material risk of being recharacterized by the Canada Custom and Revenue Agency ("CCRA") pursuant to Section 245 of the Canadian Income Tax Act; and

      (ii) All of the Canadian Purchased Entities have established adequate systems and procedures to meet the value added tax requirements of CCRA and the provincial sales tax authorities.


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         (f) Except with respect to Non-Surviving Tax Items and except as set forth in Section 3.16 of the Disclosure Schedule:

      (i) Transamerica Commercial Finance France S.A. ("TCFF") meets all material VAT requirements and EU reporting requirements that it is subject to and cannot be qualified as the VAT representative of any other Person. VAT pro rata has been computed according to French VAT rules as well as "taxe sur les salaries";

      (ii) TCFF is not thinly capitalized and all of its material interest expense is deductible for French corporate income tax purposes;

      (iii) TCFF does not enjoy or has not enjoyed any material Tax benefit, favorable regime or consent in consideration for or subject to written undertakings or obligations by which TCFF or any Person is still bound, whether for past restructurings or in connection with its activity;

      (iv) To the extent included on the Adjusted Cut-Off Date Pricing Schedule
   (A) any material TCFF Tax loss carryforwards, including evergreen, and carryback receivables are valid and are, or will be, utilizable or receivable and (B) any of TCFF's carryback receivables are valid claims against the French TRESOR PUBLIC;

      (v) All material TCFF documents or contracts in which TCFF is a party that are subject to registration have been duly and timely registered;

      (vi) To Seller's knowledge, TCFF has not directly or indirectly entered into any transactions likely to be disqualified or recharacterized by any Governmental Authority on the grounds that they are designed to circumvent Tax or social obligations;

      (vii) To Seller's knowledge, the profit-sharing (CONTRATS DE PARTICIPATION ET D'INTERESSEMENT), corporate savings (PLAN D'EPARGNE ENTREPRISE), stock-options and other similar plans enjoyed by the employees of TCFF duly qualify for the purpose of the Tax regime normally applicable to them; and

      (viii) TCFF has complied with French banking authorities' reporting obligations.

         .17 Derivative Instruments. There are no currency swaps, interest rate swaps, currency options, forward rate agreements, hedging or currency exchange agreements or any other treasury derivative instrument relating to any of the Acquired Businesses (each a "Derivative Instrument" and collectively, the "Derivative Instruments"), whether entered into for the account of an Asset Seller or a Purchased Entity or for the account of a customer of an Asset Seller or a Purchased Entity, other than the Derivative Instruments set forth on
Section 3.17 of the Disclosure Schedule.


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


         .18 Insurance. Section 3.18 of the Disclosure Schedule sets forth a list of all liability, property, workers compensation, directors and officers' liability and other policies of insurance (other than any policies of insurance required to be maintained by any Obligor pursuant to the terms of any Financing Contract or in respect of any Portfolio Property) that insure the assets, business, Properties, operations, prospects or financial condition of the Purchased Entities or the Asset Sellers (with respect to the Acquired International Structured Finance Business) or that affect or relate to the ownership, use or operations of (x) any of the Properties or assets of the Purchased Entities or (y) any Acquired ISF Assets, all of which insurance policies are in full force and effect and no written notice of cancellation or non-renewal (other than as contemplated by Section 5.07) has been received in respect of any such policies of insurance. All premiums required to be paid thereunder have been paid in full and in a timely manner.

         .19 Intellectual Property. (a) Section 3.19(a) of the Disclosure Schedule sets forth a list of all Owned Intellectual Property and Section 3.19(b) of the Disclosure Schedule sets forth a list of all Licensed Intellectual Property, in each case, other than Intellectual Property of the type described in clause (d) of the definition "Intellectual Property". Section 3.19(c) of the Disclosure Schedule lists all notices or claims which, to the Seller's Knowledge, claim material infringement, misappropriation or violation by any Purchased Entity, any Asset Seller or any of their Affiliates of Intellectual Property owned or licensed by any Person other than any Purchased Entity or any Asset Seller. The Company Intellectual Property constitutes all of the Intellectual Property necessary to conduct each of Acquired Businesses (other than the Acquired International Structural Finance Business) as presently conducted. Except as disclosed in Section 3.19(c) of the Disclosure Schedule,
(i) to the Seller's Knowledge, the conduct of the Acquired Businesses as currently conducted does not infringe, misappropriate or violate the Intellectual Property of any Person; (ii) no claim has been asserted to any Selling Entity or any Purchased Entity in the preceding five years that the conduct of any of the Acquired Businesses as currently conducted infringes, misappropriates or violates the Intellectual Property of any Person; (iii) with respect to each item of Owned Intellectual Property (including the Specified Intellectual Property owned by one or more Purchased Entity), a Purchased Entity is (and, after giving effect to the transactions contemplated by Section 5.12, the Purchaser, a Purchased Entity or an Acquiring Subsidiary will be) the owner of the entire right, title and interest in and to such item of Owned Intellectual Property (including the exclusive right to use and license the same); (iv) with respect to each item of Licensed Intellectual Property, a Purchased Entity has the right to use such Licensed Intellectual Property in the continued operation of its business in accordance with the terms of the agreement or license governing such Licensed Intellectual Property; and (v) to the Seller's Knowledge, no Person is engaging in any activity that infringes, misappropriates or violates the Owned Intellectual Property.

         (b) Except as set forth in Section 3.19(b) of the Disclosure Schedule, the consummation of the Acquisition will not give rise to a right by a third party to (i) terminate any Purchased Entity's, or Purchaser's (or any applicable Acquiring Subsidiary's) rights to use all of the Company Intellectual Property used in the Acquired Business on the date hereof, or (ii) require that any Purchased Entity or the Purchaser (or


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


any applicable Acquiring Subsidiary) obtain any consent or pay any additional fees or payments to use all of the Company Intellectual Property used in the Acquired Business on the date hereof.

         .20 Environmental Matters.

         (a) Section 3.20 of the Disclosure Schedule contains an accurate and complete description of all investigations, actions, proceedings and claims arising under any Environmental Law against or involving any Purchased Entity or any Acquired ISF Assets that are (i) pending or, to the Seller's Knowledge, threatened to be brought against or involving any Purchased Entity, any Acquired ISF Assets or any Property owned, operated or leased by any Purchased Entity or
(ii) to the Seller's Knowledge, pending or threatened against any Portfolio Property.

         (b) Each of the Parent and the Seller and each Purchased Entity has conducted its activities relating to foreclosures or other enforcement against or realizations on, Portfolio Property (i) in a manner consistent with its past practice, (ii) in compliance in all material respects with its policies relating thereto and (iii) in compliance, in all material respects, with all Environmental Laws applicable thereto.

         (c) Except as set forth in Section 3.20(c) of the Disclosure Schedule, and except as contained in the environmental assessment reports listed in
Section 3.20(c) of the Disclosure Schedule and previously delivered to the Purchaser, to Seller's Knowledge, (i) no Portfolio Property held by any of the Purchased Entities (other than any Mortgaged Property subject to a Mortgage
Loan) is used to store and/or transport Hazardous Materials and, (ii) no Adverse Environmental Condition has occurred with respect to any Portfolio Property.

         .21 Financing Contracts.

         (a) Except as set forth in Section 3.21(a) of the Disclosure Schedule, to Seller's Knowledge, each Financing Contract, Credit Enhancement and, with respect to any Mortgage Loan set forth on the Mortgage Loan Schedule, each Loan Document (i) is valid, binding and enforceable by a Purchased Entity or an Asset Seller (and, after giving effect to the Acquisition, the Purchaser or the applicable Acquiring Subsidiaries) against the Obligor thereunder, in the case of a Financing Contract or, in the case of a Credit Enhancement or Loan Document, the obligor thereunder, in each case, in accordance with its written terms (except as may be limited by the Bankruptcy Exception), and (ii) constitutes and arose out of a bona fide business transaction entered into in the ordinary and usual course of business of such Asset Seller or Purchased Entity (as applicable), consistent with its past practices. All amendments, modifications, waivers, extensions, cancellations and releases in respect of any Financing Contract are in writing and, except for any such documents entered into in connection with a Syndicated Facility (and only to the extent copies of which documents have not been received by a Purchased Entity or an Asset Seller), are maintained in hard copy or are stored electronically in the Legal/Credit Files for such Financing Contract.


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


         (b) Except as set forth in Section 3.21(b) of the Disclosure Schedule,
(i)(A) each Financing Contract, Credit Enhancement (other than Portfolio Property) and with respect to any Financing Contract that is a Mortgage Loan, Loan Document is, or as of the Closing Date will be, in full force and effect, free and clear of all Encumbrances other than Permitted Encumbrances, and (B) to Seller's Knowledge, no Financing Contract, Credit Enhancement (other than Portfolio Property) or, with respect to any Financing Contract that is a Mortgage Loan, Loan Document is subject to any valid defense, offset, claim, right of rescission or counterclaim (other than non-appropriation with respect to Financing Contracts with Governmental Authorities containing non-appropriation clauses) by the Obligor under such Financing Contract or Loan Document, in the case of a Financing Contract or Loan Document, or by the obligor thereunder, in the case of a Credit Enhancement, or any Person claiming under any such right; (ii) as of July 31, 2003 and as of the Cut-Off Date (A) to Seller's Knowledge, no Asset Seller and no Purchased Entity (to the extent that it is a party thereto) is in breach of or default under any Financing Contract, Credit Enhancement or, with respect to any Financing Contract that is a Mortgage Loan, Loan Document, (B) to Seller's Knowledge, (1) with respect to any Financing Contract originated or held by a Purchased Entity part of the distribution Finance Business Line no scheduled payment due thereunder is more than 60 days past due and (2) with respect to any Financing Contract originated or held by a Purchased Entity part of any Business Line other than the distribution finance Business Line, no scheduled payment due thereunder is more than thirty (30) days past due, and (C) no Selling Entity, no Purchased Entity and none of their respective Affiliates has received notice that an Obligor under a Financing Contract originated or held by a Purchased Entity (other than a Purchased Entity part of the distribution finance Business Line) has breached any of its obligations in respect of any negative covenants or financial covenants (or other similar agreements or undertakings) contained in such Financing Contract or in any related agreement; (iii) other than as reflected in the applicable Legal/Credit Files with respect to interests in Syndicated Facilities, an Asset Seller or Purchased Entity is (and, after giving effect to the transactions contemplated by Section 2.01, a Purchased Entity, the Purchaser or an Acquiring Subsidiary will be) the sole owner and holder of all right, title and interest in each Financing Contract and each Credit Enhancement other than the rights of the Obligor therein, or rights created by the Financing Contract in favor of third parties; (iv) [intentionally omitted]; (v) an Asset Seller or Purchased Entity (or, to the Seller's Knowledge, in connection with any Syndicated Facility, the administrative, collateral agent, trustee or the Depository Trust Company) has (and, after giving effect to the transactions contemplated by Section 2.01, a Purchased Entity, the Purchaser or an Acquired Subsidiary will have) in its possession an executed original of any wholesale financing agreement, note, if any, or lease (and an executed original or a true and correct copy of all other Documents), in each case, duly executed by each party thereto comprising each Financing Contract and Credit Enhancement and all other Documents required by the applicable Selling Entity's or Purchased Entity's credit or investment approval with respect to such Financing Contract (including, with respect to any Financing Contract which is a lease, documentation which accurately evidences the original equipment cost with respect to any Portfolio Property that is subject thereto for purposes of determining personal property Tax liability); (vi) (A) except for Financing


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Contracts with Governmental Authorities containing non-appropriation clauses, no
Financing Contract that is in the form of a lease is terminable at the option of the Obligor thereunder except to the extent that such Obligor is required to pay the applicable Purchased Entity or Asset Seller (with respect to any Acquired
ISF Asset) a termination payment in an amount not less than the present value of all remaining scheduled payments, computed using a discount rate equal to the contract rate, if provided for, or otherwise the implicit rate for such Financing Contract and (B) no Financing Contract that is in the form of a loan, is terminable at the option of the Obligor thereunder except to the extent that the Obligor is required to pay the applicable Purchased Entity or Asset Seller not less than the sum of the outstanding principal balance plus accrued and unpaid interest thereunder at the time of termination, (vii) all payments pursuant to each Financing Contract are made directly to the applicable Asset Seller or Purchased Entity, or to lockboxes with respect to which an Asset
Seller (with respect to any Acquired ISF Assets) or a Purchased Entity is the account holder, or to blocked accounts with respect to which such Asset Seller or Purchased Entity (as applicable) is the account holder or beneficiary, or to accounts maintained by an administrative agent, collateral agent, trustee or the Depository Trust Company in connection with any Syndicated Facilities, or to servicers of Financing Contracts (to the extent such servicing arrangements are entered into by a Purchased Entity or Asset Seller in the ordinary course of its business), or pursuant to other similar arrangements; (viii) an Asset Seller or Purchased Entity has approved credit applications and otherwise entered into commitments with respect to each Financing Contract in a manner consistent with such Person's credit policies, collateral eligibility standards and credit quality classifications in effect at the time (other than ordinary course deviations therefrom, consistent with such Person's past practices) and otherwise complied with standards of evaluating, originating, underwriting and funding new businesses which are in all respects consistent with its past practices; and (ix) no Asset Seller and no Purchased Entity has been, or is committed to become, a party to any agreement, contract or commitment with respect to the residual interest in any Portfolio Property (other than (A) with respect to any Portfolio Property subject to a Financing Contract that is a finance lease and (B) residual sharing agreements that do not impair the value of the Residual and which are both (1) entered into in the ordinary course of business, consistent with past practices, and (2) reflected in the credit approval documentation with respect to the related Financing Contract).

         (c) Except as set forth in Section 3.21(c) of the Disclosure Schedule,
(i) (A) except as permitted by the applicable credit approval documentation contained in the Legal/Credit Files for such Financing Contract, (B) except as otherwise reflected in the Legal/Credit Files for such Financing Contract, or
(C) except in connection with a Syndicated Facility (and then only to the extent not materially and adversely different than the information contained in the Legal/Credit Files) no Financing Contract (and, with respect to any Financing Contract which is a Mortgage


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


Loan, no Loan Document) is subject to any debt subordination agreement, participation agreement, intercreditor agreement, owner trust agreement, purchase agreement, collateral sharing agreement, residual sharing agreement, remarketing agreement or vendor recourse agreement and (ii) no Financing Contract (and, with respect to any Financing Contract which is a Mortgage Loan, no Loan Document) is subject to any agreement, contract or other arrangement (other than this Agreement or any Vendor Program Agreement) pursuant to which any interest in any Financing Contract or Loan Document (as applicable) or any payment due under any Financing Contract, Loan Document, Credit Enhancement or with respect to any Portfolio Property has been sold, used as collateral, transferred or participated to or otherwise disposed of to any Person or Persons by the applicable Purchased Entity or Asset Seller except in connection with Ordinary Course Asset Transactions, and then only to the extent such transaction is accurately reflected in the Legal/Credit Files for such Financing Contract and in such Asset Seller's or Purchased Entities financial reporting records.

         (d) Section 3.21(d) of the Disclosure Schedule sets forth a list of each Credit Enhancement that is a letter of credit or a certificate of deposit that has a maximum face amount in excess of $250,000 and the expiration or maturity date thereof, if applicable. The Legal/Credit File for each Financing Contract contains originals of each Credit Enhancement in the form of a letter of credit, certificate of deposit, stock certificate or other instrument that is required by the credit approval for the related Financing Contract (other than any Credit Enhancements of the type described above which are provided by Obligors in connection which Syndicated Facilities and are held by the related collateral or administrative agent for the ratable benefit of a Purchased Entity or an Asset Seller (as applicable)).

         (e) As of the Closing, no Obligor under any Financing Contract has acquired any Portfolio Property, any interest in any Portfolio Property or the use of any Portfolio Property pursuant to such Financing Contract, in any case, for personal, family or household use.

         (f) (i) With respect to each Financing Contract directly originated by a Purchased Entity or an Asset Seller (with respect to the Acquired International Structured Finance Business) for which the Obligor thereunder is a Governmental Authority, (i) the applicable Asset Seller or Purchased Entity has complied with all bidding requirements applicable to such transaction and with all requirements of any applicable request for proposal, including those applicable to the Portfolio Property and all Laws governing equal employment opportunity, affirmative action and environmental protection; (ii) an Asset Seller or Purchased Entity is the Person, or assignee of the Person, named in and subject to the request for proposal and (iii) the applicable Asset Seller or Purchased Entity has obtained the consent of such Governmental Authority if required by the terms of the Financing Contract, for the consummation of the Acquisition.

      (ii) Except as set forth in Section 3.21(f)(ii) of the Disclosure Schedule, the United States Government is not an Obligor under any Financing Contract.

         (g) (i) Neither the billing and collection nor the enforcement of any Financing Contract or Credit Enhancement (other than any Financing Contract part of, or Credit Enhancement granted or delivered in connection with, any Syndicated Facility) in accordance with the written terms thereof has resulted, or will result in, a violation of any


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


current applicable Law. (ii) To Seller's Knowledge, neither the billing and collection nor the enforcement of any Financing Contract part of, or Credit Enhancement granted or delivered in connection with, any Syndicated Facility in accordance with the written terms thereof has resulted, or will result in, a violation of any current applicable Law.

         .22 Portfolio Property.

         (a) To Seller's Knowledge, except as disclosed in Section 3.22(a) of the Disclosure Schedule, with respect to each item of Portfolio Property, (i) the applicable Asset Seller or Purchased Entity has (and, after giving effect to the Acquisition, the Purchaser, a Purchased Entity or an Acquiring Subsidiary will have) either (A) a valid first priority security interest in such Portfolio Property which has been duly perfected (including pursuant to all appropriate Uniform Commercial Code filings) when, as and to the extent required by such Asset Seller's or Purchased Entity's written operating procedures pertaining to such matters (copies of which have been provided to the Purchaser) and the credit approval documentation contained in the Legal/Credit Files for such Financing Contract or (B) good and valid title to such Portfolio Property, free and clear of all Encumbrances, other than Permitted Encumbrances; (ii) the amount of the Original Equipment Cost with respect to such Portfolio Property (if subject to a lease) is described accurately in the files of the applicable Asset Seller or Purchased Entity that relate to such item of Portfolio Property;
(iii) except as set forth in Section 3.22(a) of the Disclosure Schedule, such Portfolio Property is not an aircraft; and (iv) no Person has an option to purchase any item of such Portfolio Property that is subject to a Financing Contract that is a lease for a fixed amount less than the greater of (A) the Residual thereof or (B) the amount set forth in the Financing Contract covering such Portfolio Property.

         (b) Except as set forth in Section 3.22(b) of the Disclosure Schedule,
(i) to the Seller's Knowledge, the use, ownership and possession of each item of Portfolio Property complies in all material respects with all Laws applicable to such Portfolio Property; and (ii) to the extent required by the applicable credit approval documentation each Financing Contract requires the Obligor thereunder (and not an Asset Seller, a Purchased Entity or any other Person) to maintain insurance against loss or damage with respect to the Portfolio Property subject to or governed by such Financing Contract.

         (c) All documents required to be recorded or filed with the U.S. Coast Guard or any other Governmental Entities with respect to any vessel, vehicle or aircraft comprising Portfolio Property have been duly filed or recorded, and all filing fees and Taxes, if any, payable in connection with such filings have been paid in full. Each vehicle, vessel and aircraft comprising Portfolio Property has been duly registered with the appropriate Governmental Entities, and legal title to or the benefits of a mortgage with respect to each such vehicle, vessel or aircraft is vested in a Purchased Entity or Asset Seller.


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


         .23 Mortgage Loans.

         (a) Mortgage Loan Schedule; Due on Sale. (i) The Mortgage Loan Schedule sets forth all interests in all Financing Contracts owned by the Purchased Entities that are Mortgage Loans, and all information set forth on the Mortgage Loan Schedule is true, complete and correct in all material respects as of the date specified thereon. Except as set forth in Section 3.23(a) of the Disclosure Schedule, no Mortgage Loan owned by any Purchased Entity is cross-collateralized with any other loan or obligation that is not owned by a Purchased Entity.

      (ii) Each Mortgage Loan owned by a Purchased Entity contains a "due on sale" clause as described in the succeeding sentence. The "due on sale" clause in respect of each such Mortgage Loan provides for the acceleration of the payment of the Mortgage Loan balance if, without prior written consent of the holder of the Mortgage, (A) the related Mortgaged Property or any material portion thereof is sold, transferred or encumbered by a junior mortgage or deed of trust (with respect to any Mortgage Loan that is secured by a single parcel of Mortgaged Property), (B) is sold, transferred or encumbered by a junior mortgage or deed of trust in violation of the terms of the related Mortgage Loan, or (C) except as set forth in Section 3.23(a)(ii) of the Disclosure Schedule, a controlling interest in the Obligor, if the Obligor is a corporation, or otherwise, a controlling interest in the manager, managing member or general partner of the Obligor, is transferred, sold or encumbered by a junior mortgage or deed of trust.

         (b) Adequacy of Terms. To the Seller's Knowledge, (i) all Mortgages, Notes and Loan Documents executed in connection with each Mortgage Loan owned by a Purchased Entity contain customary provisions regarding the rights and remedies of the holder thereof and (ii) there is no exemption available to the Obligor thereunder which would interfere with such right to foreclose, except as may be available at law or in equity. To Seller's Knowledge, the Mortgages, Notes and Loan Documents executed in connection with each Mortgage Loan contain enforceable provisions which render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure.

         (c) Scope of Collateral. (i) Each Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, to Seller's Knowledge, enforceable security interest in favor of the holder thereof in all of the related Obligor's personal Property used in, and reasonably necessary to operate, the related Mortgaged Property.

      (ii) To Seller's Knowledge, no lessee's and no sublessee's (if any) interest in any Ground Lease is subject to any Encumbrances (other than Permitted Encumbrances) superior to, or of equal priority with, the related Mortgage.


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


      (iii) Except as set forth in Section 3.23(c)(iii) of the Disclosure Schedule, none of the Mortgage Loans owned by any Purchased Entity permit the related Mortgaged Property to be encumbered by any Encumbrance (other than Permitted Encumbrances) junior to or of equal priority with the Encumbrance of the related Mortgage, without the prior written consent of the holder of the Mortgage or the satisfaction of debt service coverage or similar criteria specified therein.

         (d) Assignment of Leases. To the Seller's Knowledge, (i) any assignment of leases related to and delivered in connection with the Mortgage Loans owned by the Purchased Entities establishes and creates a valid, subsisting and enforceable first priority lien and first priority security interest in the related Obligor's interest in all Leases or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property, and (ii) each assignor thereunder has the full right to assign the same. Each title insurance policy with respect to each assignment of leases insures that the assignment of leases establishes and creates a good and valid first priority lien in all Leases or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property.

         (e) Full Disbursement of Proceeds. Each of the Mortgage Loans owned by a Purchased Entity has been closed and, other than with respect to any such Mortgage Loan shown as having an unfunded loan commitment, as being a revolving credit facility or as having an unfunded future advance component as set forth in the Mortgage Loan Schedule, the proceeds have been fully disbursed and there is no funding obligation of any kind (whether fixed, conditional or otherwise) in respect of any such Mortgage Loan, including any requirement to make advances or payments or any obligation to purchase participations in letters of credit under any Loan Document or any obligation relating to any currency or interest rate hedge or similar arrangement that a Purchased Entity or the Purchaser is or shall be required to pay or otherwise perform that a Purchased Entity has not paid or otherwise performed in full. To Seller's Knowledge, all costs, expenses, fees and other charges incurred in making or closing each Mortgage Loan owned by a Purchased Entity and in the recording of or filing of notices or statements with respect to each Loan Document were paid, and none of the respective Obligors is entitled to any refund of any amounts paid or due under any of the Loan Documents. To Seller's Knowledge, no Purchased Entity has any reimbursement obligations to any issuer of any letter of credit or any other Person relating to any such Mortgage Loan.

         (f) Collateral File. The Collateral File contains: (i) all of the information and documents in the Seller's or in any Purchased Entity's possession with respect to the Mortgage Loans owned by any of them and any related Mortgaged Property, and (ii) all material information and documents with respect to such Mortgage Loans and Mortgaged Property (including an American Land Title Association (or equivalent) survey of the Mortgaged Property, prepared by a duly qualified surveyor, which locates all improvements to such Mortgage Property (if any)). Each Loan Document with respect to each such Mortgage Loan (in each case, including all waivers, consents, supplements, forbearances, cancellations, releases and amendments thereto and any estoppel certificates


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in respect thereof) and all schedules and exhibits thereto is in writing and is contained in the Collateral File.

         (g) Condition of Mortgaged Property; Condemnation. Except as disclosed in Section 3.23(g)(i) of the Disclosure Schedule, the title policy (or, with respect to those Mortgage Loans set forth in Section 3.23(g)(ii) of the Disclosure Schedule, a marked title commitment which is duly executed or acknowledged by the title insurer and which constitutes a title policy) contained in the Collateral File with respect to any Mortgage Loan, (i) Seller has no Knowledge that any parcel of Mortgaged Property or any portion thereof is subject to any decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Authority with or without payment of compensation therefor, nor, to the Seller's Knowledge, has any such condemnation, expropriation or taking been proposed, (ii) Seller has no Knowledge that any of the material improvements on any Mortgaged Property lies, to any extent, outside the boundaries and building restriction lines of such property, or that any improvements on adjoining properties materially encroach upon such Mortgaged Property so as to adversely affect the value or marketability of such Mortgaged Property, (iii) neither the Seller nor any Purchased Entity has received notice that any of the buildings, fixtures and improvements included on or in the Mortgaged Property and owned or leased by an Obligor are not in satisfactory condition or repair for the continued use of the Mortgaged Property in the ordinary course of business consistent with past practices or there is any material defect or defects affecting any Mortgaged Property, or (iv) Seller has no Knowledge that any of the improvements located on or forming part of each Mortgaged Property do not comply with any applicable zoning Laws or do not constitute a legal non-conforming use or structure.

         (h) Title Insurance. The Collateral File contains a true, correct and complete copy of an American Land Title Association lender's title insurance policy (or, with respect to those Mortgage Loans set forth in Section 3.23(g)(ii) of the Disclosure Schedule, a marked title commitment which is duly executed or acknowledged by the title insurer and which constitutes a title policy) or other generally acceptable form of policy or insurance acceptable to prudent mortgage lending institutions, issued by a title insurer acceptable to prudent mortgage lending institutions and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Purchased Entity and its successors and assigns as to its Encumbrance on each Mortgaged Property, in an amount at least equal to the sum of the original principal amount of the related Mortgage Loan, plus all advances of principal provided under the Loan Documents. Each such title insurance policy insures that the Mortgage is a good and valid first priority lien on the related Mortgaged Property, subject only to Permitted Encumbrances. Except as set forth in Section 3.23(h) of the Disclosure Schedule, to Seller's Knowledge no claims have been made under any such title insurance policy, and the Seller has no Knowledge of any matter that would impair the coverage of such title insurance policy. Except as set forth in Section 3.23(h) of the Disclosure Schedule, the premiums for the policy, endorsements and all special endorsements, if any, have been paid in full. To Seller's Knowledge and subject to the terms of the title policies, upon the consummation of the


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


Acquisition, all such title policies will continue to inure to the benefit of a Purchased Entity without consent of or notice to the applicable insurer.

         (i) No Holdbacks. Except as listed on the Mortgage Loan Schedule, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any holdback funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with or have been waived by a Purchased Entity in the ordinary course of its business consistent with past practices, or any such holdback funds so escrowed have not been released and are listed on the Mortgage Loan Schedule.

         (j) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (i) a fire and extended perils insurance policy providing coverage against loss or damage sustained by risks insured against by Persons operating similar properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property unless otherwise mandated by applicable Governmental Authority or applicable Law; (ii) a business interruption or rental loss insurance policy in an amount at least equal to twelve (12) months of operations of the Mortgaged Property; (iii) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (iv) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Each such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that (i) has not been cured or (ii) that, without further action by the Obligor or holder of the Mortgage, would result in the cancellation, termination or default under such insurance policy. Each Mortgage obligates the related Obligor to maintain all such insurance and, upon such Obligor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Obligor's cost and expense and to seek reimbursement therefor from such Obligor. Each Mortgage and, if applicable, each Ground Lease, provides that casualty insurance proceeds will be applied (A) to the restoration or repair of the related Mortgaged Property, or (B) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Obligor, or (C) to the reduction of the principal amount of the related Mortgage Loan. To Seller's Knowledge, no Purchased Entity has taken any action to limit or invalidate the coverage provided by any insurance policy referred to in this
Section 3.23(j) and there does not exist any valid defense by an insurer to deny or limit coverage based on any action of any Purchased Entity.


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         (k) Escrows and Reserves. The Mortgage Loan Schedule contains a list of all balances in all escrow accounts held by any Purchased Entity for Taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, deposits, security deposits, replacement reserves, tenant improvement costs or holdbacks, or other escrowed funds relating to the Mortgage Loans owned by the Purchased Entities (collectively, the "Mortgage Loan Holdbacks"). All escrow payments relating to each such Mortgage Loan that, as of the Closing
Date, have been collected by a Purchased Entity, have been collected and paid in accordance with the Loan Documents and applicable Law. Any Purchased Entity's failure to collect, as of the Closing Date, any escrow payments required to be collected by the applicable Loan Documents will have no material adverse effect on such Purchased Entity's ability to collect such escrow payments after the Closing. The balance of each account constituting escrow payments collected by the Purchased Entities relating to each such Mortgage Loan as of the Closing
Date is listed on the Mortgage Loan Schedule. Except for the escrow payments listed in the Mortgage Loan Schedule (including Mortgage Loan Holdbacks), no Purchased Entity holds any funds or property of or owes any amounts or property to any Obligor and no Purchased Entity has effected or received the benefit of any setoff against any Obligor on account of any such Mortgage Loans.

         (l) Whole Loans; Participations. (i) Except for the participations listed in Section 3.23(l) of the Disclosure Schedule (each, a "Participation"), no Mortgage Loan owned by any Purchased Entity is a participation and one or more Purchased Entities are the direct obligee with respect to each such Mortgage Loan.

      (ii) With respect to each Participation, (A) to Seller's Knowledge, the operation of any of the terms of the participation agreement or other agreement governing the relationship among the participants (the "Participation Agreement") and participation certificate(s), if any, or the exercise of any right thereunder, will not render the Participation Agreement and participation certificate(s), if any, unenforceable, in whole or in part;
   (B) the related Participation Agreement and participation certificate(s) (including all amendments, modifications, waivers, reservations or cancellations in respect thereof), included in the Collateral File are true, correct and complete copies of the documents they purport to be and have not been superseded, amended, modified, cancelled or otherwise changed except as set forth on the Mortgage Loan Schedule; and (C) no Purchased Entity has waived any default, breach or violation of any related Participation Agreement or participation certificate (if any).

         (m) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real property or, if any Mortgage Loan is secured in whole or in part by the interest of an Obligor as a lessee or sublessee under a ground lease of a Mortgaged Property and not by the related fee interest in such Mortgaged Property (a "Ground Lease"). All Mortgage Loans which are secured in whole or in part by a Ground Leases are set forth in Section 3.23(m) of the Disclosure Schedule, and to Seller's Knowledge, there are no defaults or events of default under any such Ground Leases. With respect to each such Ground Lease, Seller has provided Purchaser with true, complete and correct


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


copies of (i) each such Ground Lease and all related amendments, waivers, consents, together with all estoppel certificates, subordination and/or non-disturbance agreements and other ancillary documents, correspondence and notices in respect thereof; (ii) evidence of the recording of such Ground Lease or a memorandum thereof (including, for this purpose, information contained in the relevant title insurance policy); and (iii) evidence (reflected in the applicable Ground Lease or related estoppel certificate) that such Ground Lease is superior to any fee mortgage or other Encumbrance on the related fee interest.

         (n) Tenant Leases. No Mortgaged Property is subject to any lease, occupancy agreement, or license agreement other than the Leases described in the rent roll contained in the Collateral File and no Person has any possessory interest in, or the right to occupy, any Mortgaged Property except under and pursuant to such Leases. If any Mortgage Loan is secured by any Mortgaged Property that is leased to tenants pursuant to a Lease, (i) each Lease that covers 50% or more of the square footage of any parcel of Mortgaged Property and each Credit Tenant Lease (A) to the Seller's Knowledge is in full force and effect, (B) to the Seller's Knowledge no monetary default has occurred thereunder and (C) to the Seller's Knowledge, (x) no non-monetary default has occurred thereunder, and (y) there is no existing condition which, but for the passage of time or the giving of notice (or both), would constitute a default thereunder; (ii) with respect to any Lease other than those described in Clause
(i) above (A) such Lease is in full force and effect and (B) except with respect to (1) multi-family and assisted living Mortgage Property, (2) Syndicated Facilities and (iii) paragraph (C) below, no monetary or, to the Seller's Knowledge, non-monetary default has occurred thereunder, nor, to the Seller's Knowledge, is there any existing condition which, but for the passage of time or the giving of notice (or both), would constitute a default under the terms of no more than 20% of such Leases for each Mortgaged Property and (C) except as disclosed, with respect to such Lease of a single tenant, where such Lease is more than 20% of the total Mortgaged Property, Seller has not received notice of any monetary or non-monetary default, or of any existing condition which, but for the passage of time or the giving of notice (or both), would constitute a default under the terms of such Lease; (iii) to the Seller's Knowledge all tenants under the Leases have rights in respect of the Mortgaged Property as tenants only, except such rights as may have been subordinated to the related Mortgage Loan; and (iv) to the Seller's Knowledge all of the Leases and all of the rents, charges, issues and profits due and payable thereunder have been validly assigned as collateral security to a Purchased Entity for the Mortgage Loan.

         (o) Environmental Assessment. An environmental site assessment, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or transfer of beneficial interest of each Mortgage Loan set forth on the Mortgage Loan Schedule, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") is contained in the related Collateral File. Each Mortgage requires the related Obligor to comply with all applicable Environmental Laws. Where an Environmental Report disclosed a Release or the existence of an Adverse Environmental Condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Obligor was


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


identified as the responsible party for such Release, condition or circumstance, or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition or circumstance is remediated, or (iii) the Obligor was required either to provide additional security (which may include an environmental indemnity) that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. Except to the extent described in an Environmental Report contained in a Collateral File, and no Purchased Entity nor, to the Seller's Knowledge, any Obligor or any current tenant thereon, has received any notice of violation or potential violation of any applicable Environmental Laws.

         (p) Obligors. The Obligor in respect of each Mortgage Loan is a limited liability company, general partnership, limited partnership or corporation.

         (q) Mortgage Loans Covered By Section 3.23. Solely for purposes of
Section 3.23(a) through (g) and (i) through (p), Mortgage Loans shall not be deemed to include any Mortgage Loans set forth in Section 3.23(q) of the Disclosure Schedule which are originated and held by a Purchased Entity in the ordinary course of its business, consistent with its past practices.

         .24 [Intentionally Omitted].

         .25 Brokers. Except as previously disclosed to the Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Selling Entities and no Purchased Entity is or shall, at or after Closing, be obligated to pay any such fees or commissions to any Person.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As an inducement to the Selling Entities to enter into this Agreement, the Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date as follows:

         .1 Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, the Related Agreements and other Documents to be executed and delivered by the Purchaser pursuant hereto and thereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement, the Related Agreements and any other Document to be executed and delivered by the Purchaser pursuant hereto and thereto, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby


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


have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution, the Related Agreements and any other Document to be executed and delivered by the Purchaser pursuant hereto and thereto shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes, and upon their execution, the Related Agreements and any other Document to be executed and delivered by the Purchaser pursuant hereto and thereto will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exception.

         .2 No Conflict. Assuming that all consents, approvals, authorizations, filings, notifications and other actions described in or otherwise listed on
Exhibit 4.03 and the Regulatory Approvals have been obtained, made or taken, as applicable, the execution, delivery and performance of this Agreement, the Related Agreements and any other Document to be executed and delivered hereto and thereto by the Purchaser, compliance by the Purchaser with the terms and provisions hereof and thereof and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

         .3 Authorizations. Other than the Regulatory Approvals, no notices, reports or other filings are required to be made by the Purchaser with, nor are any consents, licenses, permits, Authorizations or approvals required to be obtained from any Governmental Authority or any other Person in connection with the execution and delivery by the Purchaser of this Agreement, any Related Agreement or any other document, agreement or instrument to be executed and delivered by the Purchaser pursuant hereto or thereto or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

         .4 Investment Purpose; Accredited Investor. The Purchaser is acquiring the Shares, the Public Finance Interests, the TCFL Shares, the TFBV Shares and the TGMBH Shares solely for the purpose of investment and not with a present view to, or for offer or sale in connection with, any distribution thereof. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933) and by reason of its business and financial experience, it has such


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


knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

         .5 Available Funds. The Purchaser has or has available to it all funds necessary to satisfy all of its obligations hereunder and in connection with the Acquisition, and its ability to consummate such transactions is not dependent or conditional upon the receipt of financing (whether debt or equity) from any third party (including any Affiliate of Purchaser).

         .6 Litigation. No Action by or against the Purchaser is pending or, to the knowledge of the Purchaser, threatened, that (a) could affect the legality, validity or enforceability of this Agreement, the Related Agreements or any other Document to be executed and delivered by the Purchaser pursuant hereto or thereto or (b) seeks to delay or prevent the consummation of, or that would be reasonably likely to materially and adversely affect the Purchaser's ability to consummate the transactions contemplated by this Agreement, the Related Agreements and any other Document to be executed by the Purchaser pursuant hereto or thereto.

         .7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         .1 Conduct of Business Prior to the Closing; Access to Information. Between the date of this Agreement and the Closing:

         (a) The Parent, the Seller and TLI (with respect to the Acquired International Structured Finance Business) shall give or cause to be given to the Purchaser and its representatives and agents reasonable access to their premises, personnel and books and records (wherever located) that relate to the Acquired Businesses and to the premises, personnel and books and records of the Purchased Entities and, with respect to the Acquired ISF Assets and the Assumed ISF Liabilities, the Asset Sellers, including all accounting books and records, all financial record and statements, all Tax Returns (other than Consolidated Tax Returns except for the pro-forma Tax Returns of the Purchased Entities) and Tax records (but only insofar as such Tax Returns and Tax records directly relate to the Acquired Businesses, the Acquired ISF Assets or the Assumed ISF Liabilities), all records pertaining to any Financing Contract, any Portfolio Property and personnel and employment related matters; provided, however, that such investigation shall be conducted during normal business hours upon


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reasonable advance notice and in such manner as not to interfere unreasonably with the business of the Selling Entities or the Purchased Entities.

         (b) The Parent and the Seller shall and shall cause the Purchased Entities and, with respect to the Acquired ISF Assets and the Assumed ISF Liabilities, the Asset Sellers to use commercially reasonable efforts, consistent with past practice, to preserve substantially intact the business of the Purchased Entities and the Acquired ISF Assets and the Assumed ISF Liabilities (respectively), to preserve and retain all present business relationships and to cooperate with the Purchaser, as and to the extent reasonably requested by Purchaser from time to time, in furtherance of the foregoing.

         (c) The Parent and the Seller shall, and shall cause their Affiliates (other than the Purchased Entities) to, conduct their respective business relationships with the Purchased Entities in the ordinary and usual course of business consistent with their respective past practices; provided, however, that except as otherwise expressly provided in this Agreement, without the prior written consent of the Purchaser, in no event shall the Parent, the Seller, or any of their Affiliates (other than Purchased Entities) deal with, or enter into any contracts, commitments or arrangements with any Purchased Entity other than on terms and provisions no less favorable than those which could be obtained by the Purchased Entities with respect to similar dealings, contracts, commitments or arrangements with third parties. Except as otherwise expressly required by this Agreement, the Parent, the Seller and TLI shall cause each Purchased Entity and each Asset Seller to conduct their respective businesses in the ordinary and usual course consistent with their respective past practices, to maintain its books, accounts and records in the usual, regular and ordinary manner, to cause such books, accounts and records to be true and complete in all material respects, and to comply with the provisions set forth in this Section 5.01 applicable thereto.

         (d) Except as otherwise expressly required by this Agreement or as described in Section 5.01 of the Disclosure Schedule, neither the Parent nor the Seller shall permit any Purchased Entity, without prior consent of the Purchaser, to: (i) issue or commit to issue any shares of its Capital Stock; or
(ii) grant or commit to grant any options, warrants or rights to subscribe for or purchase or otherwise acquire any shares of its Capital Stock or issue or commit to issue any securities convertible into or exchangeable for shares of its Capital Stock; or (iii) declare, set aside, make or pay any dividend or other distribution in respect of its Capital Stock; or (iv) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any shares of its Capital Stock; or (v) effect a split, modification or reclassification of its Capital Stock or a recapitalization; or (vi) change its Certificate or Articles of Incorporation or By-laws or other constituent documents; or (vii) borrow or agree to borrow any funds other than in the ordinary course of business, consistent with its past practices; or (viii) make or commit to make any capital expenditures except those listed in Section 3.12(b) of the Disclosure Schedule and except for those not in excess of $7.5 million; or (ix) amend or modify in any respect, any of the agreements with respect to Indebtedness of the Purchased Entities set forth in Section 5.01(d)(ix) of the Disclosure Schedule (it being agreed that nothing contained in this clause (ix) shall in any way limit or restrict the


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


Parent, the Seller or any Purchased Entity from renewing, extending or refinancing any such agreement on terms substantially similar to the terms of such agreements on the date hereof); or (x) (A) assume, guarantee or otherwise become responsible for the obligations of, any Person, which obligations exceed $50,000 individually or $500,000 in the aggregate, other than in connection with any letter of credit facility or subfacility entered into by a Purchased Entity in the ordinary course of its business and with respect to which the related obligor has reimbursement or payment obligations to such Purchased Entity, or
(B) endorse notes or other similar instruments or make any advances to any Person, in each case, other than in the ordinary course of its business and consistent with its past practices; or (xi) mortgage, pledge or otherwise encumber any of its Properties (other than with respect to the leasing of Portfolio Property in the ordinary course of business of any Purchased Entity or Asset Seller (with respect to the Acquired International Structured Finance Business) consistent with past practices); or (xii) other than in the ordinary course of business, consistent with its past practices (including Ordinary Course Asset Transactions) sell, lease, transfer or otherwise dispose of any of its Properties; or (xiii) enter into an agreement, contract or commitment (other than this Agreement) to do any of the things prohibited by the foregoing clauses
(i) through (xii); provided, however, that nothing in this Section 5.01(d) shall prohibit any Purchased Entity from entering into or performing under any agreements or arrangements relating to the securitization of assets.

         (e) Except as otherwise expressly required by this Agreement, none of the Parent or the Seller, shall or shall permit any Purchased Entity and, with respect to the Acquired International Structured Finance Business, none of the Parent, the Seller or TLI shall or shall permit any Asset Seller, in either case, without prior consent of the Purchaser (which consent, in the case of clauses (ii), (iii), (iv) and (vi) below or with respect to any agreement, contract or commitment to take any of the actions prohibited by clauses (ii),
(iii), (iv) and (vi) below, shall not be unreasonably withheld or delayed), to:
(i) change its methods of accounting or accounting practice or policy (for financial accounting purposes) (including with respect to specific or permanent special loss reserves) as in effect on the date hereof, except as required by changes in GAAP and as disclosed to the Purchaser in writing prior to the Closing; or (ii) directly or indirectly in any way extend or otherwise restructure the payment schedule, payment terms or any other term or condition of any Financing Contract or Vendor Program Agreement, release any collateral or make any advance, extension, novation, modification or other accommodation to any Obligor or any other party thereto, other than for such actions in respect of a Financing Contract or Vendor Program Agreement that are taken in the ordinary course of business by a Purchased Entity or an Asset Seller consistent with its past practices; or (iii) enter into or materially modify any agreement, contract or commitment which, if entered into, created or established prior to the date of this Agreement, would be required to be listed (or, in the case of such modifications and amendments, pertains to an agreement, contract, commitment, program, plan or arrangement which is presently listed) in Section 3.12(a)(i) or Section 3.12(a)(ix) through 3.12(a)(xii) of the Disclosure Schedule; or (iv) establish, create or participate in any Employee Benefit Plan, any Company Benefit Plan or any Company Benefit Arrangement


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(where such Company Benefit Arrangement represents a material change) or modify any existing Company Benefit Plan or Company Benefit Arrangement (other than any modifications that are required by Law and for Company Benefit Arrangements where such modifications are material), in each case, only to the extent such Company Benefit Plan, Company Benefit Arrangement or Employee Benefit Plan (as applicable) is not being assumed by Purchaser or one of its Affiliates or continued by the Purchased Entities following the Closing in accordance with the terms and provisions set forth in this Agreement; provided, however, that the Parent and the Seller shall give the Purchaser at least five (5) Business Days prior written notice of any such proposed modification) which, if entered into, created or established prior to the date of this Agreement, would be required to be listed (or, in the case of modifications, pertains to a Company Benefit Plan which is presently listed) in Section 3.15(a), Section 3.15(b) or Section 3.15(c) of the Disclosure Schedule and provided, further, that nothing in this
Section 5.01(e) shall limit the ability of any of the Selling Entities or any of their Affiliates (other than any Purchased Entity or TLI (with respect to the Acquired International Structured Finance Business) to enter into or modify any Company Benefit Plan or Company Benefit Arrangement in which Company Employees represent less than ten percent (10%) of all participants of such plan or arrangement; or (v) take any action that would breach any Selling Entity's representations, warranties and covenants contained in this Agreement if such representation, warranty or covenant were made at the time of the action; or
(vi) change in any respect the credit policies or collateral eligibility standards of the Purchased Entities or any Asset Seller (with respect to the Acquired ISF Assets); or (vii) [intentionally deleted]; (viii) after the Cut-Off Time, repay, retire, satisfy or otherwise discharge any Indebtedness, in each case, to the extent such Indebtedness is between any Purchased Entity, on the one hand, and any Selling Entity or any of its Affiliates (other than another Purchased Entity) on the other hand; or (ix) enter into an agreement, contract or commitment (other than this Agreement) to do any of the things prohibited by the foregoing clauses (i) through (vii); provided, however, that notwithstanding the foregoing, none of the Purchased Entities and none of the Asset Sellers shall acquire or operate, or agree to acquire or operate, any real property (whether in fee or pursuant to a lease) on which an underground storage tank containing, or intended for the storage of, Hazardous Materials is located.

         (f) (i) Following the Closing, the Purchaser shall cause the Purchased Entities to use commercially reasonable efforts to retain and to make available (including the right to make, at the Seller's expense, photocopies), for a period of five (5) years following the Closing Date (or such longer period as may be required by Law), all financial and other information in its possession or in the possession of the Purchased Entities and relating to the operation of the Acquired Businesses prior to the Closing Date, and those officers, employees and authorized agents of any Purchased Entity who have knowledge relating to any Acquired Business as is reasonably required by the Seller or its Affiliates in connection with the resolution of claims made by (A) any Selling Entity against any Person or (B) any Person against any Selling Entity, in each case, relating to any Acquired Business and an event or circumstance occurring prior to the Closing.


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      (ii) Following the Closing, each Selling Entity shall use commercially reasonable efforts to retain and to make available (including the right to make, at the Purchaser's expense, photocopies), for a period of five (5) years following the Closing Date (or such longer period as may be required by Law), all financial and other information in the possession of such Selling Entity or any of its Affiliates and relating to the operation of the Acquired Businesses prior to the Closing Date, and those officers, employees and authorized agents of any Selling Entity or their respective Affiliates who have knowledge relating to any Acquired Business as is reasonably required by the Purchaser or its Affiliates in connection with the resolution of claims made by (A) the Purchaser or any Purchased Entity against any Person or (B) any Person against the Purchaser or any Purchased Entity, in each case, relating to any Acquired Business and an event or circumstance occurring prior to the Closing.

         .2 Pending or Threatened Actions. Between the date of this Agreement and the Closing, the Parent, the Seller and TLI, on the one hand, and the Purchaser, on the other hand, shall inform each other, promptly upon obtaining Knowledge thereof, of any pending or threatened Action which reasonably could be anticipated to (i) render inaccurate in any material respect any representation or warranty made by any Selling Entity or the Purchaser (as the case may be); or
(ii) prohibit or restrain or materially and adversely affect the consummation of the transactions contemplated hereby or the performance by any Selling Entity or the Purchaser of their respective obligations hereunder.

         .3 Tax Matters

         (a) Taxes.

      (i) Except for Taxes set forth on the Adjusted Cut-Off Date Pricing Schedule or the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule, the Seller Indemnitors shall be liable for, shall promptly defend and shall indemnify and hold the Purchaser Indemnitees harmless from and against any and all of the following Taxes and all reasonable associated costs, expenses, damages, or losses (including reasonable fees for attorneys and other outside consultants) incurred in contesting or otherwise in connection with any such Taxes (except where such following Taxes arise in respect of TCFL or any U.K. Subsidiary):

               (A) Taxes imposed on any Purchased Entity (or any predecessor thereof) or imposed on or with respect to any of the Acquired ISF Assets for any taxable period or portion thereof (including any Straddle Period) that ends on or before the close of business on the Cut-Off Date other than any such Taxes imposed on any Purchased Entity or imposed on or with respect to any of the Acquired ISF Assets resulting from transactions or any other actions that are outside the ordinary course of business and that occur on the Closing Date but


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   after the Closing unless such transactions or actions were undertaken by or for the benefit of the Selling Entities;

               (B) in the case where the Closing Date is after the Cut-Off Date,
   (i) interest and penalties imposed on any Purchased Entity or imposed on or with respect to any of the Acquired ISF Assets with respect to Taxes (assuming solely for this purpose that such term does not include any references to interest or penalties) due and payable during any taxable period or portion thereof that begins on or after the close of business on the Cut-Off Date and ends on or prior to the close of business on the Closing Date and (ii) Taxes imposed on any Purchased Entity or imposed on or with respect to any of the Acquired ISF Assets resulting from transactions or any other actions that are outside the ordinary course of business and that occur for any taxable period or portion thereof that begins on or after the close of business on the Cut-Off Date and ends on or prior to the close of business on the Closing Date unless such transactions or actions were undertaken by or for the benefit of the Purchaser, and, in the case of each of clauses (i) and
   (ii), other than any such interest, penalties or Taxes imposed on any Purchased Entity or imposed on or with respect to any of the Acquired ISF Assets resulting from transactions or any other actions that are outside the ordinary course of business and that occur on the Closing Date but after the Closing unless such transactions or actions were undertaken by or for the benefit of the Selling Entities;

               (C) Taxes imposed on any member of a consolidated, combined or unitary group of which any Purchased Entity (or any predecessor of either) is or was a member on or prior to the Closing Date, by reason of the liability of any Purchased Entity (or any predecessor of either), pursuant to Treasury Regulations Section 1.1502-6(a) or any analogous or similar domestic or foreign, state or local Law or regulation;

               (D) Taxes related to a breach of a representation in Section 3.16(b), (c), (d), (e) or (f), except that in the case of a breach of a representation in Section 3.16(b)(i), (ii), (iv), (v), (vii), (viii), (xi),
   (xvi), (xvii), (xxi), (xxiii), (xxiv), (xxv), (xxvi), (xxvii), (xxviii) or
   (xxix) or 3.16(e)(ii), only Taxes that are imposed on any Purchased Entity or on or with respect to any of the Acquired ISF Assets for any taxable period or portion thereof that ends on or before the close of business on the first anniversary of the Closing Date (the "3.16 Early Indemnification Cut-Off Date"); provided, however, that, for purposes of this paragraph (D), in no event shall the Selling Entities have any indemnification obligation for Taxes after the expiration of the applicable statute of limitations relating to such Taxes; provided further, however, that Taxes with respect to an indemnity obligation resulting from a breach of the representation contained in Section 3.16(b)(xx)(A) relating to an intercompany transaction (an "Intercompany Transaction") shall not include Taxes payable by a Purchaser Indemnitee to the extent such Taxes would have been payable by the Purchaser Indemnitee in connection with the transaction generating such indemnity obligation, assuming


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


   for this purpose that the Tax basis of the underlying asset in the hands of the Purchaser Indemnitee immediately after the Intercompany Transaction was the same as the tax basis of the asset in the hands of the transferor in the Intercompany Transaction; provided further, however, in the case of a breach of a representation, which is not subject to the 3.16 Early Indemnification Cut-Off Date, where such breach results from an election, undertaking, arrangement or specific transaction in respect of which the relevant Purchaser Indemnitee is bound, the Purchaser Indemnitees shall not be entitled to indemnification pursuant to this Section 5.03(a)(i)(D) for Taxes accruing with respect to such election, undertaking, arrangement or specific transaction after the relevant Purchaser Indemnitee is no longer bound by such election, undertaking, arrangement or specific transaction; provided further, however, in the case of a breach of a representation, which is not subject to the 3.16 Early Indemnification Cut-Off Date, where such breach results from a Tax reporting position taken on a Tax Return in respect of which the relevant Purchaser Indemnitee is bound, the Purchaser Indemnitees shall not be entitled to indemnification pursuant to this Section 5.03(a)(i)(D) for Taxes accruing with respect to such position after the later of (i) the date the relevant Purchaser Indemnitee is no longer bound by such position and (ii) the first anniversary of the Closing Date; provided further, however, in the case of the breach of a representation contained in
   Section 3.16(b)(xxx), Taxes shall be only indemnified to the extent such Taxes are not collected from the applicable Obligor after the exercise of reasonable commercial efforts;

               (E) Taxes resulting from, arising out of, based upon, or relating to, the transactions contemplated by this Agreement to occur on or prior to the Closing;

               (F) Taxes resulting from, arising out of, based upon, or relating to the Section 338(h)(10) Elections made pursuant to this Agreement;

               (G) sales, use or other similar Taxes assessed in respect of any Financing Contract after the Closing Date where such Taxes were erroneously paid at the inception of such Financing Contract to the extent that such Taxes are not collected from the applicable Obligor after the exercise of reasonable commercial efforts;

               (H) sales, use or other similar Taxes required to be collected in respect of any Financing Contract during the 12 months following the Closing Date if (1) such Taxes are not being collected by any Purchased Entity pursuant to its reliance on an applicable exemption from such Taxes, (2) such exemption from Taxes is dependent upon receipt of a properly executed Exemption Certificate, and (3) within 12 months of the Closing, the Purchaser has notified the Seller that a properly completed and executed Exemption Certificate is neither in the Purchaser's or any Purchased Entity's existing records or files nor obtainable from the particular customer following reasonable commercial efforts of the Purchaser


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   and the Purchased Entities to obtain such Exemption Certificate from the customer;

               (I) if TCFF is not in compliance with all applicable VAT requirements on the Cut-Off Date, any interest and penalties payable by TCFF that accrue during the 12 month period ending on the first anniversary of the Cut-Off Date to the extent attributable to improper VAT compliance procedures of TCFF as in effect on the Cut-Off Date, together with TCFF's reasonable costs of creating appropriate VAT compliance procedures and any reasonable costs incurred (including, without limitation, reasonable fees for attorneys and other outside consultants) in connection with any VAT audit or other compliance proceeding relating to such 12 month period.

         For purposes of this Section 5.03, a breach of a representation or warranty contained in this Agreement shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or Knowledge, it being the intention of the parties hereto that the Purchaser Indemnitees shall be indemnified and held harmless from and against any and all Taxes and all reasonable associated costs, expenses, damages, or losses (including reasonable fees for attorneys and other outside consultants) incurred in contesting or otherwise in connection with any such Taxes suffered or incurred by any of them resulting from, arising out of, based upon or relating to the failure of any such representation or warranty to be true, correct and complete in any respect, determined in each case without regard to any qualification as to materiality, Material Adverse Effect or Knowledge set forth with respect thereto.

      (ii) The Purchaser shall be liable for, shall promptly defend and shall indemnify and hold the Seller Indemnitees harmless from and against Taxes (including, for the avoidance of doubt, any Taxes due as a result of the transfer of the Capital Stock of TCFF by the Purchaser or its Affiliates after the Closing) relating to any Purchased Entity or the Acquired ISF Assets for which the Selling Entities are not liable pursuant to this Section 5.03, and all reasonable associated costs, expenses, damages, or losses (including reasonable fees for attorneys and other outside consultants) incurred in contesting or otherwise in connection with any such Taxes.

      (iii) To the extent permitted by Law or administrative practice, the taxable year of each of the Purchased Entities (other than TCFL or any U.K. Subsidiary) that includes the Closing Date shall be treated as closing on the close of business on the Closing Date. In respect of TCFL and any U.K. Subsidiary incorporated in the U.K., the parties shall use reasonable endeavours to procure that the Cut-Off Date shall be an accounting reference date (as defined in Section 224 of the United Kingdom Companies Act 1985) or, if such treatment does not occur, shall


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   for the purposes of this Section 5.03 be deemed to be an actual accounting reference date of such companies.

      (iv) For purposes of Section 5.03, where it is necessary to apportion between the Selling Entities and the Purchaser the Tax liability of any Purchased Entity for a Straddle Period, such liability shall be apportioned between the period deemed to end on the close of business on the Cut-Off Date (the "Pre-Closing Period") and the period deemed to begin at the beginning of the day following the Cut-Off Date (the "Post-Closing Period") as follows:

            (1) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 5.03(a)(iv)), the amount allocated to the Pre-Closing Period shall be deemed equal to the amount which would be payable if the taxable period ended with the Cut-Off Date; and

            (2) in the case of Taxes imposed on a periodic basis with respect to the assets of the Purchased Entities, or otherwise measured by the level of any item, the amount allocated to the Pre-Closing Period shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Cut-Off Date and the denominator of which is the number of calendar days in the entire period; provided, however, that property Taxes whose lien date is in the Pre-Closing Period shall be allocated to the Pre-Closing Period and property Taxes whose lien date is in the Post-Closing Period shall be allocated to the Post-Closing Period; provided further, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation or amortization deductions) shall be allocated between the Pre-Closing Period and the Post-Closing Period in proportion to the number of days in each such period.

In any case where it is relevant to allocate Taxes for taxable periods which include but do not end on the Section 3.16 Early Indemnification Cut-Off Date or the Closing Date, the principles set forth in the immediately preceding two paragraphs shall apply.

      (v) The Purchaser shall in good faith treat any transaction or other action not contemplated by this Agreement that is entered into or undertaken by the Purchaser on the Closing Date but after the Closing and that is properly allocable to a taxable period beginning after the Closing Date under the principles of Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) as having occurred in a taxable period beginning after the Closing Date.


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      (vi) Notwithstanding anything herein to the contrary, the Selling Entities shall be liable for and shall pay all Transfer Taxes resulting from, arising out of, imposed directly or indirectly on or in connection with, based upon, or relating to, the transactions contemplated by this Agreement (including any such Taxes resulting from, arising out of, based upon, or relating to, the Section 338(h)(10) Elections). The parties agree to comply with any available bulk sales or other Transfer Tax exemption including but not limited to providing any forms, certificates or other documentation necessary in order to qualify for an exemption from any obligation to pay, collect or withhold any Transfer Taxes; provided, however, that the Purchaser (or its designated Affiliate) will be qualified to do business and registered for sales tax in all states and will complete the appropriate bulk sales or sales tax resale exemption certification.

      (vii) Notwithstanding any other provision in this Agreement to the contrary, the Selling Entities shall make appropriate adjustments to settle all amounts due to or due from each of the Purchased Entities pursuant to any Tax Sharing Agreement on or prior to the Closing Date. Any Tax Sharing Agreement in effect at the Closing Date shall be terminated as of the Closing Date, and no additional amounts shall be due to or from any of the Purchased Entities after the Closing Date pursuant to any Tax Sharing Agreement.

      (viii) In relation to TCFL and any U.K. Subsidiary, TCHL hereby covenants with the Purchaser to pay to the U.K. Purchaser an amount equal to any or all Taxes and all reasonable associated costs, expenses, damages, or losses (including reasonable fees for attorneys and other outside consultants) incurred in contesting or otherwise in connection with any such Taxes imposed on or with respect to TCFL or any U.K. Subsidiary arising (A) in connection with or as a result of any event, act, transaction or omission occurring or entered into or deemed to occur or be entered into (each being a "Relevant Event") on or before the Cut-Off Date (but for the avoidance of doubt not in respect of a Relevant Event occurring or entered into or deemed to occur or be entered into after the Cut-Off Date); or (B) in respect of or by reference to any income, profits or gains earned, accrued or received or deemed to be earned accrued or received on or before the Cut-Off Date; or (C) resulting from any misrepresentation or breach of warranty contained in Sections 3.16
   (b) and (d) but only to the extent that such warranty relates to TCFL or any U.K. Subsidiary and by applying the principles of Section 5.03(a)(i)(D); or
   (D) resulting from any failure by the Selling Entities to timely pay any and all U.K. Taxes required to be borne by the Selling Entities pursuant to
   Section 5.03(a)(vi); or (E) that result from, arise out of, are based upon, or relate to the transactions contemplated by this Agreement and, in respect of any such transactions other than those contemplated by Section 2.06(e) and
   (f), which occur on or prior to the Closing Date; or (F) in respect of any Taxes which are primarily or directly chargeable against or attributable to the Seller or any Affiliate of the Seller (not being a Purchased Entity) but only to the extent that TCFL or any U.K. Subsidiary is liable for such Taxes by virtue of being or having been an Affiliate of or having been treated as an Affiliate of the Seller for Tax purposes up to and


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


   including the Closing Date; or (G) in respect of any Taxes arising pursuant to section 179 TCGA in respect of a Relevant Event occurring after the Cut-Off Date but on or before the Closing Date; or (H) in respect of a Relevant Event occurring or entered into or deemed to occur or be entered into outside the ordinary course of business after the Cut-Off Date and on or before the Closing Date; or (I) in the case where the Closing Date is after the Cut-Off Date, interest and penalties imposed on or with respect to TCFL or any U.K. Subsidiary with respect to Taxes (assuming solely for this purpose that such term does not include any references to interest or penalties) due and payable during any taxable period or portion thereof that begins on or after the close of business on the Cut-Off Date and ends on or prior to the close of business on the Closing Date; provided, however, that TCHL shall have no obligation to make a payment under this covenant with respect to any of the following: (1) Taxes for which provision has been made in the Adjusted Cut-Off Date Balance Sheet of TCFL (but only to the extent of such provision); (2) Taxes which would not have arisen but for a Relevant Event voluntarily occurring, being entered into or, in the case of an omission, not occurring or being entered into (whether actual or otherwise) effected by TCFL, any U.K. Subsidiary or the U.K. Purchaser at any time after the Closing Date, other than any such Relevant Event (a) carried out or effected under a legally binding commitment created on or before the Closing Date and not in the ordinary course of business (but for the avoidance of doubt only to the extent that such Tax is subject to the above covenants contained in (A) to (I) inclusive), (b) carried out or effected in either the ordinary course of business or the ordinary course of acquiring and disposing of capital assets (but for the avoidance of doubt only to the extent that such Tax is subject to the above covenants contained in (A) to (I) inclusive), (c) without prejudice to the generality of (b) above, consisting of TCFL or any U.K. Subsidiary ceasing or being deemed to cease to be a member of any group of companies or associated with any other company for the purposes of any Tax (but for the avoidance of doubt only to the extent that such Tax is subject to the above covenants contained in (A) to (I) inclusive), or (d) carried out or effected to ensure compliance with law or U.K. GAAP (but for the avoidance of doubt only to the extent that such Tax is subject to the above covenants contained in (A) to (I) inclusive); (3) Taxes attributable to the Purchaser's failure to satisfy any of its obligations pursuant to this Section 5.03 but only to the extent that such Taxes arise or are increased by such failure; and (4) Taxes attributable to a change in legislation (whether relating to Taxes or otherwise) made after the Cut-Off Date but with retrospective effect (which for the purposes of this provision, retrospective effect means any effect occurring before the Cut-Off Date); provided further, however, a claim for Tax under this section 5.03(a)(viii) may only be made by the U.K. Purchaser at any time prior to the seventh anniversary of the Closing Date except if such Tax arises as a result of fraudulent or negligent conduct by TCFL or any U.K. Subsidiary or the Seller or any Affiliate of the Seller in which case the deadline for making a claim shall be extended to the statutory limitation period as shall be in force at the relevant time, but, for the


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


   avoidance of doubt, the amount of any amounts payable under this covenant for such Taxes shall be governed as above.

      (ix) In respect of TCFL and any U.K. Subsidiary, TCHL shall pay all amounts in respect of Tax for which it is liable under Section 5.03(a)(viii) above, (i) at least five business days before the date on which the Tax in question should be paid without incurring interest or penalties or, (ii) if that date has already elapsed, no later that five business days after receipt of a notice from the U.K. Purchaser requiring such payment.

      (x) All sums payable under Section 5.03(a)(viii) shall be paid free and clear of all deductions or withholdings (including Tax) unless the deduction or withholding is required by law, in which event or if the U.K. Purchaser shall incur any liability for Tax chargeable or assessable in respect of any payment pursuant to Section 5.03(a)(viii), TCHL shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the U.K. Purchaser after Tax will equal the full amount which would have been received and retained by it had no such deduction or withholding been made and/or no such liability to Tax been incurred.

      (xi) In consequence of its obligations contained in Section 5.03(a)(vi), TCHL shall pay to the U.K. Purchaser at Closing an amount equal to 0.5 per cent. of the aggregate of the Initial TCFL Payment plus the percentage of the Premium which relates to the acquisition of the TCHL Shares (such percentage to be agreed by the parties on or prior to Closing), representing the provisional amount of U.K. stamp duty (the "Provisional Duty") due on the stock transfer form for the transfer of the TCFL Shares (the "TCFL Transfer"). The Purchaser shall procure that the U.K. Purchaser shall submit the TCFL Transfer, together with a cheque for the Provisional Duty, to the U.K. Inland Revenue Stamp Office for adjudication and stamping on a provisional basis no later than 30 days after Closing. To the extent that the U.K. Purchaser is required to make an additional payment (representing additional consideration for the acquisition of the TCFL Shares) pursuant to this Agreement then the Purchaser shall procure that the U.K. Purchaser shall deduct from the such additional payment an amount equal to 0.5 per cent. of such additional payment (representing the additional stamp duty due on the TCFL Transfer) together with any related interest and penalties arising from the late payment of the additional stamp duty (the aggregate amount to be so deducted being the "Additional Duty")(except to the extent that such interest and penalties arises from a breach by the Purchaser of its obligations under this Section 5.03(a)(xi)). The Purchaser shall then procure that the U.K. Purchaser shall resubmit the transfer of the TCFL Shares to the U.K. Inland Revenue Stamp Office together with a cheque for the Additional Duty (if any).

      (xii) Notwithstanding the provisions of Section 5.03(a)(i) and the division of Straddle Period property Taxes described in Section 5.03(a)(iv)(2), the Purchaser agrees to pay or cause to be paid property Taxes with respect to any


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


   property which has a lien date in a Pre-Closing Period but with respect to which a property Tax invoice is not received by the relevant Purchased Entity or Selling Entity prior to the Closing Date and the Purchaser agrees not to seek indemnification from the Selling Entities with respect to such payment except to the extent that such Taxes are not collected after the exercise of commercially reasonable efforts from the applicable obligor.

         (b) Tax Returns.

      (i) The following provisions of this Section 5.03(b)(i) shall not apply to Tax Returns relating to TCFL or any U.K. Subsidiary. The Selling Entities shall (A) timely file or cause to be timely filed all Tax Returns that are required to be filed by or with respect to any of the Purchased Entities or ISF Acquired Assets on or before the Closing Date and only such Tax Returns that are required to be filed after the Closing Date that are for any taxable period that ends on or before the Closing Date and (B) timely remit (or cause to be timely remitted) any Taxes due in respect of such Tax Returns to the proper Governmental Authority. Such Tax Returns shall be prepared in a manner consistent with prior practice unless otherwise required by Law. The Selling Entities shall also timely file or cause to be timely filed all Consolidated Tax Returns that are required to include (1) any Selling Entity (or an Affiliate thereof other than the Purchased Entities) and (2) any Purchased Entity. In each case, the Selling Entities shall timely remit (or cause to be timely remitted) any Taxes due in respect of such Tax Returns to the proper Governmental Authority. Such Tax Returns, to the extent they relate to any Purchased Entity or any of the ISF Acquired Assets, shall be prepared in a manner consistent with prior practice unless otherwise required by Law.

      (ii) The following provisions of this Section 5.03(b)(ii) shall not apply to Tax Returns relating to TCFL or any U.K. Subsidiary. The Purchaser shall timely file or cause to be timely filed all Tax Returns (other than Consolidated Tax Returns that include (1) any Selling Entity (or an Affiliate thereof other than the Purchased Entities) and (2) any Purchased Entity) that relate to any Purchased Entity or any of the Acquired ISF Assets for any taxable period that ends after the Closing Date, and the Purchaser shall timely remit (or cause to be timely remitted) any Taxes due in respect of such Tax Returns to the proper Governmental Authority.

               (A) With respect to any Tax Returns described in Sections 5.03(b)(i) or (ii) for which the non-filing party (or its Affiliate) has any liability for the Taxes due (including pursuant to its indemnity obligations hereunder) or which may reasonably be expected to have an adverse effect on the non-filing party (or its Affiliates), the filing party shall furnish a copy of such completed Tax Returns (other than any income Tax Return of or that includes any of the Asset Sellers) or, in the case of a Consolidated Tax Return, a copy of a pro-forma Tax Return, prepared for the relevant Purchased Entity or Asset Seller on a separate company basis, to the non-filing party for the non-filing party's approval not later than 20 Business Days before the due date for filing such returns (including


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   extensions thereof), together with a statement setting forth the amount of
   Tax for which the non-filing party is responsible hereunder properly taking into account any and all relevant estimated or other payments of any Tax related thereto by either such party (the "Statement"). The non-filing party shall have the right to review such Tax Return and Statement prior to the filing of such Tax Return. The Seller and the Purchaser agree to consult and resolve in good faith any dispute arising as a result of the review of such Tax Return and the Statement and to mutually consent to the filing as promptly as possible of such Tax Return. In the event the parties are unable to resolve any dispute within 10 Business Days following the delivery of such Tax Return and Statement to the non-filing party, the parties shall jointly request the Selected Accounting Firm to resolve any issue in dispute as promptly as possible. If the Selected Accounting Firm is unable to make a determination with respect to any disputed issue within 5 Business Days prior to the due date (including extensions) for the filing of the Tax Return in question, then the filing party may file such Tax Return on the due date (including extensions) therefor without such determination having been made and without the non-filing party's consent. Notwithstanding the filing of such Tax Return, the Selected Accounting Firm shall make a determination with respect to any disputed issue, and the amount of Taxes for which the non-filing party is responsible hereunder, shall be as determined by the Selected Accounting Firm. The fees and expenses of the Selected Accounting Firm shall be paid one-half by the Purchaser and one-half by the Seller. Not later than 3 Business Days before the due date for the payment of Taxes with respect to such Tax Return, and notwithstanding any dispute as to the Statement, the non-filing party shall pay to the filing party an amount equal to the Taxes shown on the Statement (as adjusted in accordance with any determination made by the Selected Accounting Firm) as being the responsibility of the non-filing party hereunder. No payment pursuant to this
   Section 5.03(b)(ii) shall excuse any of the Selling Entities or the Purchaser from its indemnification obligations hereunder if the amount of Taxes as ultimately determined (on audit or otherwise) for the periods covered by such Tax Returns that are the responsibility of the Selling Entities or the Purchaser, as the case may be, exceeds the amount of the Selling Entities' or the Purchaser's, as the case may be, payment under this Section 5.03(b)(ii); provided, however, that if the Selling Entities or the Purchaser disputed the Statement and if the Selected Accounting Firm shall determine that the amount shown on the Statement as being the responsibility of the Selling Entities or the Purchaser differs from the correct amount that is the responsibility of the Selling Entities or the Purchaser, the Purchaser shall pay to the Selling Entities, or the Selling Entities shall pay to the Purchaser, the amount necessary to reflect the Selected Accounting Firm's determination. The Purchaser shall have the right to review, for at least 10 Business Days prior to the filing thereof, any Tax Return (other than any Consolidated Tax Return) filed by any of the Selling Entities with respect to any of the Purchased Entities which is not described in the first sentence of this paragraph.


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


      (iii) Neither the Purchaser nor any Affiliate of the Purchaser shall (or shall cause or permit any of the Purchased Entities to) amend, refile or otherwise modify any Tax Return relating in whole or in part to any Purchased Entity with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of the Seller, which consent shall not be unreasonably withheld.

      (iv) None of the Parent or the Seller, shall or shall permit any Purchased Entity and, with respect to the Acquired International Structured Finance Business, none of the Parent, the Seller or TLI shall or shall permit any Asset Seller, in either case, without prior consent of the Purchaser, to make or change any election concerning any Taxes, change an annual accounting period or adopt or change any accounting method, in either case to the extent such change would affect the Taxes of any Purchased Entity, enter into any closing agreement with respect to Taxes, file any amended Tax Return, settle any Tax Claim or assessment or surrender any right to claim a refund of any Taxes or obtain or enter into any Tax ruling or other Tax agreement, contract, understanding, arrangement or plan with a Governmental Authority. The Selling Entities, the Asset Sellers and their respective Affiliates shall cooperate with the Purchaser to seek to have an election made under Section 754 of the Code with respect to any asset of any Purchased Entity or any of the Acquired ISF Assets which is treated as an interest in a partnership for federal income tax purposes.

      (v) If the Tax Return for TCFL and/or any U.K. Subsidiary for the period ended on the U.K. Accounts Date (in respect of each of TCFL and any U.K. Subsidiary, the "2002 Tax Return") has not been filed by the Closing Date then TCHL shall prepare the 2002 Tax Return. If the Cut-Off Date is an actual accounting reference date of TCFL and/or any U.K. Subsidiary, TCHL shall prepare the Tax Return for TCFL and/or any U.K. Subsidiary for the period ended on the Cut-Off Date (in respect of each of TCFL and any U.K. Subsidiary, the "Cut-Off Date Tax Return"). TCHL shall ensure that the Cut-Off Date Tax Return (and, where relevant, the 2002 Tax Return) is submitted in draft form to the U.K. Purchaser or its duly authorised agent at least 60 days before the last date on which the Cut-Off Date Tax Return (and, where relevant, the 2002 Tax Return) can be filed to avoid interest and/or penalties for late filing. The Purchaser shall procure that the company to which the Cut-Off Date Tax Return (and, where relevant, the 2002 Tax Return) relates shall file such Cut-Off Date Tax Return (and, where relevant, the 2002 Tax Return) provided that the company to which the Cut-Off Date Tax Return (and, where relevant, the 2002 Tax Return) relates may amend and then file the Cut-Off Date Tax Return (and, where relevant, the 2002 Tax Return) if it reasonably considers that such amendment is necessary to ensure that the Cut-Off Date Tax Return (and, where relevant, the 2002 Tax Return) is complete and accurate.

      (vi) If the Cut-Off Date is not an actual accounting reference date of TCFL and/or any U.K. Subsidiary, the U.K. Purchaser shall prepare and file the Tax


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


   Return for TCFL and/or any U.K. Subsidiary for the period during which the Cut-Off Date takes place (in respect of each of TCFL and any U.K. Subsidiary, the "Straddle Tax Return") and shall submit such Straddle Tax Return in draft form to TCHL or its duly authorised agent for comment at least 60 days before the last date on which it can be filed to avoid interest and/or penalties for late filing. TCHL or its agent shall then have 30 days within which to provide comments or suggestions on the Straddle Tax Return. The Purchaser shall procure that the company to which the Straddle Tax Return relates shall adopt any reasonable comments or suggestions so provided by TCHL or its duly authorised agent which relate to the portion of the Straddle Period prior to the Cut-Off Date, unless the company to which the Straddle Tax Return relates reasonably considers that adoption of these comments or suggestions would render the Straddle Tax Return incomplete or inaccurate.

         (c) Tax Contests.

      (i) If a notice of deficiency, proposed adjustment, assessment, audit, examination or other administrative or judicial proceeding, suit, dispute or other claim (a "Tax Claim") shall be delivered, sent, commenced or initiated, in writing, to or against any party, any of its Affiliates or any Purchased Entity (a "Notified Party") by any Governmental Authority with respect to Taxes for which the other party would be liable pursuant to Section 5.03(a), the Notified Party shall, if informed thereof promptly, notify the other party in writing of such Tax Claim; provided, however, that the failure of any party to give the other party prompt notice as provided herein shall not relieve the other party of its obligations under this Section 5.03 except to the extent that the other party is prejudiced thereby.

      (ii) Subject to the remainder of this Section 5.03(c)(ii), the Selling Entities shall have the sole right to represent the Purchased Entities' interests in any Tax Claim for which the Selling Entities have an indemnification obligation hereunder (or in respect of TCFL and any U.K. Subsidiary, a liability to pay under the covenant in Section 5.03(a)(viii)), and to employ counsel of their choice at their expense; provided, however, that the Selling Entities shall keep the Purchaser reasonably informed with respect to any issue relating to such Tax Claim. The Purchaser may also participate in the defense of such Tax Claim at its expense. In the event that issues relating to a potential adjustment for which the Selling Entities (or any Affiliate) have liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Purchaser (or any Affiliate) could be liable, the Purchaser shall have the right, at its expense, to control such Tax Contest but only with respect to the latter issues. With respect to an issue relating to a potential adjustment for which both the Selling Entities (or any Affiliate) and the Purchaser (or any Affiliate) could be liable or could be adversely affected,
   (A) each party may participate in the Tax Contest and the controlling party shall consult with the non-controlling party and consider in good faith and reasonably accommodate any comments or concerns of the non-controlling party, and (B) with respect to such issue, the Tax Contest


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


   relating thereto shall be controlled by the Purchaser; provided, however, in the case of a Tax Contest with respect to a Pre-Closing Period, that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future taxable periods shall control. Except as otherwise provided, the principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Section 5.03 by the Selling Entities and the Purchaser.

      (iii) Neither the Selling Entities, the Purchased Entities, the Purchaser nor any Affiliate thereof shall enter into any compromise or agree to settle any Tax Claim that could adversely affect (including, without limitation, by reason of the payment of any Tax) the other party for such year or a subsequent year (and in respect of TCFL or any U.K. Subsidiary, a prior year) without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed.

         (d) Assistance and Cooperation. After the Closing Date, each of the Seller Indemnitors and the Purchaser shall (and shall cause their respective Affiliates to):

      (i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes;

      (ii) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and/or filing in accordance with Section 5.03(b) and the Selling Entities shall deliver (or shall cause to be delivered) to the Purchaser (or to an Affiliate of the Purchaser as designated by the Purchaser) (including for purposes of this sentence, the Purchaser's tax advisors), as soon as practicable after the Purchaser's request, such information and data (as are reasonably available concerning any Tax attributes allocated to the Purchased Entities that are reasonably necessary in order to enable the Purchaser to complete and file (or cause to be completed and filed) all Tax Returns described in Section 5.03(b) it may be required to file (or cause to be filed) with respect to the activities of any Purchased Entity, from and after the Closing Date;

      (iii) cooperate in any reasonably requested manner in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of any Purchased Entity and consult with the other party and its counsel in connection with audits and proceedings where it is representing any Purchased Entity;

      (iv) make available to the other party and to any Governmental Authority, as reasonably requested by such other party in connection with any Tax Return described in Section 5.03(b) for which the requesting party is responsible for


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   filing pursuant to Section 5.03(b) or any proceeding described in Section
   5.03(c) all information relating thereto;

      (v) provide any required powers of attorney;

      (vi) furnish one another with copies of all correspondence received from any Governmental Authority in connection with any Tax audit or information request with respect to any Tax Return described in Section 5.03(b) or any proceeding described in Section 5.03(f) and retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Purchased Entities for each taxable period first ending after the Closing Date and for all prior taxable periods until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified in writing of such extensions for the respective taxable periods; and

      (vii) assist each other in the filing of any Tax Return including amended Tax Returns or any other claims for refund of Taxes as may be reasonably requested by the other party; provided, however, that any reasonable out of pocket costs incurred by the non-requesting party as a result of such request shall be borne by the requesting party.

         (e) Election Under Section 338(h)(10).

      (i) The Selling Entities and the Purchaser shall, in respect of each Purchased Entity listed on Exhibit 5.03(e) and those entities listed on
   Exhibit 5.03(e)(ii) with respect to which Purchaser notifies Seller within 120 days after the Closing Date of its desire to make a Section 338(h)(10) Election (collectively , the "Section 338 Companies"), (i) take all actions necessary and appropriate (including timely filing such forms, Tax Returns, elections, schedules and other documents as may be required), at each party's cost and expense, to effect and preserve a timely Section 338(h)(10) election in accordance with the requirements of Section 338 of the Code (and any corresponding elections under state or local Tax Law) (collectively, the "Section 338(h)(10) Elections"), and the Selling Entities and the Purchaser shall report the sale of such entities pursuant to this Agreement consistently with the Section 338(h)(10) Elections and shall take no position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or proceeding before any Governmental Authority, or otherwise. On the Closing Date, the Selling Entities shall deposit with the Purchaser five copies of an Internal Revenue Form 8023 ("Election Under Section 338 for Corporations Making Qualified Stock Purchases") with respect to each entity listed on Schedules 5.03(e) and 5.03(e)(ii), completed as reasonably agreed by the parties and duly executed by the relevant Selling Entities. The Purchaser shall be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Elections and shall provide the Seller with copies of (A) any necessary corrections, amendments or supplements to such

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   Form 8023 as reasonably agreed to by the parties or as necessary to conform the allocation of the Purchase Price to the Final Allocation, (B) all attachments required to be filed therewith pursuant to the applicable Treasury Regulations, and (C) any comparable forms and attachments with respect to any applicable state or local elections being made pursuant to the
   Section 338(h)(10) Elections. The Selling Entities and the Purchaser shall execute (or cause to be executed) and deliver to each other such documents or forms as are required by any Tax Laws to complete properly the Section 338(h)(10) Elections. The Selling Entities and the Purchaser shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by the Selling Entities and the Purchaser in order to timely file the Section 338(h)(l0) Elections and any other required statements or schedules. The Selling Entities and the Purchaser shall (A) promptly execute (or cause to be executed) and deliver to one another, as would be appropriate, any amendments subsequent to the filing of the Section 338(h)(10) Elections to Form 8023 (and any comparable state and local forms) and attachments which are required to be filed under applicable Law and are reasonably requested by the other party, (B) comply with all of the requirements of Section 338(h)(10) of the Code and the Treasury Regulations thereunder, and (C) take no action inconsistent with the requirements for filing the Section 338(h)(10) Elections under the Code and the applicable Treasury Regulations.

      (ii) For purposes of making the Section 338(h)(10) Elections the Purchaser shall determine the value of the assets of the Section 338 Companies (including those entities listed on Exhibit 5.03(e)(ii) with respect to which the Purchaser has notified the Seller of its desire to make a Section 338(h)(10) Election) and shall within 120 days of the Closing Date provide the Seller with an allocation of the Purchaser's (or its Affiliates') "adjusted grossed-up basis" (within the meaning of the Treasury Regulations under Section 338 of the Code) in the shares of the Section 338 Companies to such assets (the "Initial Allocation"). The Initial Allocation shall be binding upon the Purchaser and the Selling Entities for purposes of allocating the "deemed selling price" (within the meaning of the Treasury Regulations) among the assets of the affected entities; provided, however, that if the Seller believes that all or a portion of the Initial Allocation is incorrect and notifies the Purchaser in a writing including a description of the objection and basis supporting the Seller's objections and any calculations or documentation that support the objection, within 30 days after having received the Initial Allocation, the Seller and the Purchaser agree to consult and resolve in good faith any dispute arising as a result of the review of the Initial Allocation. In the event the parties are unable to resolve any dispute within 10 Business Days following notice to the Purchaser of Seller's objection, the Selected Accounting Firm will be retained to resolve any issue in dispute as promptly as possible and the determination of such Selected Accounting Firm shall be final. The Purchaser and the Selling Entities shall then be bound by the Initial Allocation as adjusted, if necessary, to reflect the determination of the Selected Accounting Firm (the "Final

   Allocation"). Notwithstanding anything to the contrary in this Agreement, the Final Allocation shall be determined no later than 20 days prior to the filing deadline of the Section 338 Forms. The Parent and the Purchaser shall bear equally all costs of the Selected Accounting Firm. The Purchaser and the Selling Entities shall file, and cause their respective Affiliates to file, all Section 338 Forms in a manner consistent with the Final Allocation and notwithstanding anything to the contrary in this Agreement, shall take no position inconsistent therewith.

         (f) Dispute Procedures. Except as otherwise expressly provided herein, if the parties disagree as to any matter arising out of this Section 5.03, the parties shall resolve such disputes in accordance with principles similar to those set forth in Section 5.05(c).

         (g) Tax Refunds. Unless set forth on the Adjusted Cut-Off Date Pricing Schedule or the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule, any refund (including any interest with respect thereto) of Taxes of or relating to any of the Purchased Entities or the Acquired ISF Assets for or attributable to any taxable period or portion thereof ending on or prior to the Closing Date shall be the property of the Seller, and if received by or otherwise credited to the Purchaser or any Affiliate thereof including the Purchased Entities shall be paid over promptly to the Seller. Any refund (including any interest with respect thereto) of Taxes of or relating to any of the Purchased Entities or the Acquired ISF Assets for or attributable to any taxable period or portion thereof beginning after the Closing Date shall be the property of the Purchaser, and if received by or otherwise credited to the Seller or any Affiliate (other than any Purchased Entity) thereof shall be paid over promptly to the Purchaser.

         (h) Survival. Notwithstanding anything in this Agreement to the contrary, (i) the representations and warranties provided pursuant to Section 3.16(a) shall terminate at Closing and (ii) the representations and warranties provided pursuant to Section 3.16(b), (c), (d), (e) and (f) and any covenants contained in Section 5.03 shall survive until 90 days after the expiration of the relevant statute of limitations; provided, however, that the amount of any indemnification for Taxes shall be governed by Section 5.03.

         (i) Indemnity Payments. In determining the amount of any Taxes, related expenses and Losses to be indemnified under this Agreement, the parties shall make appropriate adjustments to reduce the amount of the indemnified Tax, related expenses or Losses to reflect Tax Benefits that the indemnified party actually recognizes or the present value of those Tax Benefits that an indemnified party is reasonably expected to recognize as a result of the event giving rise to such indemnification payment. For purposes of this Agreement, "Tax Benefit" means a reduction in the amount of Taxes that would otherwise be payable by the indemnified party.

         (j) Any payments under Section 5.03 or Section 5.04 shall be treated by the parties hereto for foreign and domestic federal, state, provincial and local income Tax purposes as a non-taxable reimbursement or purchase price adjustment or contribution to capital, except to the extent that a contrary treatment is required by Law.

         (k) In no event shall the Purchaser or any Affiliate thereof make or permit to be made any election under Section 338(g) of the Code with respect to TDF de Mexico S. de R.L. de C.V. (Mexico), Transamerica Corporate Services de Mexico S. de R.L. de C.V. or Transamerica Distribution Finance Corporation de Mexico S. de R.L. de C.V. without first obtaining the written consent of the Seller.

         (l) The portion of the Purchase Price attributable to the Acquired ISF Assets (and any Assumed ISF Liabilities) shall be allocated among the Acquired ISF Assets in the manner, and pursuant to the procedures, described in Section 5.03(e)(ii). Such allocation is intended to comply with Section 1060 of the Code, and no party hereto shall take (or permit any of its Affiliates to take) any position inconsistent with such allocation without the prior written consent of the other parties hereto.

         (m) The parties agree that the Purchaser intends to cause one of its Affiliates to transfer the Capital Stock of TCFF to one of the Affiliates of the Purchaser after the Closing and any Taxes or Losses that may arise as a result of such transfer shall be the responsibility of the Purchaser and the Purchaser agrees not to seek indemnification with respect to such Taxes or Losses.

         (n) Except in the case of fraud or intentional breach or inaccuracies with respect to the representations of the Selling Entities contained in this Agreement the Selling Entities' indemnity obligations under this Section 5.03 shall be limited to $1,500,000,000. Each Purchaser Indemnitee entitled to indemnification pursuant to this Section 5.03 for Taxes and all reasonable associated costs, expenses, damages or losses (including reasonable fees for attorneys and other outside consultants) incurred in contesting or otherwise in connection with any such Taxes (collectively, "Indemnified Taxes"), shall be entitled to indemnification hereunder to the extent that the aggregate amount of all such Indemnified Taxes exceeds $500,000. If with respect to any individual claim under this Section 5.03, the total amount of Indemnified Taxes attributable to such claim is less than $2,000, then the Purchaser Indemnitee shall not have recourse for such Indemnified Taxes.

         .4 Indemnification.

         (a) Indemnification by the Selling Indemnitors for Breach. Each of the Seller Indemnitors, jointly and severally, shall indemnify and hold harmless the Purchaser and its Affiliates (including, after the Cut-Off Time, the Purchased Entities), and in each such case their respective directors, officers, employees and agents (collectively, the "Purchaser Indemnitees"), from and against and in respect of any and all Losses suffered or incurred by any of them resulting from, arising out of or based upon (without duplication): (i) any breach of any representation or warranty made by any Selling Entity in this Agreement; or (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of Aegon or any Selling Entity contained in this

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Agreement; or (iii) any breach of a representation or warranty in or omission of information required to be included in any certificate or other agreement, instrument or document, in each case delivered by any Selling Entity or any Asset Seller to the Purchaser pursuant to the terms of this Agreement (collectively, the "Seller Related Documents"). For purposes of this Section 5.04, other than with respect to Section 3.07(e), a breach of a representation or warranty contained in this Agreement or a Seller Related Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or Knowledge, it being the intention of the parties hereto that the Purchaser Indemnitees shall be indemnified and held harmless from and against any and all Losses suffered or incurred by any of them resulting from, arising out of, based upon or relating to the failure of any such representation or warranty to be true, correct and complete in any respect, determined in each case without regard to any qualification as to materiality, Material Adverse Effect or Knowledge set forth with respect thereto.

         (b) Survival of Representations, Warranties and Covenants of the Seller Indemnitors.

      (i) (A) Category A Representations of the type described in any of clauses
   (b) through (d) of that definition, (B) the representations and warranties of any Selling Entity in any of the Seller Related Documents, (C) Category B Representations of the type described in any of clauses (c) through (e) of that definition, and (D) the obligations of the Selling Entities set forth in any of Section 5.17(b) or Section 5.04(e)(i)(A) , and, in each case, the indemnifications with respect to their breach, shall survive until June 30, 2005.

      (ii) (A) Category A Representations of the type described in clause (a) of that definition, (B) Category B Representations of the type described in clause (b) of that definition and (C) Section 3.15 (to the extent relating to any Assumed Benefit Plan or Assumed Benefit Arrangement) and, in each case, the indemnifications with respect to their breach, shall survive until the fifth anniversary of the Closing Date.

      (iii) Category B Representations of the type described in clause (a) of that definition and the indemnifications with respect to their breach, shall survive until it is no longer possible in Law or in fact for a Purchaser Indemnitee to suffer or incur Losses as a result of such breach and for so long thereafter as such Person may assert a claim with respect thereto.

      (iv) The obligations of the Selling Entities set forth in any of Section 5.01(a) through 5.01(e), 5.02, 5.06, 5.08, 5.09, 5.11, 5.12, 5.13, 5.14,
   5.17(a) or 5.20 and the indemnifications with respect to their breach shall survive until the first anniversary of the Closing Date.


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


      (v) The obligations of the Selling Entities set forth in any of Section 5.04(c) (to the extent such obligations relate to Assumed Benefit Plans or Assumed Benefit Arrangements), 5.04(d)(iii), 5.04(d)(vi), 5.04(d)(vii) or 5.04(e)(i)(C) shall survive until the fifth anniversary of the Closing Date.

      (vi) The obligations of Aegon or any Selling Entity set forth in any of Sections 5.01(f), 5.07, or 5.16 and the indemnifications with respect to their breach and with respect to any breach of Section 5.15, shall survive until the date that is one year after the last date that any Selling Entity is required to take any action or refrain from taking any action under each such Section.

      (vii) Notwithstanding Section 5.04(b)(i) through Sections 5.04(b)(vi), any matter as to which a claim has been asserted by written notice in accordance with Section 5.04(i)(i) that is pending or unresolved at the end of any applicable survival period shall continue to be covered by this Section 5.04 notwithstanding any applicable statute of limitations (which the parties hereby waive) or the expiration of such survival period until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

         (c) ERISA Indemnification. Each Seller Indemnitor, jointly and severally, shall indemnify and hold harmless all Purchaser Indemnitees from and against any and all Losses suffered or incurred by any of them resulting from, arising out of or based upon (without duplication) any of the following:

      (i) any Company Benefit Plan, any Company Benefit Arrangement, any Title IV Plan (including any Multiemployer Plan) or any Foreign Plan maintained by, contributed to, or required to be contributed to, at any time, by a Selling Entity, a Purchased Entity, or any of their respective ERISA Affiliates, which is not sponsored by a Purchased Entity;

      (ii) any Assumed Benefit Plan and Assumed Benefit Arrangement with respect to any Losses based on actions or inactions arising on or prior to the Closing except to the extent reflected on the Cut-Off Date Balance Sheet;

      (iii) the employment or termination of employment, including a constructive termination or failure to employ by a Selling Entity or its Affiliates of any individual (including any Company Employee) attributable to any action or inaction of Selling Entities or any of their Affiliates (i) prior to the Closing or (ii) in connection with the transactions contemplated by this Agreement; or

      (iv) any claims by any employee of a Selling Entity, a Purchased Entity or any of their Affiliates for workers' compensation and/or related medical benefits incurred after the Closing which relate to an injury or illness originating prior to the Closing.


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         (d) Additional Indemnification by the Seller Indemnitors. Each Seller
Indemnitor, jointly and severally, shall indemnify and hold harmless all Purchaser Indemnitees from and against and in respect of any and all Losses suffered or incurred by any of them resulting from, arising out of or based upon (without duplication):

      (i) any Excluded Assets or the ownership, operation, servicing, management, lease or use of any thereof, or any action taken with respect thereto, by either a Purchased Entity or any other Person;

      (ii) any Excluded Liabilities;

      (iii) any actual or asserted Liabilities (whether for indemnification or otherwise) under any agreement entered into prior to the Closing related to the sale by any Purchased Entity or any of their current or former Affiliates of any of their respective Capital Stock or other securities, assets, Properties, operations or businesses;

      (iv) any actual or asserted Liabilities of any Purchased Entities (whether for indemnification or otherwise) under or in respect of any of the instruments set forth on Exhibit 5.04(d)(iv);

      (v) any of the transactions undertaken pursuant to Section 5.08, Section 5.09, Section 5.11, Section 5.12 or Section 5.13;

      (vi) any act, practice or conduct undertaken by a Purchased Entity or, with respect to any Acquired ISF Asset or Assumed ISF Liability, an Asset Seller, on or prior to the Closing that resulted in, gave rise to or otherwise constituted a violation or breach of any Law (except to the extent covered by Section 5.03) applicable to any Purchased Entity, any Asset Seller, any Acquired Business or any Acquired ISF Asset or Assumed ISF Liability; or

      (vii) any Action (including any counterclaims or crossclaims) resulting from, arising out of, based upon or relating to any condition existing or action or event occurring prior to or on the Closing Date, whether or not pending or threatened on the date hereof or at the Closing, and whether brought, made or instigated by any Governmental Authority or any private Person including the matters set forth in Section 3.10 of the Disclosure Schedule; provided, however, that no Selling Entity shall have any liability for attorneys' fees and expenses, court costs or other out-of-pocket amounts incurred by a Purchaser Indemnitee in the defense of claims made by an Obligor against such Purchaser Indemnitee in connection with the ordinary course enforcement, collection or foreclosure Actions brought by such Purchaser Indemnitee after the Closing in respect of any Financing Contracts.

         (e) Environmental Indemnification by the Seller Indemnitors. (i) Subject to the limitations set forth in clause (ii) of this Section 5.04(e) and in Section 5.04(f) (as such Section 5.04(f) relates to Environmental Losses (Portfolio Property)), each Seller


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Indemnitor, jointly and severally, shall indemnify and hold harmless all
Purchaser Indemnitees from and against and in respect of any and all Losses suffered or incurred by any of them resulting from, arising out of or based upon (without duplication):

               (A) any Environmental Loss (Portfolio Property);

               (B) any Environmental Loss resulting from, arising out of, based upon or relating to asbestos, in whatever form (including any exposure to, or contact with, asbestos or asbestos-containing Property); or

               (C) any Environmental Loss not covered by clause (B) hereof.

      (ii) Subject to Section 5.04(f)(iv) (in the case of Environmental Losses of the type described in Section 5.04(e)(i)(C)), Aegon's and the Selling Entities' aggregate indemnity obligations for Losses under Section 5.04(e)(i)(B) and 5.04(e)(i)(C) shall be limited to:

               (A) 0% of the first $5 million of such Losses;

               (B) 100% of the next $5 million of such Losses;

               (C) 95% of the next $900 million of such Losses; and

               (D) 100% of any additional such Losses.

         (f) Limitation on Liability.

      (i) Each Purchaser Indemnitee entitled to indemnification for any Losses suffered or incurred by such Person resulting from, arising out of or based upon, any breach of any Category B Representation of the type described in clause (a) of that definition made by any Selling Entity in this Agreement shall be entitled to such indemnification for the full amount of such Losses to the extent that the aggregate amount of all such Losses (A) do not exceed the sum of (A) the Purchase Price plus (B) the Intercompany Debt amount, as determined pursuant to Section 5.05(a)(vi) or the special report to be delivered pursuant to Section 5.05 (a)(vii).

      (ii) Each Purchaser Indemnitee entitled to indemnification for any Losses suffered or incurred by such Person resulting from, arising out of, based upon or relating to, any breach of any Category A Representation made by any Selling Entity in this Agreement shall be entitled to such indemnification for the full amount of such Losses to the extent that the sum of (A) the aggregate amount of all such Losses plus (B) all Losses that are not indemnifiable by the Selling Entities pursuant to Section 5.04(e)(ii), exceeds $25,000,000 (the "5.04(f)(ii) Deductible"). If with respect to any individual claim under this Agreement for Losses resulting from, arising out of or based upon any breach of a Category A Representation of the type described in clause (a) or (d) of that definition, the total


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   amount of Losses attributable to such claim is less than $15,000 (the
   "5.04(f)(ii)(A) Threshold Amount"), then a Purchaser Indemnitee shall not have recourse for such Losses. If with respect to any individual claim under this Agreement for Losses resulting from, arising out of or based upon any breach of a Category A Representation of the type described in clause (b) or
   (c) of that definition, the total amount of Losses attributable to such claim is less than $2,000 (the "5.04(f)(ii)(B) Threshold Amount"), then a Purchaser Indemnitee shall not have recourse for such Losses. In the event any claims result from, arise out of, are based on or are related to the same or substantially similar facts, events or circumstances with respect to a particular Financing Contract or a series or pattern of facts, events or circumstances with respect to such Financing Contract, then the Losses attributable to such claims shall be aggregated and included in determining if any of the 5.04(f)(ii) Deductible, the 5.04(f)(ii)(A) Threshold Amount or 5.04(f)(ii)(B) Threshold Amount (as applicable) shall have been satisfied.

      (iii) Each Purchaser Indemnitee entitled to indemnification for any Losses
   (A) suffered or incurred by such Person resulting from, arising out of, based upon or relating to any breach of any Category B Representation made by any Selling Entity in this Agreement or (B) of the type described in 5.04(c) or 5.04(d), shall be entitled to such indemnification for the full amount of all such Losses to the extent that the aggregate amount of all such Losses exceeds $50,000 (the "5.04(f)(iii) Deductible"). If (A) with respect to any individual claim under this Agreement for Losses resulting from, arising out of or based upon (1) any breach of any Category B Representation contained in
   Section 3.10, or (2) Section 5.04(d)(v) or Section 5.04(d)(vii), the total amount of Losses attributable to such claim is less than $25,000 (the "5.04(f)(iii)(A) Threshold Amount"), then a Purchaser Indemnitee shall not have recourse for such Losses; (B) with respect to any individual claim under this Agreement for Losses resulting from, arising out of or based upon (1) any breach of a Category B Representation contained in Section 3.11 or (2)
   Section 5.04(d)(vi), the total amount of Losses attributable to such claim is less than $10,000 (the "5.04(f)(iii)(B) Threshold Amount"), then a Purchaser Indemnitee shall not have recourse for such Losses; or (C) with respect to any individual claim under this Agreement for Losses resulting from, arising out of or based upon (1) any breach of any Category B Representation (other than (x) any Category B Representation contained in Section 3.10 or 3.11) or
   (2) Section 5.04(c), or Section 5.04(d) (other than clauses (d)(v), (d)(vi) or (d)(vii) thereof), the total amount of Losses attributable to such claim is less than $2,000 (the "5.04(f)(iii)(C) Threshold Amount"), then a Purchaser Indemnitee shall not have recourse for such Losses. In the event such claims result from, arise out of, are based on or are related to the same or substantially similar facts, events or circumstances with respect to a particular Financing Contract or a series or pattern of facts, events or circumstances with respect to such Financing Contract, then the Losses attributable to such claims shall be aggregated and included in determining if any of the 5.04(f)(iii) Deductible or the 5.04(f)(iii)(A) Threshold Amount,


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   5.04(f)(iii)(B) Threshold Amount or 5.04(f)(iii)(C) Threshold Amount (as
   applicable) shall have been satisfied.

      (iv) Except (A) in the case of fraud or intentional breach or inaccuracies with respect to the representations of the Selling Entities contained in this Agreement or any Seller Related Agreement, or (B) as set forth in Section 5.04(f)(i) above, the Selling Entities' indemnity obligations under Section 5.04(a), 5.04(c), 5.04(d), 5.04(e)(i)(A) and 5.04(e)(i)(C) shall be limited, in the aggregate, to $1,500,000,000.

      (v) In calculating any amounts payable by Aegon or any Selling Entity pursuant to Section 5.04(a), 5.04(c), 5.04(d) or 5.04(e) in respect of any Losses incurred by any Purchaser Indemnitee, such Selling Entity shall receive credit for (and the amount of Losses subject to indemnification pursuant thereto shall be reduced by) any insurance proceeds actually received by such Purchaser Indemnitee in respect thereof from any of the Seller's insurance policies or any Insurance Policies maintained by Seller, net of any costs incurred in the form of a retroactive increase in premiums (or other similar costs under such insurance policies).

      (vi) Any Losses for which any Purchaser Indemmitee is entitled to be indemnified pursuant to this Agreement shall be reduced to the extent of any liabilities or reserves (other than liabilities or reserves for bad debt, credit losses or allowances for loss) that are reflected on the Adjusted Cut-Off Date Pricing Schedule or supporting general ledger documentation and that are specifically identified thereon, as relating to the Indemnification Event that resulted in such Losses.

      (vii) Any amounts actually paid by Aegon under the Loss Protection Agreement in respect of any Financing Contract covered thereby shall be taken into account in determining the aggregate amount of Losses for which the Purchaser Indemnitees shall be entitled to indemnification under this Section 5.04.

      (viii) No Purchaser Indemnitee shall be entitled to indemnification pursuant to this Section 5.04 to the extent the relevant Loss is addressed by
   Section 5.03.

         (g) Indemnification by the Purchaser for Breach. The Purchaser shall indemnify and hold harmless the Selling Entities and each of their respective Affiliates and their respective directors, officers, employees and agents (collectively, "Seller Indemnitees") from and against any and all Losses suffered or incurred by any of them or resulting from, arising out of or based upon (without duplication): (i) any breach of any representation or warranty made by the Purchaser in this Agreement; or (ii) any failure to perform duly and punctually any covenant, agreement or undertaking on the part of the Purchaser contained in this Agreement; or (iii) any breach of a representation or warranty in or omission of information required to be included in any certificate, Schedule, Exhibit or other agreement, instrument or document, in each case delivered or to be delivered by


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


the Purchaser to any Selling Entity pursuant to the terms of this Agreement (collectively the "Purchaser Related Documents"); or (iv) the operation and conduct of any Purchased Entity, Acquired ISF Asset or Assumed ISF Liability after the Closing to the extent the fact, event or circumstance that gave rise to such Losses are not subject to indemnification by Aegon or the Selling Entities pursuant to this Agreement or any Seller Related Agreement; (v) any Action brought by any Company Employee or Transferred Employee as a result of any wrongful or illegal act, practice or conduct undertaken by the Purchaser with respect to such Company Employee or Transferred Employee pursuant to
Section 5.01 (a) at any time from and after the date of this Agreement through the Closing; or (vi) any failure on the part of the Purchaser, or one of its Affiliates, to (x) employ the Transferred Employees employed outside of the United States on terms and conditions that are no less than required by local Law to avoid any claim of constructive discharge, a severance payment, a termination indemnity or payment of a similar nature for such Transferred Employees who are in those jurisdictions or who are under other applicable circumstances that would recognize such a claim for any of the same and (y) with respect to the Transferred Employees, assume all liabilities under the existing employment contracts and collective bargaining agreements as required by operation of Law. For purposes of this Section 5.04, a breach of a representation or warranty contained in this Agreement or a Purchaser Related Document shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or knowledge, it being the intention of the parties hereto that the Seller Indemnitees shall be indemnified and held harmless from and against any and all Losses suffered or incurred by any of them resulting from, arising out of, based upon or relating to the failure of any such representation or warranty to be true, correct and complete in any respect, determined in each case without regard to any qualification as to materiality, Material Adverse Effect or knowledge set forth with respect thereto.

         (h) Survival of Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser in (i) this Agreement and (ii) the Purchaser Related Documents shall survive the Closing until June 30, 2005.

         (i) Indemnification Procedure. Except as otherwise provided in Section 5.03(c) with respect to Taxes (which, for this purpose, shall include any claim with respect to any Excluded Liability which is with respect to Taxes), for the purposes of administering the indemnification provisions of this Section 5.04, the following procedures shall apply from and after the Closing Date:

      (i) Any Person claiming indemnification pursuant to this Agreement shall promptly notify the Indemnitor in writing of the occurrence of any event that such Person asserts is or may be an Indemnification Event and shall describe in reasonable detail the facts, events and circumstances relating to the subject matter of such claim and the amount (if reasonably calculable) of the Losses in connection therewith; provided, however, that any delay or failure by the


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


   indemnified Person to give notice to any Indemnitor as required by this
   Section 5.04 shall not relieve the Indemnitor of its obligations hereunder except to the extent, if at all, that the Indemnitor is materially and adversely prejudiced by reason of such delay or failure.

      (ii) Except as otherwise set forth in this Section 5.04, if such Indemnification Event involves the claim of any third party, the Indemnitor shall be entitled to participate in and, to the extent it shall wish, assume control over (in which case the Indemnitor shall assume all expenses with respect to) the defense, settlement, adjustment or compromise of such claim if, in the case of assuming control, it shall provide the indemnified Persons with a written acknowledgement of its liability for indemnity against Losses relating to such Indemnification Event. Notwithstanding the foregoing, pursuant to the terms of Section 5.04(i)(vi) hereof, the Purchaser shall have the sole right, with counsel of its choice, to elect to defend, settle or otherwise dispose of any action, claim or proceeding that constitutes a Non-Assumable Claim (any such action, claim or proceeding, a "Retained Claim") and Seller shall not be entitled to assume the defense thereof. If the Indemnitor assumes the defense, settlement, adjustment or compromise of any Indemnification Event, it shall pursue such defense, settlement, adjustment or compromise diligently and in good faith and the indemnified Person (and its counsel) shall be entitled to continue to participate at its own cost (except as provided below) in any such Action or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought. An indemnified Person shall have the right to employ separate counsel in any Action and to participate in the defense thereof at the expense of the Indemnitor (A) if the retention of such counsel has been specifically authorized by the Indemnitor, (B) if the counsel is retained because the Indemnitor does not notify the indemnified Person within 20 Business Days after its receipt of a claim notice that the Indemnitor has elected to undertake the defense thereof, or (C) to the extent such participation relates to a claim or defense as to which the Indemnitor may have a conflict of interest.

      (iii) The Indemnitor shall obtain the prior written approval of the indemnified Person(s) (which approval shall not be unreasonably withheld) before entering into any settlement, adjustment, or compromise with respect to an Indemnification Event that provides for any relief other than (A) the payment of monetary Losses by the Indemnitor and (B) a full and unconditional release of the indemnified Person(s).

      (iv) (A) If the Indemnitor does not assume control over the defense of an Action or claim as provided in Section 5.04(i)(ii) within 20 Business Days of receipt of notice thereof, the indemnified Person shall have the right to defend such Action or claim in such manner as it may deem appropriate; provided, however, that such indemnified Person shall obtain the prior written approval of the Indemnitor before entering into any settlement, adjustment or compromise with respect to such Action or claim (which approval shall not be unreasonably withheld or delayed) other than a settlement, adjustment or compromise that provides for (1) the payment of monetary Losses by indemnified Person(s) without recourse to the Indemnitor and (2) a full and unconditional release of the Indemnitor. The indemnified Party must pursue the defense or settlement of any such claims diligently and in good faith.

               (B) The Indemnitor shall have the right to participate, at its own cost and expense, in all aspects of the defense of any Action that is being defended by an indemnified Person. The Indemnitor and indemnified Person shall cooperate in such defense and the indemnified Person shall keep the Indemnitor timely informed of all material developments relating to such defense, permit the Indemnitor to inspect and make copies (at the Indemnitor's cost) of all relevant correspondence and documentation relating thereto and consult with the Indemnitor in making strategic decisions with respect thereto; provided, however, that the indemnified Person shall retain the sole right and authority to direct counsel, make decisions and otherwise control such Action; provided, further, that such inspection and consultation shall be conducted during normal business hours upon reasonable advance notice and in such manner as not to interfere unreasonably with the business of the indemnified Person. Nothing herein shall be deemed to require an indemnified Person to make any disclosures that could waive any privilege it might have; provided, however, that the indemnified Person must make reasonable accommodations (including entering into joint defense agreements with an Indemnitor) to permit the Indemnitor to have access to documentation, and to consult with, counsel to the indemnified Person.

      (v) In the event that the Indemnitor reimburses an indemnified Person for any third party Losses, such indemnified Person shall remit to the Indemnitor any reimbursement that such indemnified Person subsequently receives from another Person in respect of such Losses.

      (vi) Upon delivery of a claim notice pursuant to Section 5.04(i), the Purchaser and the Purchased Entities shall have the sole right to declare that a Non-Assumable Claim shall be treated as a Retained Claim. The Indemnitor, on the one hand, and the Purchaser and the Purchased Entities, on the other hand, shall each bear fifty percent (50%) of the reasonable out of pocket costs and expenses incurred by the Purchaser or a Purchased Entity in defending any Non-Assumable Claim to the extent such costs and expenses are indemnifiable Losses pursuant to Section 5.04(a), Section 5.04(d) or otherwise pursuant to this Agreement. The Purchaser and the Purchased Entities shall pursue the defense or settlement of any Retained Claims diligently and in good faith. The Purchaser and the Purchased Entities shall consult with the Indemnitor prior to proffering any written offer of settlement to a third party claimant in respect of a Retained Claim. If the Purchaser or any Purchased Entity settle or compromise a Retained Claim without obtaining the Indemnitor's prior written consent, then the Indemnitor shall be deemed to have reserved all of its rights to contest its liability with respect to such Retained Claim (including the reasonableness of such settlement).

   The Indemnitor shall have the right to participate, at its own cost and expense, in all aspects of the defense of any Retained Claim. The Indemnitor and indemnified Person shall cooperate in such defense and the indemnified Person shall keep the Indemnitor timely informed of all material developments relating to such defense, permit the Indemnitor to inspect and make copies (at the Indemnitor's cost) of all relevant correspondence and documentation relating thereto and consult with the Indemnitor in making strategic decisions with respect thereto; provided, however, that the Purchaser shall retain the sole right and authority to direct counsel, make decisions and otherwise control any Retained Claim; provided, further, that such inspection and consultation shall be conducted during normal business hours upon reasonable advance notice and in such manner as not to interfere unreasonably with the business of the Purchaser or the Purchased Entities. Nothing herein shall be deemed to require an indemnified Person to make any disclosures that could waive any privilege it might have; provided, however, that the indemnified Person must make reasonable accommodations (including entering into joint defense agreements with an Indemnitor) to permit the Indemnitor to have access to documentation, and to consult with, counsel to the indemnified Person.

      (vii) Upon the receipt by the Purchaser or any of the Purchased Entities of a written offer of compromise or settlement relating to a Retained Claim that (A) includes a full, final and unconditional release of each of the Purchaser Indemnitees from any and all Losses with respect thereto, (B) requires only (1) the payment of money for which the Selling Entities have sole liability under this Agreement (a "Monetary Settlement") or (2) a Monetary Settlement and action by the Indemnitor or any of its Affiliates (other than any Purchased Entity) (any such offer of compromise, a "Retained Claim Offer"), and (C) includes an unconditional release of the Purchaser Indemnitees, the Purchaser and the Purchased Entities shall promptly inform the Indemnitor of such offer, together with a description of the material terms thereof. The Purchaser and the Purchased Entities shall also promptly inform the Indemnitor of the entry of a judgment with respect to any Retained Claim, which judgment requires only the payment of money for which the Selling Entities have sole liability under this Agreement. The Selling Entities shall have the right to terminate their liability for Losses in respect of any Retained Claim that is the subject of such a judgment or a Retained Claim Offer upon their irrevocable offer to the Purchaser and the Purchased Entities, as applicable, to pay the amount contained in such judgment or Retained Claim Offer. Upon receipt by the Purchaser and the Purchased Entities, as applicable (x) of the amount contained in such judgment or Retained Claim Offer and payment of all other indemnifiable Losses suffered or incurred by the Purchaser and the Purchased Entities in respect of such Retained Claim (in each case, in the form of immediately available funds) and (y) a fully executed agreement of the Selling Entities and the third-party claimant(s) in the applicable Retained Claim agreeing to the non-cash terms of such Retained Claim Offer, if any, the Selling Entities shall have no further liability to the Purchaser Indemnitees in respect of such Retained Claim.

      (viii) (A) In the event indemnification is requested and the Indemnitor has assumed the defense of any claim or Action, the relevant Indemnitor, its representatives and agents shall have access to the premises, books and records of the indemnified Person(s) seeking such indemnification and their Affiliates to the extent reasonably necessary to assist the Indemnitor in defending or settling any Action or claim; provided, however, that such access shall be conducted in such manner as not to interfere unreasonably with the operation of the business of such indemnified Person(s). Nothing herein shall be deemed to require an indemnified Person to (A) make any disclosures that could waive any privilege, or to breach any confidentiality obligations, it might have; provided, however, that the indemnified Person must make reasonable accommodations (including entering into joint defense agreements with an Indemnitor) to permit the Indemnitor access to such privileged or confidential materials or (B) take any actions or refrain from taking any actions that, in its reasonable judgment, might prejudice its rights. The indemnified Person(s) shall cooperate with the Indemnitor in the defense of any Action or claim to be indemnified hereunder (except as otherwise expressly set forth herein).

         (j) Exclusive Remedy. Except with respect to claims based on fraud between or among the Purchaser and the Selling Entities and/or claims seeking equitable remedies (including pursuant to Section 3.15), the indemnification remedies set forth in this Agreement shall constitute the sole and exclusive remedies of the parties hereto with respect to any breach of representation, warranty or obligation under this Agreement.

         (k) Effect of Payments. To the extent that any amounts are required to be paid by any Selling Entity to any Purchaser Indemnitee from and after the Closing pursuant to this Section 5.04, such Selling Entity shall not, and shall not be entitled to take any action against, collect any amounts from or seek reimbursement from, any Purchased Entity in respect of any such payment; provided that nothing in this clause (k) shall affect any Seller Indemnitees' rights to indemnification or reimbursement from the, Purchaser pursuant to this
Section 5.04.

         .5 Preparation of Cut-Off Statements.

         (a) Preparation of Balance Sheets.

      (i) As soon as practicable following the Closing, the Seller shall, with the cooperation and assistance of the Purchaser, (A) prepare drafts of the Cut-Off Date Balance Sheets for each of the Company, Public Finance, TCFL, TFBV and TGMBH and (B) calculate the Intercompany Debt as of the Closing. The draft Cut-Off Date Balance Sheets shall be prepared in accordance with the Accounting Principles, as of the Cut-Off Time (with respect to the Cut-Off Date Balance Sheets) and after giving effect to the exclusion of the Excluded Assets and Excluded Liabilities and the inclusion of the Other Acquired Business Assets and Included Liabilities and the calculation of the Intercompany Debt shall be in accordance with the Accounting Principles and made as of the time immediately


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   prior to the Closing. The Purchaser and the Seller shall use reasonable efforts to cause the draft Cut-Off Date Balance Sheets and the draft calculation of the Intercompany Debt to be completed within 60 days following the Closing Date and, upon completion, such draft Cut-Off Date Balance Sheets and calculation shall promptly be provided to the Purchaser, the Purchaser's Accountants, the Seller and the Seller's Accountants.

      (ii) Immediately following the preparation and distribution of the draft Cut-Off Date Balance Sheets of each of the Company, Public Finance, TCFL, TFBV and TGMBH and the draft calculation of the Intercompany Debt amount as of the time immediately prior to the Closing, the Seller shall cause the Seller's Accountants to audit each such draft Cut-Off Date Balance Sheet and draft calculation of the Intercompany Debt amount, and such audits shall be conducted in accordance with generally accepted auditing standards and shall be sufficient to permit the Seller's Accountants to (A) render its opinion to the effect that (1) the Cut-Off Date Balance Sheet of the Company fairly presents the financial position of the Company, (2) the Cut-Off Date Balance Sheet of Public Finance fairly presents the financial position of Public Finance, (3) the Cut-Off Date Balance Sheet of TCFL fairly presents the financial position of TCFL, (4) the Cut-Off Date Balance Sheet of TFBV fairly presents the financial position of TFBV, and (5) the Cut-Off Date Balance Sheet of TGMBH fairly presents the financial position of TGMBH, in each case as of the Cut-Off Time in conformity with Section 5.05(a)(i) and (B) render a special report certifying as to the completeness and accuracy of the Intercompany Debt calculation as of the time immediately prior to the Closing.

      (iii) Following the distribution of the draft Cut-Off Date Balance Sheets and the draft calculation of the Intercompany Debt amount referred to in
   Section 5.05(a)(i), the Purchaser's Accountants shall be entitled to perform all necessary procedures and take any other steps that the Purchaser's Accountants, in the exercise of their professional judgment, deem appropriate to confirm that each of the draft Cut-Off Date Balance Sheets and the draft calculation of the Intercompany Debt amount have been prepared in conformity with the standard set forth in Section 5.05(a)(i).

      (iv) The Seller shall use reasonable efforts to cause the Seller's Accountants to deliver the audited draft Cut-Off Date Balance Sheets and the audited draft calculation of the Intercompany Debt, as referred to in clause
   (ii) above, to each of the Purchaser, the Seller and the Purchaser's Accountants within 90 days following the date of their receipt of the draft Cut-Off Date Balance Sheets. During the 30 days following their receipt of the audited draft Cut-Off Date Balance Sheets and the audited draft calculation of the Intercompany Debt, both the Seller and the Purchaser (in consultation with the Purchaser's Accountants) shall have the opportunity to review the audited draft Cut-Off Date Balance Sheets and the audited draft calculation of the Intercompany Debt (together with the Seller's Accountants' working papers, including any portion thereof pertaining


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   to any proposed adjustment) and, during such 30-day period, the Seller, the
   Purchaser's Accountants and the Purchaser shall have the right to propose to the Seller's Accountants those changes to any of the audited draft Cut-Off Date Balance Sheets and the audited draft calculation of the Intercompany Debt that the Purchaser, the Purchaser's Accountants or the Seller determine to be appropriate in order to cause the audited draft Cut-Off Date Balance Sheet to conform, in all respects, to the standard set forth of Section 5.05(a)(i) and the audited draft calculation of the Intercompany Debt to be complete and accurate.

      (v) Within the same 30-day period as referred to in Section 5.05(a)(iv), the Purchaser and the Seller shall also provide one another and the Seller's Accountants with notices of any asset or liability which such Person proposes to ask the Seller's Accountants to reflect on or eliminate from any Cut-Off Date Balance Sheet in order to prepare the Adjusted Cut-Off Date Pricing Schedule as contemplated by clause (a) of the definition of "Special Adjustments".

      (vi) The Seller shall cause the Seller's Accountants to prepare (after consultation with the Purchaser and the Seller), and to deliver, within 10 days of the end of the 30-day period referred to in Section 5.05(a)(iv), to the Purchaser and the Seller a draft Adjusted Cut-Off Date Pricing Schedule which shall be prepared from the Cut-Off Date Balance Sheets so as to treat each of Public Finance, TCFL, TFBV and TGMBH as wholly-owned Subsidiaries of the Company as of the time immediately prior to the Cut-Off Time, and shall reflect the Special Adjustments requested to be made by the Seller or the Purchaser in the notices referred to in Section 5.05(a)(v). Both the Purchaser and the Seller shall have the opportunity to review the draft Adjusted Cut-Off Date Pricing Schedule during the 15 days following their receipt thereof.

      (vii) In the event of any dispute between the Seller and the Seller's Accountants, on the one hand, and the Purchaser and the Purchaser's Accountants, on the other hand, regarding any of the adjustments proposed by the Seller or the Seller's Accountants, on the one hand, or the Purchaser or the Purchaser's Accountants, on the other hand, with respect to any of the draft audited Cut-Off Date Balance Sheets of the Company, Public Finance, TCFL, TFBV and TGMBH, the draft Adjusted Cut-Off Date Pricing Schedule or the draft audited calculation of the Intercompany Debt which the Seller and the Seller's Accountants, on the one hand, and the Purchaser and the Purchaser's Accountants, on the other hand, cannot resolve within 45 days after the receipt thereof (as the case may be), either the Seller or the Purchaser shall have the right, upon delivery of written notice to the other, to require that such dispute be resolved in accordance with the provisions set forth in Section 5.05(c). Promptly following the resolution of any disputes with respect to any proposed adjustments to any of the draft audited Cut-Off Date Balance Sheets, to the draft Adjusted Cut-Off Date Pricing Schedule or to the draft audited calculation of the Intercompany Debt, the Seller shall cause the Seller's Accountants to prepare and deliver to the Purchaser and the Seller (A) the final audited calculation of the Intercompany Debt, the final


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   audited Cut-Off Date Balance Sheets and the final Adjusted Cut-Off Date
   Pricing Schedule, each of which shall reflect all adjustments thereto which have been agreed upon by the Seller and the Seller's Accountants, on the one hand, and the Purchaser and the Purchaser's Accountants, on the other hand, or which have been resolved pursuant to Section 5.05(c) and (B) the Seller's Accountant's opinion on the Cut-Off Date Balance Sheets and a special report on the final audited calculation of the Intercompany Debt.

      (viii) The Purchaser shall cooperate and comply with all reasonable requests of the Seller and the Seller's Accountants to assist such Persons in accomplishing the preparation of the Cut-Off Date Balance Sheets of each of the Company, Public Finance, TCFL, TFBV and TGMBH, the audit of the Cut-Off Date Balance Sheets of each of the Company, Public Finance, TCFL, TFBV and TGMBH the preparation of the Adjusted Cut-Off Date Pricing Schedule and the draft and final audited calculation of the Intercompany Debt. Without limiting the foregoing, (A) each of the Purchaser, the Seller, the Purchaser's Accountants and the Seller's Accountants shall have full access to all relevant accounting, financial and other records reasonably requested by it in connection with the preparation, confirmation or review of each Cut-Off Date Balance Sheet, the Adjusted Cut-Off Date Pricing Schedule and the calculation of the Intercompany Debt as well as the Seller's Accountant's working papers with respect thereto and draft opinion and special report thereon and (B) each shall make available to the other and its accountants such personnel as they may reasonably request in connection with the preparation or confirmation of Cut-Off Date Balance Sheets and the Adjusted Cut-Off Date Pricing Schedule, the calculation of the Intercompany Debt or the review of the Seller's Accountant's draft opinion or special report with respect thereto.

         (b) Preparation of Statements of Acquired ISF Assets and Liabilities.

      (i) As soon as practicable following the Closing, the Seller, with the cooperation and assistance of the Purchaser, shall prepare a draft of the Cut-Off Date Statement of Acquired ISF Assets and Liabilities. The draft Cut-Off Date Statement of Acquired ISF Assets and Liabilities shall be prepared in accordance with the Accounting Principles and shall present fairly the Acquired ISF Assets and the Assumed ISF Liabilities as of the time immediately prior to the Cut-Off Time. The Seller shall use reasonable efforts to cause the draft Cut-Off Date Statement of Acquired ISF Assets and Liabilities to be completed within 60 days following the Closing Date and, upon completion, such statement of assets and liabilities shall promptly be provided to the Seller, the Seller's Accountants, the Purchaser and the Purchaser's Accountants.

      (ii) Immediately following the preparation and distribution of the draft Cut-Off Date Statement of Acquired ISF Assets and Liabilities, the Seller shall cause the Seller's Accountants to audit the draft Cut-Off Date Statement of Acquired ISF Assets and Liabilities. Seller's Accountants shall conduct the audit of the


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   Cut-Off Date Statement of Acquired ISF Assets and Liabilities in accordance with generally accepted auditing standards and the audit shall be sufficient to permit the Seller's Accountants to prepare a draft special report on the results of the audit of the Cut-Off Date Statement of Acquired ISF Assets and Liabilities setting forth Seller's Accountants' opinion to the effect that the Cut-Off Date Statement of Acquired ISF Assets and Liabilities (A) has been prepared from the books and records of the Asset Sellers and the applicable Affiliates of the Seller and (B) presents fairly, in all material respects, the Acquired ISF Assets and the Assumed ISF Liabilities as of the time immediately prior to the Cut-Off Time in conformity with Section 5.05(b)(i).

      (iii) Following the preparation and distribution of the draft Cut-Off Date Statement of Acquired ISF Assets and Liabilities referred to in Section 5.05(b)(i), the Purchaser's Accountants shall be entitled to perform all necessary procedures and take any other steps that Purchaser's Accountants, in the exercise of their professional judgment, deem appropriate to confirm that the draft Cut-Off Date Statement of Acquired ISF Assets and Liabilities has been prepared in conformity with Section 5.05(b)(i).

      (iv) The Seller shall use reasonable efforts to cause the Seller's Accountants to deliver to the Purchaser and the Purchaser's Accountants the draft audited of the Cut-Off Date Statement of Acquired ISF Assets and Liabilities and a draft of its special report within 90 days following the delivery of the draft Cut-Off Date Statement of Acquired ISF Assets and Liabilities in accordance with Section 5.05(b)(i). During the 30 days following their receipt of such draft audited Cut-Off Date Statement of Acquired ISF Assets and Liabilities and draft special report, the Purchaser's Accountants shall have the opportunity to review the draft audited Cut-Off Date Statement of Acquired ISF Assets and Liabilities and such draft special report (together with the Seller's Accountants' working papers, including any portion thereof pertaining to any proposed adjustments) and, during such 30-day period, the Purchaser's Accountants shall have the right to propose to the Seller's Accountants those changes to the draft audited Cut-Off Date Statement of Acquired ISF Assets and Liabilities and draft special report (and the proposed adjustments, if any, set forth therein) that the Purchaser's Accountants determine (based upon, among other things, the procedures and steps taken under clause (iii) above) to be appropriate in order to cause the draft audited Cut-Off Date Statement of Acquired ISF Assets and Liabilities to conform, in all respects, to the provisions of
   Section 5.05(b)(i).

      (v) Within the same 30-day period as referred to in Section 5.05(b)(iv), the Purchaser and the Seller shall also provide one another and the Seller's Accountants with notices of any asset or liability which such Person proposes to ask the Seller's Accountants to reflect on or eliminate from the Cut-Off Date Statement of Acquired ISF Assets and Liabilities in order to prepare the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule as contemplated by clause (b) of the definition of "Special Adjustments".


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      (vi) The Seller shall cause the Seller's Accountants to prepare (after consultation with the Purchaser and the Seller), and to deliver, within 10 days of the end of the 30-day period referred to in Section 5.05(b)(iv), to the Purchaser and the Seller a draft Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule which shall reflect the Special Adjustments requested to be made by the Seller or the Purchaser in the notices referred to in Section 5.05(b)(v). Both the Purchaser and the Seller shall have the opportunity to review the draft Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule during the 15 days following their receipt thereof.

      (vii) In the event of any dispute between the Purchaser's Accountants and the Seller's Accountants regarding the draft audited Cut-Off Date Statement of Acquired ISF Assets and Liabilities and, draft special report of the Seller's Accountants or any of the adjustments proposed by the Seller's Accountants or the Purchaser's Accountants with respect to the draft Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule, which the Purchaser and the Purchaser's Accountants, on the one hand, and the Seller and the Seller's Accountants, on the other hand, cannot resolve within 45 days after the receipt thereof, either the Purchaser or the Seller shall have the right, upon delivery of written notice to the other, to require that such dispute be resolved in accordance with the provisions set forth in Section 5.05(c). Promptly following the resolution of any disputes between the Purchaser's Accountants and the Seller's Accountants with respect to either the draft audited Cut-Off Date Statement of Acquired ISF Assets and Liabilities and, draft special report or any proposed adjustments to the draft Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule, the Seller shall, with the cooperation and assistance of the Purchaser, prepare and deliver to the Purchaser, (A) the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule which shall reflect all adjustments thereto which have been agreed upon by the Seller and the Seller's Accountants, on the one hand, and the Purchaser and the Purchaser's Accountants, on the other hand, or which have been resolved pursuant to
   Section 5.05(c) and (B) a final special report on the Cut-Off Date Statement of Acquired ISF Assets and Liabilities.

      (viii) Each of Seller, Seller's Accountants and Purchaser's Accountants shall have full access to all relevant accounting, financial and other records reasonably requested by it in connection with the preparation, confirmation or review of the Cut-Off Date Statement of Acquired ISF Assets and Liabilities, the Seller's Accountants' draft special report thereon or the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule as well as the Seller's Accountants working papers with respect thereto and draft special report thereon. Without limiting the foregoing, each party shall, and shall cause its Subsidiaries to, make available to the other and its auditors such personnel as they may reasonably request in connection with the review or confirmation of the Cut-Off Date Statement of Acquired ISF Assets and Liabilities or the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule or the review of Seller's Accountants' draft special report.


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         (c) Conflict Resolution Mechanism. Any dispute involving any of the adjustments to any draft Cut-Off Date Balance Sheet, the draft Cut-Off Date Statement of Acquired ISF Assets and Liabilities, the draft Adjusted Cut-Off Date Pricing Schedule, the draft Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule or the draft calculation of the Intercompany Debt amount proposed by the Seller, the Seller's Accountants, the Purchaser or the Purchaser's Accountants (including any interpretation or application of any provision of this Agreement affecting the preparation of the any Cut-Off Date Balance Sheet, the Cut-Off Date Statement of Acquired ISF Assets and Liabilities, the Adjusted Cut-Off Date Pricing Schedule, the Adjusted Cut-Off Date Acquired ISF Assets and Liabilities Pricing Schedule or the draft calculation of the Intercompany Debt amount) not resolved by the Seller and the Purchaser within 45 days of the relevant date of receipt thereof, upon the election of the Seller or the Purchaser, shall be resolved by the Selected Accounting Firm. The Selected Accounting Firm shall resolve only issues upon which the Purchaser and the Seller have been unable to agree. The decision of such Selected Accounting Firm shall be rendered within 30 days after appointment of the Selected Accounting Firm. The decision of the Selected Accounting Firm shall be final and binding upon the parties.

         (d) Payment of Fees. The Purchaser shall pay all of the fees of the Purchaser's Accountants and all expenses incurred by such firm in connection with the tasks outlined in this Section 5.05, and the Seller shall pay all fees of the Seller's Accountants and all expenses incurred by such firm in connection with the tasks outlined in this Section 5.05. The Purchaser and the Seller shall each pay one-half of the fees and expenses incurred in connection with any disputes that are resolved by the Selected Accounting Firm pursuant to Section 5.05(c).

         (e) Cooperation. Each of the Seller and the Purchaser shall use their respective reasonable efforts to cause the Purchaser's Accountants and the Seller's Accountants to cooperate with each other in connection with all of their activities undertaken in connection with this Section 5.05. Prior to the commencement of the audit of any Cut-Off Date Balance Sheet, the Cut-Off Date Statement of Acquired ISF Assets and Liabilities and/or the draft calculation of the Intercompany Debt amount, the Seller shall instruct the Seller's Accountants to make available to the Purchaser's Accountants their work papers from the audits pertaining to the Business Lines of the relevant Financial Statements.

         .6 Regulatory and Other Authorizations; Notices and Consents.

         (a) The Selling Entities shall use (and shall cause their Affiliates to use) their respective commercially reasonable efforts to promptly obtain all consents, licenses, permits, Authorizations or approvals required to be obtained by any of them from any Governmental Authority or any other Person in connection with the Acquisition (including each of the Regulatory Approvals and the approvals described in Sections 3.06 and 3.14 of the Disclosure Schedule) and the Purchaser shall use its (and shall cause the Acquiring Subsidiaries to use their respective) commercially reasonable efforts to promptly obtain all consents, licenses, permits, Authorizations or approvals required to be


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obtained by any of them from any Governmental Authority or any other Person in connection with the Acquisition (including each of the Regulatory Approvals and the approvals described in Exhibit 4.03) (it being agreed, that in connection with obtaining such third party consents, approvals, Authorization or waivers, none of the Parent, the Seller or TLI will cause or permit any Purchased Entity or any Asset Seller (with respect to any Acquired ISF Assets or any Assumed ISF Liabilities) (i) to waive any rights it may have in respect of third parties or
(ii) to agree to any material modifications with respect to any of the Financing Contracts or Material Contracts). To the extent that the Selling Entities are required to spend any amounts in order to obtain from any Person (other than any Governmental Authority) any of the consents, licenses, permits, Authorizations or approvals described above, the Purchaser shall pay to the applicable Selling Entity, promptly upon such Selling Entity's written request therefor, 50% of all such costs actually expended by it; provided, however, that in no event shall the Purchaser be required to reimburse the Selling Entities for more than $100,000 (in the aggregate) in connection with the Selling Entities efforts to obtain such consents, licenses, permits or Authorizations as set forth above. The Seller shall cause the Purchased Entities to cooperate with the Purchaser in promptly seeking to obtain all such consents, licenses, permits, Authorizations or approvals.

         (b) Each of the Selling Entities and the Purchaser agrees to make, or to cause to be made, all appropriate filings of notifications and reports reasonably required to obtain the consents, licenses, permits, Authorizations and approvals required to be obtained by it pursuant to Section 5.06(a) as promptly as practicable after the date of this Agreement, and to supply promptly any additional information and documentary material that may properly be requested by any Governmental Authority.

         (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchaser or any of its Affiliates have any obligation to dispose of, hold separate or otherwise restrict their respective enjoyment of any of their respective assets or properties (including, after the Closing, the assets or properties of any Purchased Entity or the Acquired ISF Assets).

         (d) If the Selling Entities have been unable to obtain any third party consents necessary to the transfer of ownership to the Purchaser or an Acquiring Subsidiary of title to any Acquired ISF Assets or other Property that is subject to a consent or approval set forth in Section 3.06 or Section 3.14 of the Disclosure Schedule for a period ending six months after the Closing Date, then the Purchaser shall have the right to require the Selling Entities to purchase such Acquired ISF Asset or other Property that is subject to a consent or approval set forth in Section 3.06 or Section 3.14 of the Disclosure Schedule at a price equal to the net book value of such Acquired ISF Asset or Property as of the date of such purchase by wire transfer of immediately available funds to an account designed by the Purchaser. The Purchaser shall assign, or shall cause any of its Affiliates to assign, to Seller or any of its Affiliates on an "AS-IS, WHERE IS" basis without representation or warranty or recourse of any kind, all of the Purchaser's or its Affiliate's right, title and interest in the Acquired ISF Asset and any other Property subject to such consent or approval.


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         .7 Insurance; Intercompany Obligations; Indebtedness of Purchased
Entities.

         (a) Effective as of the Closing, the Parent and the Seller shall cause all coverage's provided for any Purchased Entity or any Acquired ISF Asset under the general corporate policies of insurance and cancelable surety bonds and hold harmless agreements of the Parent, the Seller or any of their Affiliates (whether or not held for itself or for the benefit of its Subsidiaries) to be terminated; provided, however, that no such termination of coverage's under occurrence liability policies shall be effected so as to prevent the Purchaser or any Purchased Entity from being entitled to make a claim under such policies for Losses from events occurring prior to the Closing to the extent that coverage for such Losses was otherwise provided by any such policy; provided, further, that all Dealer Policies shall be terminated on not less than 90 days prior to written notice to each Dealer, or, at the election of Purchaser, such Dealer Policies shall not be terminated with Seller's interest therein assigned to the Purchaser.

         (b) Notwithstanding anything contained in Section 5.07(a), to the extent that (i) any insurance policies owned or controlled by the Parent, the Seller or any of their respective Affiliates (other than any Purchased Entity) (collectively, the "Seller's Insurance Policies") cover any loss, liability, claim, damage or expense resulting from, arising out of, based upon or relating to, any Purchased Entity or any Acquired ISF Asset (the "Company Liabilities") and resulting from, arising out of, based upon or relating to, occurrences prior to the Closing and (ii) the Seller's Insurance Policies permit claims to be made thereunder with respect to Company Liabilities resulting from, arising out of, based upon or relating to, occurrences prior to the Closing (the "Company Claims"), the Parent and the Seller shall cooperate in a commercially reasonable manner and shall cause their Affiliates to cooperate in a commercially reasonable manner with the Purchaser or the applicable Purchased Entity in submitting Company Claims (or pursuing Company Claims previously made) on behalf of the Purchaser or such Purchased Entity, as applicable, under any Seller's Insurance Policies.

         (c) Except as set forth in Section 5.07(a) and Section 5.07(b), from and after the Closing Date, Purchaser shall become solely responsible for all insurance coverage and related risk of loss with respect to the Purchased Entities and the Asset Sellers (with respect to the Acquired ISF Asset) and their respective businesses, assets and current or former employees and the Acquired ISF Assets.

         (d) At or prior to the Closing and effective as of the time immediately prior to the Cut-Off Time, the Seller shall, and shall cause each of its Affiliates to take whatever steps may be necessary (i) to terminate each agreement between or among one or more Purchased Entities, on the one hand, and any Selling Entity or any of its Affiliates (other than any Purchased Entity) on the other hand, (other than the agreements, documents or instruments in respect of any indebtedness of any Purchased Entity to any Selling Entity or any of its Affiliates (other than another Purchased Entity)), and (ii) to release, repay, satisfy and/or discharge all intercompany obligations owed by any Purchased Entity to any Selling Entity or any of its Affiliates (other than any Purchased


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Entity) (other than Indebtedness of any Purchased Entity to any Selling Entity
or any of its Affiliates (other than another Purchased Entity)).

         .8 Securitizations.

         (a) U.S. Securitization Program.

      (i) The Parent shall, with the cooperation and assistance of Purchaser (including executing as a party, together with Parent, its affiliates and the other applicable parties to the U.S. RPA, any agreements or documentation as may be required on terms and conditions reasonably acceptable to Purchaser), use commercially reasonable efforts to cause the appropriate special purpose entities to negotiate, execute and deliver an agreement (the "U.S. RPA Amendment") with the applicable parties to that certain Receivables Purchase Agreement relating to the U.S. floorplan securitization program of Transamerica Commercial Finance Corporation (as has been or may be amended hereafter from time to time, the "U.S. RPA") providing, on terms and conditions reasonably acceptable to Parent and Purchaser, for the payment in full by the Purchaser of all the then outstanding payment obligations under the U.S. RPA (the "U.S. Payment Amount"), with such payment in full to occur at the Closing (the "U.S. RPA Pre-Payment"), and providing for termination of the U.S. RPA. If the U.S. RPA Amendment is obtained, the Purchaser shall cooperate with the Parent in order to arrange funding in an amount equal to the U.S. Payment Amount, to be used to fund the U.S. RPA Pre-Payment, by depositing funds into an account under the control of the Purchaser with the Royal Bank of Canada ("RBC") prior to the Closing; or

      (ii) If the Parent is unable to obtain the U.S. RPA Amendment, the Parent may, at the Parent's election:

               (A) Cause Inventory Funding Company LLC ("IFC") (i) to deliver a notice to the applicable parties to the U.S. RPA, at least five (5) "Business Days" (as defined in the U.S. RPA) prior to the Closing Date or such shorter notice period as may be acceptable to the applicable parties, to the effect that IFC is terminating the purchase facility under the U.S. RPA and, in connection therewith, shall no longer sell interests in receivables pursuant to the U.S. RPA to the U.S. RPA conduits or RBC, and (ii) to take any other actions required under the U.S. RPA to cause IFC, effective not later than the Closing Date, to terminate the purchase facility under the U.S. RPA and, in connection therewith, to cease to sell interests in receivables under the U.S. RPA to the U.S. RPA conduits or RBC, including but not limited to obtaining the necessary consents from applicable parties to the U.S. RPA (whether pursuant to the U.S. RPA, any related agency agreement or any other applicable agreement) pursuant to documentation in form and substance reasonably satisfactory to the Purchaser (the "IFC Consents"). The representations and warranties of the Selling Entities set forth in Section 3.21 and Section 3.22 shall be true and correct as of the Closing with respect to the Financing Contracts under the U.S. RPA.


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               (B) Cause IFC to admit General Electric Capital Services, Inc.
("GECS") as a member of IFC, pursuant to documentation in form and substance reasonably satisfactory to GECS, and shall cause the interest of GECS as a member of IFC to be not less than five percent (5%) of the capitalization of IFC. The Purchaser shall replace the Parent as the performance guarantor in respect of the U.S. RPA, pursuant to documentation in form and substance reasonably satisfactory to the Purchaser, Parent and RBC;

               (C) Obtain from the applicable parties to the U.S. RPA (whether pursuant to the U.S. RPA, any related agency agreement or any other applicable agreement) waivers (pursuant to documentation in form and substance reasonably satisfactory to the Purchaser and Parent) of any default, event of default, event of termination or similar event, regardless of how described in the U.S. RPA, (i) arising from the matters described in Section 5.08(a)(ii)(A) or Section 5.08(a)(ii)(B), (ii) arising from the changes of ownership resulting from the transactions contemplated by this Agreement, (iii) otherwise arising from the transactions contemplated by this Agreement, or (iv) otherwise existing under the U.S. RPA; and

               (D) Cause officers of IFC and Inventory Funding Trust (and an officer of Transamerica Commercial Finance Corporation, as the beneficial owner of Inventory Funding Trust), to deliver at the Closing certificates to counsel for the Purchaser, Mayer, Brown, Rowe & Maw LLP, in form and substance satisfactory to such counsel, in support of an opinion to be delivered by such counsel, for the benefit of the Purchaser, with respect to the "true sale" of receivables from Inventory Funding Trust to IFC and in support of an opinion to be delivered by such counsel, for the benefit of the Purchaser, with respect to the "non-consolidation" of IFC and Inventory Funding Trust;

In addition, prior to Closing, the appropriate senior executives of each of Parent and Purchaser shall meet to discuss the extent to which the conditions to the Closing as set forth in Article VIII hereof have been satisfied.

         (b) TCFCC Securitization Program. The Parent shall, with the cooperation and assistance of Purchaser (including executing as a party, together with Parent, its affiliates and the other applicable parties to the Canadian RPA, any agreements or documentation as may be required on terms and conditions reasonably acceptable to Purchaser), use commercially reasonable efforts to cause TCFC Canada to negotiate, execute and deliver an agreement (the "Canadian RPA Amendment") with the applicable parties to that certain Receivables Purchase Agreement relating to the Canadian floorplan securitization program of TCFC Canada (as has been or may be amended hereafter from time to time, the "Canadian RPA"), providing, on terms and conditions reasonably acceptable to Parent and Purchaser, for the payment in full by the Purchaser of all the then outstanding payment obligations under the Canadian RPA (the "Canadian Payment Amount"), with such payment in full to occur at the Closing (the "Canadian RPA Pre-Payment") and providing for termination of the Canadian RPA. If the Canadian RPA Amendment is obtained, the Purchaser shall cooperate with the Parent in order to arrange funding in an amount equal to the Canadian Payment Amount, to be used to fund the


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Canadian RPA Pre-Payment, by depositing funds into an account under the control of the Purchaser with RBC prior to the Closing.

         (c) With respect to the transactions contemplated by this Section 5.08, the Purchaser shall use commercially reasonable efforts to consider and negotiate in good faith an extension of up to $300 million dollars of short term credit to the Parent under the Purchaser's standard underwriting practices.

         .9 Derivative Instruments. Prior to the Closing and effective as of the time immediately prior to the Cut-Off Time, the Parent and the Seller shall unwind, or cause to be unwound, all Derivative Instruments (other than the Hoffman Estates Derivative) and related arrangements of any of the Purchased Entities set forth or required to be set forth in Section 3.17 of the Disclosure Schedule. At or immediately after Closing, the Purchaser and the Parent shall enter into such agreements as shall be necessary so as to assign to the Purchaser all of the Parent's right, title and interest in and to the Hoffman Estates Derivative and the Purchaser shall assume all of the Parent's obligations thereunder.

         .10 Third Party Obligations of the Selling Entities and Its Affiliates.

         (a) On or prior to the Closing, the Purchaser shall use its commercially reasonable efforts to replace each letter of credit of a Selling Entity or an Affiliate of a Selling Entity that is set forth in Exhibit 5.10(a) and each guarantee of a Selling Entity or an Affiliate of Selling Entity that is set forth in Exhibit 5.10(b), and, in each case, shall use its commercially reasonable efforts to obtain an unconditional release of each Selling Entity and its Affiliates, with respect to each obligation.

         (b) In the event that, after using its commercially reasonable efforts, the Purchaser is not able to replace any letter of credit or any guarantee referred to in clause (a) above on or prior to the Closing, then on the Closing Date the Purchaser shall provide to the applicable Selling Entity or its Affiliate an indemnity agreement in respect of the payment of each such, letter of credit or guarantee, in substantially the form attached hereto as Exhibit 1.01(n) (the "GE Indemnity").

         .11 Transfer of Excluded Assets and Assumption of Excluded Liabilities.

         (a) Prior to the Closing and effective as of the time immediately prior to the Cut-Off Time, the Parent and the Seller shall:

      (i) cause the Purchased Entities to transfer all of the issued and outstanding Capital Stock of the Excluded Subsidiaries without any representation or warranty, and without recourse, to one or more Persons (other than any Purchased Entity) (each such Person, a "Transferee"); and


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      (ii) cause the Purchased Entities to transfer the Excluded Assets without any representation or warranty of any kind, and without recourse, to one or more Transferees who shall assume, in their entirety, the Excluded Liabilities.

         (b) The Purchaser shall reasonably cooperate with the Parent and the Seller with respect to the actions described in Section 5.11(a).

         (c) All amounts received by any Purchased Entity after the Closing in respect of the Excluded Assets or Excluded Liabilities shall be received by such Purchased Entity as the Selling Entities' agent, in trust for and on behalf of the Selling Entities, and the Purchaser shall cause such Purchased Entity promptly to pay all of such amounts over to the Seller, by wire transfer of immediately available funds, and shall provide to the Seller information as to the nature, source and classification of such payments, including any invoices relating thereto.

         .12 Transfer of Other Acquired Business Assets and Included
Liabilities.

         (a) Prior to the Closing and effective as of the time immediately prior to the Cut-Off Time, (i) each of the Parent and the Seller shall, and shall cause each of its applicable Subsidiaries and Affiliates (other than any Purchased Entity) (each such Person, an "Acquired Business Asset Transferor") to, (A) transfer to the Company all of the Other Acquired Business Assets owned by them, free and clear of all Encumbrances, other than Permitted Encumbrances and (B) transfer, assign and delegate to the Company all of the Included Liabilities and (ii) each of the Parent and the Seller shall cause the Company to assume the Included Liabilities; provided, however, that in no event shall the Company assume or otherwise become liable for, any Excluded Liabilities.

         (b) All amounts received by the Seller or any of its Affiliates after the Closing in respect of the Other Acquired Business Assets shall be received by the Seller or such Affiliate as the Company's agent, in trust for and on behalf of the Company, and the Seller shall, or shall cause its applicable Affiliates promptly to pay all of such amounts over to the Company, by wire transfer of immediately available funds, and shall provide to the Company information as to the nature, source and classification of such payments, including any invoices relating thereto.

         .13 Consent Solicitations. As promptly as reasonably practicable following the date hereof, the Parent shall commence solicitations (the "Consent Solicitations") of consents ("Consents") from holders of the Parent's debt securities registered under the Securities Act of 1933 and outstanding immediately prior to the Closing Date (the "Public Debt") in order to permit the Parent and the Seller to consummate the transactions contemplated hereby.

         .14 Powers of Attorney; Bank Accounts. The Seller shall, on the Closing Date, take all steps necessary to remove all Persons who are signatories or holders of powers-of-attorney in respect of any accounts, lockboxes and safe-deposit boxes maintained by any Purchased Entity who are not Company Employees or who are


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Excluded Employees, from the list of authorized signatories and holders and otherwise extinguish their signing authority with respect to such accounts.

         .15 Noncompete; No-Hire.

         (a) Noncompete. Aegon and each Selling Entity agrees that, without the prior written consent of Purchaser, during the period commencing on the Closing Date and ending on the third anniversary thereof, it shall not, and shall not permit any of its Affiliates to, directly or indirectly, either alone or in partnership, through any Person controlled by any of them, or in conjunction with any Person as principal, agent, partner, member or shareholder, engage in any business comprising part of the distribution finance Business Line at the time of Closing within the United States (it being agreed that nothing contained in this Section 5.15 shall restrict or prohibit Aegon or any Selling Entity or any Affiliate of Aegon or any Selling Entity from (i) engaging in the lines of business presently conducted by the Excluded Subsidiaries, Aegon or its Affiliates (other than the distribution finance business) or (ii) providing any services required to be provided by it pursuant to the Transition Services Agreement); provided, however, that Aegon, any Selling Entity or any of their respective Affiliates may acquire, directly or indirectly, (by stock purchase, asset purchase, merger or other similar transaction) any Person that is engaged in any business comprising part of the distribution finance Business Line, provided that Aegon or such Selling Entity or Affiliate shall sell that portion of the acquired business that competes with the distribution finance Business Line to an unaffiliated Person as promptly as practicable after the consummation of such acquisition and, in any event, within 12 months thereafter; and provided, further, that nothing in this Section 5.15 shall prohibit Aegon, the Selling Entities or any of their respective Affiliates from owning, directly or indirectly, less than 10% of the publicly traded securities of any Person (whether traded over the counter or on a national securities exchange) engaged in the distribution finance Business Line.

         (b) No-Hire. Aegon and each Selling Entity agree that, without the prior written consent of the Purchaser, during the period commencing on the Closing Date and ending on the second anniversary thereof, they shall not, and shall not permit any of their Affiliates to, (i) hire, offer employment to, or retain as an employee, consultant or advisor any Company Employee on a list to be provided by the Purchaser to the Seller prior to the Closing of up to 50 individuals or (ii) cause any such Company Employee to leave the employ of a Purchased Entity, the Purchaser or any applicable Acquiring Subsidiary. The Purchaser may amend, modify or supplement Exhibit 5.15(b) at Closing to add up to an additional 50 names.

         (c) Material Inducement; Reasonableness of Covenants. Each of Aegon and the Selling Entities acknowledge and agree that the covenants and agreements contained in Section 5.15(a) and Section 5.15(b) above are (i) material inducements to the Purchaser to enter into this Agreement and each of the Related Agreements and (ii) commercially reasonable and necessary to protect the interests of the Purchaser.


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         (d) Breach of Covenants. The parties hereto recognize that a breach by
Aegon or any Selling Entity of any of the covenants contained in this Section
5.15 would result in Losses to the Purchaser and that the Purchaser could not adequately be compensated for such Losses by monetary award alone. Accordingly, the parties agree that in the event of any such breach, in addition to any other remedies available to the Purchaser at law or otherwise, the Purchaser shall be entitled to: (i) apply to a court of competent jurisdiction for relief by way of preliminary and permanent injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by Aegon or any Selling Entity, and (ii) if the Purchaser obtains a final judgment which is no longer subject to appeal, recover from Aegon or any Selling Entity an amount at least equal to all reasonable costs and expenses (including legal fees) incurred by the Purchaser to enforce any provision of this Section 5.15.

         .16 Confidentiality.

         (a) The Confidentiality Agreement shall continue in full force and effect in accordance with its terms with respect to any Evaluation Material (as defined in the Confidentiality Agreement) to the extent that such Evaluation Material relates to the Acquired Businesses until the earlier of (i) the termination of the Confidentiality Agreement in accordance with its terms or
(ii) the Closing, with respect to any Acquired Business, at which time such Confidentiality Agreement and the obligations of the Purchaser thereunder with respect to such Evaluation Material shall terminate. The Confidentiality Agreement shall continue in full force and effect with respect to any other Evaluation Material. From and after the Closing, any reference to the "Company" set forth in the non-solicitation agreement of the Purchaser set forth in the Confidentiality Agreement shall be deemed to be a reference to Transamerica Corporation and its subsidiaries after giving effect to the Acquisition.

         (b) The Selling Entities shall (and shall cause their Affiliates to) keep confidential all nonpublic information in their possession regarding the Purchased Entities and the Acquired Businesses (including any information made available pursuant to Section 5.01); provided, however, that the Selling Entities will not be required to maintain as confidential any information (i) that is or becomes generally available to the public other than as a result of a disclosure by the Selling Entities or any of their Affiliates, (ii) becomes available to any Selling Entity on a non-confidential basis from a source other than any Purchased Entity, the Purchaser or any of their respective Affiliates, provided that the source of such information was not known by such Selling Entity to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, any party with respect to such information, (iii) is or was independently developed by a Selling Entity, without reference to any Evaluation Material solely relating to the Acquired Businesses, or (iv) to the extent that such information is required to be disclosed pursuant to the terms of a Governmental Order or other legal requirement.

         (c) Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the


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obligations of confidentiality contained herein and therein, as they relate to the Acquisition, shall not apply to the federal Tax structure or federal Tax treatment of the Acquisition, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal Tax structure and federal Tax treatment of the Acquisition. The preceding sentence is intended to cause the Acquisition not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the Tax structure of the Acquisition or any Tax matter or Tax idea related to the Acquisition.

         .17 Supplements to the Disclosure Schedule; Approved Property; Closing Date Portfolio Tapes.

         (a) Not earlier than ten (10) nor later than three (3) Business Days prior to the Closing, the Seller shall supplement the Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to have been set forth or described in Section 3.04(b), 3.06, 3.10, 3.11, 3.13(a) (with respect to Owned Property), or 3.23 of the Disclosure Schedule or would otherwise have been inconsistent with its corresponding representations herein. No supplement or amendment of the applicable Disclosure Schedule by the Seller pursuant to this Section 5.17(a) shall be deemed to cure (or affect the rights of any party with respect to) any breach of any representations and warranties or have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.01 or Section 8.02. The Purchaser shall not be deemed to have waived any right or claim under this Agreement or otherwise, including pursuant to the indemnification provisions of Section 5.04 hereof, with respect to any matters disclosed, or otherwise known, to the Purchaser, whether prior to or after the date of this Agreement, except to the extent such matters are actually set forth in the Disclosure Schedule as of the date of the execution of this Agreement.

         (b) Within seven (7) Business Days after the Closing Date, the Parent and the Seller shall deliver to the Purchaser the Cut-Off Date Portfolio Tape and the Cut-Off Date Acquired ISF Assets Portfolio Tape, together with a certificate from an officer of the Parent and the Seller certifying the Portfolio Information therein is true, complete and correct in all respects. The Purchaser shall, and shall cause each of the Purchased Entities to, cooperate with the Seller (including by making personnel and books and records available to Seller during normal business hours and upon reasonable notice to the Purchaser) so as to permit Seller such access to the records pertaining to Financing Contracts as is necessary to prepare the Closing Date Data Tape and the Closing Date Acquired ISF Assets Portfolio Tape; provided, however, that such access shall not interfere unreasonably with the business of the Purchaser or the Purchased Entities. All of the Portfolio Information set forth in the Closing Date Portfolio Tape and in the Closing Date Acquired ISF Assets Portfolio Tape shall be true, correct, complete and accurate in all respects.


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         .18 Transamerica Name and Mark. As promptly as possible but in no event later than 180 days after the Closing, the Purchaser shall completely and permanently obliterate or remove from all assets used in the Acquired Businesses all Transamerica Marks, and in the event that any such mark cannot be completely and permanently obliterated or removed from any such asset, the Purchaser shall promptly destroy such item (it being understood and agreed that notwithstanding the foregoing, (i) in the event that any Properties of the Purchased Entities are in the possession of third parties, the Purchaser's obligations with respect to obliteration and removal of Transamerica Marks shall commence on the first day that such Properties are returned to the dominion and control of the Purchaser or the Purchased Entities, (ii) with respect to Portfolio Property bearing any Transamerica Mark the Purchaser shall be required to take commercially reasonable efforts to obliterate or remove such marks, but in no event shall Purchaser have any obligation to damage or destroy any such Portfolio Property and (iii) in no event shall Purchaser have any obligation to obliterate any Transamerica Marks from any documents related to existing Financing Contracts or Backlog in existence immediately prior to the Closing). From and after the Closing, except as set forth in this Section 5.18, the Purchaser shall not permit any Purchased Entity to (a) use any acronym based on, or any logo incorporating, any such Transamerica Mark or acronym, (b) in any way represent that it is, or otherwise hold itself out as being, affiliated with the Parent or any of its Affiliates or (c) except as provided in the following sentence otherwise use any Transamerica Mark. Notwithstanding the foregoing, for a period of not more than 180 days after the Closing in connection with transition arrangements, Purchaser shall be entitled to use or disseminate any equipment, software, invoices, purchaser orders, sales orders, labels, letterhead, envelopes, signage, business cards, displays, product packaging, websites, e-mail addresses, promotional materials, shipping documents or other Documentation used in the conduct or operations of the Acquired Businesses and existing on the Closing Date (the "Existing Stock") that bear any Transamerica Mark or acronym where the removal, erasure, deletion or obliteration of the Transamerica Mark or acronym on such Existing Stock would be impractical. Except as set forth in this Section 5.18, the Purchaser shall not be entitled to use any of the Seller's trademarks, service marks, trade dress or logos together with any of the Purchaser's trademarks, service marks, trade dress or logos on any stationery or advertising or in any other form or Documentation. As soon as practicable after the Closing Date and not later than 60 days thereafter the Purchaser shall cause each of the Purchased Entities to take all reasonable actions reasonably necessary to change its corporate name and any other names under which it conducts business to names that do not use the word
"Transamerica" or "AEGON" or any other Transamerica Mark or any name confusingly similar to a Transamerica Mark.

         .19 Further Action. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement, to satisfy the conditions to the Closing and consummate and make effective the transactions contemplated by this Agreement.


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


         .20 Estoppel Certificates. From and after the date hereof, Seller and each of the other Selling Entities shall use their respective commercially reasonable efforts to obtain estoppel certificates in form and substance satisfactory to the Purchaser, from each ground lessor in respect of the Ground Leases and each credit tenant lessee in respect of the Credit Tenant Leases (respectively), in each case, as set forth in Section 3.23(m) of the Disclosure Schedule.

         .21 Post Closing Cooperation. (a) From and after the date hereof, the Purchaser and the Selling Entities shall cooperate with each other, and the Purchaser shall use its commercially reasonable efforts to identify which of the contracts, agreements and arrangements set forth in Section 3.14(a) of the Disclosure Schedule (the "Restricted Agreements") are, after the Closing, necessary or desirable for the Purchaser, any applicable Acquiring Subsidiary or any Purchased Entity, in the reasonable determination of the Purchaser, to conduct any of the Acquired Businesses in the ordinary course of business, consistent with past practices. (i) In the event that the Purchaser shall, from time to time, determine that one or more of the Restricted Agreements are necessary to conduct any of the Acquired Businesses in the ordinary course of business, the Purchaser shall notify Seller in writing of such determination and
(ii) with respect to each software license agreement with respect to Stucky Software, the Seller shall, promptly thereafter (or, with respect to Stucky Software) use its reasonable best efforts to obtain from each of the counterparties thereto, a consent to transfer or assign (or a waiver in respect of any such transfer or assignment of) such Restricted Agreement to the Purchaser, an Acquiring Subsidiary or a Purchased Entity (including, by paying any necessary waiver or consent fees to the counterparties thereof to effect such transfer or assignment).

         (b) If, in the exercise of its reasonable best efforts to obtain any consent or waiver pursuant to the provisions of Section 5.21(a) above, then the Seller shall be required to pay any fees or additional payments in consideration for the consent or waiver to such transfer or assignment, and the Purchaser shall reimburse the Seller an amount equal to 50% of any such fees or additional payments actually paid by the Seller; provided, that if the Seller is unable to obtain any consents or waivers with respect to the transfer of any Property subject to a Restricted Agreement prior to the Closing Date, then the Seller shall provide the Purchased Entities use and access to such Property pursuant to the Transition Services Agreement until such time as such consents or waivers are obtained by the Seller.

         .22 No Qualification or Limitation; No Other Representations and Warranties. (a) It is acknowledged and agreed that no review or investigation by the Purchaser shall be deemed to limit or otherwise qualify any Selling Entity's representations or warranties to the Purchaser or otherwise to limit or impair any rights the Purchaser has with respect to any Selling Entity, including pursuant to Article V hereof.

         (b) The parties hereto agree that except as specifically set forth in this Agreement or in any Purchaser Related Document or Seller Related Document, none of the Selling Entities nor any of their respective directors, officers, employees, agents or


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


representatives, on the one hand, and none of the Purchaser nor any of its directors, officers, employees, agents or representatives, on the other hand, makes, has or have made, or shall be deemed to have made, or shall be liable to any other or bound in any manner by, any express or implied representations or warranties. Without limiting the generality of the foregoing, except as may be expressly contained in a representation or warranty contained in this Agreement or in any Seller Related Document or Purchaser Related Document, no party hereto makes any representation or warranty with respect to (a) any projections, estimates or budgets heretofore delivered to or made available to the other or
(b) any other information or documents made available to the other or its counsel, accountants, advisors or other representatives with respect to the Purchased Entities or the business, operations, assets or liabilities of the Purchased Entities.

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]

                                  ARTICLE VII

                                EMPLOYEE MATTERS

         .1 Excluded and Inactive Employees. On or prior to the Closing Date, the Seller shall cause one or more of its Affiliates (other than any Purchased Entity) to hire the Excluded Employees and Inactive Employees, set forth in the letter agreement provided to Purchaser on the date hereof (which information in such letter agreement shall be updated as of the Closing Date), or in the case of Excluded Employees and Inactive Employees employed by any of the Excluded Subsidiaries, continue the employment of Excluded Employees and Inactive Employees. Following the Closing, the Purchaser or one of its Affiliates (which Affiliate may be a Purchased Entity) shall offer employment to any Inactive Employee, as set forth in the letter agreement provided to Purchaser on the date hereof, (which information in such letter agreement shall be updated as of the Closing Date), subject to the following conditions: (a) if on medical or disability leave, such individual is released by his or her physician to return to active employment and (b) such individual actually reports for active employment with the Purchaser or one of its Affiliates promptly following such medical release or expiration of approved leave; provided, however, that the Purchaser and its Affiliates shall not be required to offer employment under this provision to any Inactive Employee after the later of (i) six months after the Closing Date and (ii) the expiration of any period under applicable Law, including the Uniformed Services and Reemployment Rights Act. The Seller shall retain liability and responsibility for any Excluded Employee and Inactive Employee until such employee becomes an employee of the Purchaser or one of its Affiliates or, if earlier, until such employee's employment with the Seller or its Affiliate terminates. The Purchaser shall assume all liabilities and responsibilities for each Inactive Employee accruing on and after the date such Inactive Employee becomes an employee of the Purchaser or one of its Affiliates.


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         .2 Transferred Employees; Terms and Condition of Employment. (a)
Effective as of the Closing, (i) each Purchased Entity shall continue the employment of its employees (where employment continues by operation of Law) (other than any Excluded Employees and Inactive Employees) or, where employment does not continue by operation of law, (ii) the Purchaser or one of its Affiliates shall offer employment to each Company Employee, other than Excluded Employees and Inactive Employees. For purposes of this Agreement, the term "Company Employee" shall include each person employed by Seller, TCHL, the ISF Division of TLI and each of the Purchased Entities as of the Closing Date, all as set forth in the letter agreement provided to Purchaser on the date hereof, which information in such letter agreement shall be updated as of the Closing Date for new hires and terminations in the ordinary course of business, consistent with its past practices, collectively "Company Employees." Company Employees who continue or accept employment pursuant to this Section 7.02 (a) shall be referred to as "Transferred Employees".

         (b) For a period of 12 months following the Closing, the Purchaser or one of its Affiliates shall provide the Transferred Employees (as long as they continue to be employed by Purchaser or its Affiliates) with (i) the same or better level of base salary or wages and the same incentive bonus opportunity as provided to such employee immediately prior to the Closing, (ii) a position with substantially equivalent job duties in the same geographic location as currently held by such employee immediately prior to the Closing, (iii) separation pay benefits and terms that are the same as those provided in the TSRP Plans, or under Section 5.03, "Benefit Upon Sale of Assets" under the separation pay plans, as appropriate, copies of which were provided to Purchaser on the date hereof pursuant to the letter agreement (contingent upon executing a general employment release) or, at the election of the employee, separation pay benefits as provided under the applicable plan of Purchaser or its Affiliates, and (iv) employee benefit plans, benefit arrangements and programs that are no less favorable in the aggregate than those in effect for such employees immediately prior to the Closing Date and (v) any other benefits expressly required to be provided by Purchaser and its Affiliates pursuant to this ARTICLE VII. Purchaser and its Affiliates shall be responsible for any legally mandated continuation of health care coverage for Transferred Employees and/or their dependents who have a loss of health care coverage due to a "qualifying event" (under COBRA) following the Closing Date, and Seller or its Affiliates shall be responsible for any legally mandated continuation of health care coverage for Company Employees and/or their dependents who have a loss of health care coverage due to a "qualifying event" (under COBRA) on or prior to the Closing Date. In addition to and not in contravention of the foregoing, notwithstanding anything contained herein to the contrary, Purchaser and its Affiliates shall comply with applicable Law in respect of making offers of employment to and the hiring of Company Employees, the provision of benefits to Transferred Employees and the crediting of service to Transferred Employees..

         .3 Service Recognition. The Purchaser shall recognize and credit each Transferred Employee's full and partial years of service with any Selling Entity or any of their affiliates (as recognized under any Selling Entity's service crediting rules as in effect on the Closing Date) prior to the date the such employee becomes a Transferred


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Employee for purposes of any waiting period, vesting, eligibility, participation or coverage requirement and benefit entitlement (but excluding benefit accruals) under any employee benefit plan and other fringe benefit (including vacation, severance and service awards) maintained by Purchaser or its Affiliates ("Purchaser Benefit Plan") in which such employee participates and which is made available to such employees following the Closing Date by Purchaser or its Affiliates; provided, however, that with respect to any Purchaser Benefit Plan that is a defined benefit pension plan in which such Transferred Employee participates following the Closing Date, such service credit shall equal the amount of vesting service credited in full years to the Transferred Employee under the AEGON USA, Inc. Pension Plan as of the date such employee becomes a Transferred Employee. In addition, the Purchaser shall waive any pre-existing condition exclusions, evidence of insurability provisions, waiting period requirements or any similar provision under any of the Purchaser Benefit Plans that are welfare plans (as defined in Section 3(1) of ERISA), provided that for elective benefits the Transferred Employee elects to enroll in the plan on or before 31 days from the date such employee first becomes eligible to participate in the plan. Further, Transferred Employees shall be eligible to receive credit under the Purchaser Benefit Plans for the 2003 calendar year towards any applicable deductibles and annual out-of-pocket limits for expenses incurred under the corresponding Selling Entity's medical plan during the 2003 calendar year but prior to the Closing Date. Purchaser shall credit each Transferred Employee with unused AEGON "Wellness Days" for U.S. employees, vacation, personal, holiday and sickness days for employees outside of the U.S., accrued in accordance with the vacation and personnel policies applicable to any such Transferred Employee prior to the Closing, provided such amounts are properly reflected on the Adjusted Cut Off Date Pricing Schedule (other than with respect to U.S. and foreign employees, the AEGON "Wellness Days" and personal, holiday and sickness days). With respect to vacation, severance, service awards and other such benefits provided by Purchaser or its Affiliates, the seniority or period of service of each Transferred Employee shall include periods of service with any Selling Entity (and their predecessor entities.)

         .4 Vesting of Benefits Under the Seller's Pension and Savings Plans. Except as may be required by applicable Law or as otherwise required by this Agreement, the Selling Entities shall cause, as of the Closing Date, all Transferred Employees: (i) to cease to be active participants in all Company Benefit Plans which are Employee Benefit Plans and (ii) to be fully vested in their accrued benefits under the AEGON USA, Inc. Pension Plan, AEGON USA, Inc. Profit Sharing Plan, AEGON USA, Inc. Executive Profit Sharing Plan and AEGON USA, Inc. Excess Restoration Plan (collectively, the "AEGON Pension Plans"). Effective as of the Closing Date, in accordance with the provisions of section 401(k)(2) of the Code, the Selling Entities shall cause Transferred Employees to be treated as having severance from employment for purposes of the AEGON USA, Inc. Profit Sharing Plan. Seller or its Affiliates shall make contributions to the AEGON Pension Plans on behalf of Transferred Employees without regard to the fact that such employees will not be employed by Seller or one of its Affiliates on the last day of the respective plan year, if applicable. In addition, Seller shall treat all Transferred


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Employees as terminated for purposes of any non-qualified deferred compensation plan maintained by Seller or its Affiliates.

         .5 Assumed Benefit Plans. (a) As of the Closing Date, Purchaser or its Affiliates shall assume the obligations under the Company Benefit Plans maintained by Purchased Entities or any of their Subsidiaries and which are set forth in the letter agreement provided to Purchaser on the date hereof (the "Assumed Benefit Plans"). In addition, as Purchaser or its Affiliates, as the case may be, deems necessary or advisable in furtherance of its obligations under this Agreement, they shall (i) establish new employee benefit plans, (ii) cover the Transferred Employees under their existing employee benefit plans and/or Assumed Benefit Plans or (iii) any combination of the above. Seller and its Affiliates agree to cooperate in good faith and do all things reasonably necessary to assist Purchaser and its Affiliates in this regard.

         (b) U.K. Pension Scheme. The Purchaser shall ensure that the U.K. Subsidiary uses its reasonable best endeavors to procure that the pension plan maintained for its employees accepts transfer payments from the Transamerica U.K. Subsidiaries Pension & Life Assurance Scheme in accordance with the provisions of that plan in respect of each Transferred Employee who exercises his statutory right to a transfer payment from the Transamerica U.K. Subsidiaries Pension & Life Assurance Scheme.

         (c) Assumed Benefit Plans. Where permitted under local Law, Seller or its Affiliates shall cause to be transferred to Purchaser or its Affiliate, or the relevant employee benefit plan of Purchaser or its Affiliate, such cash, insurance contracts and other assets held or maintained by the Seller or its Affiliate with respect to each Assumed Benefit Plan (other than those described in Sections 7.05(b)) as of the date of transfer in such amount as the Seller and the Purchaser shall mutually agree. Such transfer shall be made as soon as practical following the Closing Date.

         .6 Assumed Benefit Arrangements. As of the Closing Date, Purchaser or its Affiliates shall assume the obligations under the Company Benefit Arrangements maintained by Purchased Entities or any of their Subsidiaries or which it has specifically agreed to assume and that are set forth in the letter agreement provided to Purchaser on the date hereof (the "Assumed Benefit Arrangements"). Seller shall reimburse Purchaser for any amounts due following the Closing Date under the Assumed Benefit Arrangements which relate to periods on or prior to the Closing Date to the extent such amounts are not reflected on the Adjusted Cut Off Date Pricing Schedule.

         .7 Intentionally Omitted.

         .8 [Intentionally Omitted.]

         .9 DAP ROE; Bonus Payments. Seller and its Affiliates (other than the Purchased Entities) shall be solely liable and responsible for (i) all amounts and benefits due under the Transamerica Finance Corporation 2002 - 2004 DAP ROE Bonus Plan and (ii) all amounts and benefits due under as a result of this transaction under any of Seller or


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


its Affiliates' annual bonus plans, and Purchaser and its Affiliates (including the Purchased Entities) shall have no liability to any Company Employee or any other individual thereunder.

         .10 WARN. From and after the date hereof, the Selling Entities and Purchased Entities shall not terminate the employment of any Company Employees (other than a discharge for misconduct or poor performance) without the consent of the Purchaser, which consent shall not be unreasonably withheld. Purchaser and its Affiliates shall be responsible for providing any notice required pursuant to WARN, any successor federal law, and any other applicable plant closing notification laws, including state law, foreign laws or contractual requirements, with respect to a layoff or plant closing relating to the Purchased Entities that occurs as a result of or after the Closing, and Purchaser and its Affiliates shall be solely liable for all Losses with respect to the failure to provide any such notice in a timely manner.

         .11 Employee Communications. Any communication proposed to be delivered prior to the Closing by Purchaser and its Affiliates to the Company Employees or Excluded Employees regarding matters contained in or relating to the transactions contemplated under this Agreement, or otherwise respecting any changes or potential changes in employee benefit plans, practices, or procedures or employment that may or will occur in connection with the transactions contemplated by this Agreement, shall be subject to prior approval of Seller, which approval shall not be unreasonably withheld.

         .12 Flexible Benefits Plan. Effective as of the Closing Date, the Selling Entities shall transfer, or cause to be transferred, to the Purchaser an amount, in cash, representing each Transferred Employee's 2003 contributions to Seller's or its Affiliate's health care spending account plan and the dependent care spending account plan (the "Seller Flexible Benefits Plan"), net of reimbursements (but not less than zero). The Purchaser shall cause such amounts to be credited to each Transferred Employee's accounts under the Purchaser's corresponding health care and dependent care spending account plans (the "Purchaser Flexible Benefits Plan") in which such Transferred Employees participate following the Closing Date, and all claims for reimbursement which have not been paid as of the date of the transfer to the Purchaser Flexible Benefits Plan shall be paid pursuant to and under the terms of the Purchaser Flexible Benefits Plan. In connection with such transfer, Purchaser shall deem that the Transferred Employees' deferral elections made under the Seller Flexible Benefits Plan for the 2003 calendar year shall continue in effect under the Purchaser Flexible Benefits Plan for the remainder of the 2003 calendar year following the Closing Date.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         .1 Conditions to Obligations of the Selling Entities. The obligation of the Selling Entities to consummate the Acquisition shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:


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         (a) Representations, Warranties and Covenants. Unless waived in accordance with this Agreement, (i) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which representations and warranties shall be true and correct as of such date), (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and (iii) the Seller shall have received a certificate from the Purchaser certifying as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized representative thereof;

         (b) Authorizations. All Regulatory Approvals shall have been obtained;

         (c) No Governmental Order or Action. No court shall have issued or entered any Governmental Order that is then in effect and that has the effect of making the Acquisition illegal or otherwise prohibiting its consummation. No Action shall have been instituted by a Governmental Authority and, at what would otherwise have been the Closing Date, remain pending before a Governmental Authority to restrain or prohibit or otherwise challenge the performance of the obligations of the parties hereto, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the Acquisition would constitute a violation of Law and that it intends to commence proceedings to restrain the consummation of the Acquisition, to force divestiture if the same is consummated or to materially modify the terms or results of the Acquisition unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action prior to what would otherwise have been the Closing Date;

         (d) Consent Solicitations; Consents. The Consent Solicitations shall have been completed and the requisite Consents shall have been obtained;

         (e) Closing Deliveries. The Purchaser shall have delivered to the Seller each of the items required to be delivered by it at or prior to Closing pursuant to Section 2.05; and

         (f) Related Agreements. The Purchaser shall have executed and delivered to the Seller each of the Related Agreements to which it or one or more of its Affiliates are a party.

         (g) The payment by the Purchaser of the U.S. Payment Amount pursuant to
Section 5.08(a)(i), and evidence thereof shall have been delivered to Parent;
and

         (h) The payment by the Purchaser of the Canadian Payment Amount pursuant to Section 5.08(b), and evidence thereof shall have been delivered to Parent.


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


         .2 Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the Acquisition shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) Representations, Warranties and Covenants. Unless waived in accordance with this Agreement, (i) the representations and warranties of the Selling Entities contained in this Agreement shall have been true and correct when made and such representations and warranties shall be true and correct as of the Closing (without giving any effect to any qualifications or limitation as to materiality or Material Adverse Effect contained therein) with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date which representations and warranties shall be true and correct (without giving any effect to any qualifications or limitation as to materiality or Material Adverse Effect contained therein) as of such other date) except where the failure to be so true and correct would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (ii) the covenants and agreements contained in this Agreement to be complied with by any Selling Entity on or before the Closing shall have been complied with in all material respects, and (iii) the Purchaser shall have received a certificate from the Parent and the Seller certifying as to the matters set forth in clauses (i) and (ii) above;

         (b) Authorizations. All Regulatory Approvals shall have been obtained;

         (c) No Governmental Order or Action. No court shall have issued or entered any Governmental Order that is then in effect and that has the effect of making any of the Acquisition illegal or otherwise prohibiting its consummation. No Action shall have been instituted by a Governmental Authority and, at what would otherwise have been the Closing Date, remain pending before a Governmental Authority to restrain or prohibit or otherwise challenge the performance of the obligations of the parties hereto, nor shall any Governmental Authority have notified any party to this Agreement that the consummation of the Acquisition would constitute a violation of Law and that it intends to commence proceedings to restrain the consummation of the Acquisition, to force divestiture if the same is consummated or to materially modify the terms or results of the Acquisition unless such Governmental Authority shall have withdrawn such notice, or has otherwise indicated in writing that it will not take any action, prior to what would otherwise have been the Closing Date;

         (d) Consent Solicitations; Consents. The Consent Solicitations shall have been completed and the requisite Consents shall have been obtained;

         (e) Closing Deliveries. The Parent and the Seller shall have delivered to the Purchaser each of the items required to be delivered by them at or prior to Closing as set forth in Section 2.04;

         (f) Related Agreements. Each of the Selling Entities shall have executed and delivered to the Purchaser each of the Related Agreements to which it or its Affiliate is a party;


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


         (g) Tax Certificates. The Selling Entities shall have each provided the Purchaser with (i) an affidavit of non-foreign status that complies with Section 1445 of the Code or (ii) a properly executed and acknowledged certification which states that shares of Capital Stock which the relevant Selling Entity is selling pursuant to this Agreement do not constitute "United States real property interests" within the meaning of Section 897(c) of the Code and otherwise satisfies the requirements of Treasury Regulations Section 1.1445-2(c)(3) to exempt the relevant transaction contemplated hereunder from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act; and

         (h) Document Deliveries. The Asset Sellers shall have (i) delivered to Purchaser or the applicable Acquiring Subsidiary all documents in the Legal/Credit Files of the Asset Sellers with respect to any Financing Contract which constitutes an Acquired ISF Asset, including (to the extent contained therein) (A) all documents evidencing Indebtedness (which shall include, for the avoidance of doubt, any original note, bond or other evidence of indebtedness for each Acquired ISF Asset that is a Financing Contract, duly endorsed held by the Asset Sellers), and (B) all documents necessary to enforce the Purchaser's or the applicable Acquiring Subsidiary's rights as a lessor, secured party, owner or seller with respect to any Acquired ISF Asset, (ii) delivered to Purchaser or the applicable Acquiring Subsidiary any and all escrows, deposits, security, impounds, accounts or other or additional collateral relating to each Acquired ISF Asset that is a Financing Contract; and (iii) executed, acknowledged and delivered to the Purchaser or the applicable Acquiring Subsidiary such other transfer instruments or documents (including Obligor notices in connection with any applicable foreign exchange Law requirements) as may be necessary or desirable to transfer, or evidence the transfer, of each such Financing Contract and each other Acquired ISF Asset to Purchaser or the applicable Acquiring Subsidiary, all in such form as Purchaser or the applicable Acquiring Subsidiary may reasonably request. For purposes of this Section 8.02(h) delivery shall mean providing access and control to the Purchaser.

         (i) (i) the U.S. RPA Pre-Payment shall have been made and the U.S. RPA shall have been terminated pursuant to the U.S. RPA Amendment or (ii) all of the matters contemplated by Section 5.08(a)(ii) shall have been successfully completed or performed to the reasonable satisfaction of the Purchaser, and evidence thereof shall have been delivered to the Purchaser;

         (j) the Canadian RPA Pre-Payment contemplated by Section 5.08(b) shall have been made and the Canadian RPA shall have been terminated pursuant to the Canadian RPA Amendment, and evidence thereof shall have been delivered to the Purchaser; and

         (k) The Parent shall have paid in full all of the then outstanding payment obligations under that certain Amended and Restated Receivables Purchase Agreement relating to the equipment loan/lease program of Transamerica Equipment Finance Corporation and other parties (with such payment to occur at or prior to the Closing) (the


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


"TEFS RPA") and shall have terminated the TEFS RPA, and evidence thereof shall have been delivered to the Purchaser.

                                   ARTICLE IX

                             TERMINATION AND WAIVER

         .1 Termination. This Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing Date:

         (a) by the mutual written consent of the Seller and the Purchaser;

         (b) by either the Seller or the Purchaser upon written notice given to the other in the event of a breach or default in the performance by the other or, with respect to any notice delivered to the Seller, any of the Selling Entities, of any representation, warranty, covenant or agreement contained in this Agreement which breach or default (i) would result in a failure of a condition set forth in Section 8.02 (in the case of a breach by the Selling Entities) or Section 8.01 (in the case of a breach by the Purchaser) to be satisfied and (ii) has not been, or cannot be, cured within 60 days of written notice of such breach or default which is given by the terminating party to the breaching or defaulting party;

         (c) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or shall have taken any Action restraining, enjoining or otherwise prohibiting the Acquisition, and such order, decree, ruling or other Action shall have become final and nonappealable; provided, however, that if such order, decree, ruling or Action shall relate solely to the acquisition of TCFC Canada, its Subsidiaries and any other business, assets, operations and activities that are located in Canada, neither the Purchaser nor the Sellers may terminate this Agreement pursuant to this Section 9.01(c) in respect of such order, decree, ruling or Action; or

         (d) by either the Seller or the Purchaser upon written notice delivered to the other if the Closing shall not have occurred by the Termination Date that is six months after the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 9.01 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in or the failure of the Closing to occur on or prior to such date; provided, further, that if all of the conditions precedent to the consummation of the Acquisition have been satisfied or waived other than those Regulatory Approvals relating to the acquisition of TCFC Canada, its Subsidiaries any other business, assets, operations and activities that are located in Canada, and neither the Purchaser nor the Sellers shall have exercised its option under Section 2.09(b), the Seller may extend such date by up to an additional 30 days by delivery of a notice to the Purchaser pursuant to the terms hereof.


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


         .2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement, other than Section 9.02, shall forthwith become void and have no further force and effect and there shall be no duties, liabilities or obligations of any kind or nature whatsoever on the part of any party hereto except that (a) the representations and warranties contained in Section 3.25 and Section 4.07, respectively, and the covenants in Section
5.16 and Section 10.01, respectively, shall survive any such termination of this Agreement and (b) any such termination of this Agreement shall not relieve any party hereto from any liability arising out of any knowing, willful or intentional breach of this Agreement prior to such termination.

         .3 Waiver. The parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. No waiver by any party of any term or condition or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term or condition, or of any other provision, term, covenant, representation or warranty set forth in this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE X

                               GENERAL PROVISIONS

         .1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         .2 [INTENTIONALLY OMITTED].

         .3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made by delivery in person, by express courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03):


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


if to any Selling Entity:

                  TRANSAMERICA FINANCE CORPORATION
                  4333 Edgewood Road NE
                  Cedar Rapids, IA 52499
                  Attention:        Craig Vermie, Esq.
                  Telecopy:         (319) 369-2218

                  with a copy to:

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, New York 10019
                  Attention:        Stephen G. Rooney, Esq.
                  Telecopy:         (212) 424-8500

if to the Purchaser:

                  GENERAL ELECTRIC CAPITAL CORPORATION
                  260 Long Ridge Road
                  Stamford, Connecticut 06927
                  Attention:        Mark H. S. Cohen
                  Telecopy:         (203) 357-3948

                  with a copy to:

                  GENERAL ELECTRIC CAPITAL CORPORATION
                  260 Long Ridge Road
                  Stamford, Connecticut 06927
                  Attention:        J. Keith Morgan, Esq.
                  Telecopy:         (203) 602-9305

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention:        Thomas A. Roberts, Esq.
                  Telecopy:         212-310-8007

         (a) Any notice or other communication, if addressed and sent, mailed or delivered as provided above, shall be deemed given or received three (3) days after the date of mailing as indicated on the certified or registered mail receipt, or on the next Business Day if mailed by express courier service, or on the date of delivery or transmission if delivered in person or sent by telecopy (except that a notice of change of address shall not be deemed to have been given until received by the addressees). Failure or delay in delivering any notice, demand, request, consent, approval, declaration or other


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


communication to any Person designated to receive a copy thereof shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         .4 Public Announcements. Prior to the Closing Date, the Selling Entities and the Purchaser will, prior to any issuance of any description of the transactions contemplated by this Agreement in any press release or other public statements, use reasonable efforts to consult with each other and provide each other with the opportunity to review and comment upon any such description, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, regulation, court order or by obligations pursuant to any listing agreement with any national securities exchange. The Selling Entities and the Purchaser shall use reasonable efforts to agree on the description of the transactions contemplated by this Agreement contained in the initial press releases to be issued by the parties with respect to their execution and delivery of this Agreement.

         .5 Table of Contents and Headings. The table of contents and the headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         .6 Severability. If any provision of this Agreement is held by any court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         .7 Entire Agreement. This Agreement, the Related Agreements and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between or among any Selling Entity and the Purchaser with respect to the subject matter hereof and thereof.

         .8 Assignment. This Agreement may not be assigned, except by operation of law; provided, however, that the Purchaser may assign its rights hereunder to one or more of its Affiliates (which assignment shall, in no event, relieve the Purchaser of any of its duties or obligations hereunder). Notwithstanding the foregoing, no assignment otherwise permitted hereunder shall, without the written consent of the Seller, relieve the Purchaser from any of its liabilities under this Agreement.

         .9 No Third Party Beneficiaries. This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto any rights or remedies hereunder except that the parties hereto agree and acknowledge that the agreements and covenants contained in Article V are, subject to Article VIII and Article IX, intended for the benefit of each Purchaser Indemnitee and each Seller Indemnitee


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


referred to therein (each such Person, a "Third Party Beneficiary"), and that, subject to Article VIII and Article IX, each Purchaser Indemnitee and each Seller Indemnitee, although not a party to this Agreement, shall be and hereby is constituted a direct and irrevocable third-party beneficiary of the agreements and covenants contained in Article V and shall have the right to enforce such agreements and covenants against the applicable party thereto in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto. Notwithstanding the foregoing, this Agreement (including
Article V) may be amended or waived by the Purchaser or any Selling Entity at any time and from time to time in accordance with Section 8.03 and Section 9.10 and any such amendment or waiver shall be fully effective with respect to the rights of the Third Party Beneficiaries under Article V.

         .10 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each of the Selling Entities and the Purchaser or (b) by a waiver that complies with Section 8.03.

         .11 Binding Effect. This Agreement and the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         .12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

         .13 Conveyancing Documents. No provision contained in any conveyancing document delivered pursuant to this Agreement shall affect in any manner whatsoever any of the indemnification provisions contained herein.

         .14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought and determined in any New York state or federal court sitting in the City of New York. The parties hereto unconditionally and irrevocably agree and consent to the non-exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of New York and the courts of the State of New York located in the County of New York, State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions


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


contemplated hereby. Each party agrees that service of process on such party as provided in Section 9.03 shall be deemed effective service of process on such party.

         .15 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, Aegon, the Parent, the Seller, TCHL, TLI, BWAC 21,
TGI, the other Asset Sellers and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective duly authorized representatives.


SELLING ENTITIES:

TRANSAMERICA COMMERCIAL                      TRANSAMERICA FINANCE
FINANCE CORPORATION, I                       CORPORATION

By: /s/ Ross Perrelli                        By: /s/ Ross Perrelli
   ---------------------------------            --------------------------------
    Name:  Ross Perrelli                         Name:  Ross Perrelli
    Title:  Executive Vice President             Title: Executive Vice President
    and Chief Financial Officer                  and Chief Financial Officer

TRANSAMERICA LEASING INC.                    TRANSAMERICA COMMERCIAL
                                             HOLDINGS LIMITED

By: /s/ John J. Mohr                         By: /s/ R.S. Barber
   ---------------------------------            --------------------------------
    Name:  John J. Mohr                          Name:  R.S. Barber
    Title:  Sr. VP. Tax                          Title:  Director

BWAC TWENTY-ONE, INC.                        TRANSAMERICA GMBH, INC.

By: /s/ Ross Perrelli                        By: /s/ Ross Perrelli
   ---------------------------------            --------------------------------
    Name:  Ross Perrelli                         Name:  Ross Perrelli
    Title:  Executive Vice President             Title: Executive Vice President
    and Chief Financial Officer                  and Chief Financial Officer


PURCHASER:                                   AEGON:

GENERAL ELECTRIC CAPITAL CORPORATION         AEGON U.S. CORPORATION
By: /s/ Mark H.S. Cohen                      By: /s/ Patrick S. Baird
   ---------------------------------            --------------------------------
Name:  Mark H.S. Cohen                       Name:  Patrick S. Baird
Title: Vice President                        Title: President and Chief
                                             Executive Officer


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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